EXHIBIT 10 (d)

Amended and Restated

Capitol Bancorp Ltd.

Employee Stock Ownership Plan

Effective january 1, 2008

Table of Contents

Article 1 [- 1 -]
Definitions [- 1 -]
1.1           Administrator [- 1 -]
1.2           Adopting Employer [- 1 -]
1.3           Affiliated Employer [- 1 -]
1.4           Age [- 1 -]
1.5           Allocation Period [- 1 -]
1.6           Anniversary Date [- 1 -]
1.7           Annual Additions [- 1 -]
1.8           Annuity Starting Date [- 2 -]
1.9           Beneficiary [- 2 -]
1.10         Benefiting Participant [- 2 -]
1.11         Break in Service [- 2 -]
1.12         Code [- 2 -]
1.13         Code §401(a)(17) Compensation Limit [- 2 -]
1.14         Code §414(s) Compensation [- 3 -]
1.15         Code §415(c)(3) Compensation [- 3 -]
1.16         Code §3401 Compensation [- 3 -]
1.17         Committee [- 3 -]
1.18         Company Stock [- 3 -]
1.19         Company Stock Account [- 4 -]
1.20         Compensation [- 4 -]
1.21         Compensation Determination Period [- 4 -]
1.22         Current Obligations [- 4 -]
1.23         Deemed Code §125 Compensation [- 4 -]
1.24         Determination Date [- 4 -]
1.25         Disability [- 4 -]
1.26         Distribution Calendar Year [- 5 -]
1.27         Early Retirement Age [- 5 -]
1.28         Eligible Employee [- 5 -]
1.29         Employee [- 5 -]
1.30         Employer [- 5 -]
1.31         Exempt Loan [- 5 -]
1.32         Fiscal Year [- 5 -]
1.33         Forfeiture [- 5 -]
1.34         Form W-2 Compensation [- 6 -]
1.35         HCE [- 6 -]
1.36         Highly Compensated Employee [- 6 -]
1.37         Hour of Service [- 6 -]
1.38         Immediately Distributable [- 7 -]
1.39         Key Employee [- 7 -]
1.40         Leased Employee [- 7 -]
1.41         Life Expectancy [- 7 -]
1.42         Limitation Year [- 7 -]
1.43         Maternity or Paternity Leave [- 8 -]
1.44         Named Fiduciary [- 8 -]
1.45         NHCE [- 8 -]
1.46         Non-Highly Compensated Employee [- 8 -]
1.47         Non-Key Employee [- 8 -]
1.48         Normal Retirement Age [- 8 -]
1.49         Normal Retirement Date [- 8 -]
1.50         Other Investments Account [- 8 -]
1.51         Otherwise Excludible Participant [- 8 -]
1.52         Participant [- 8 -]
1.53         Participant's Account [- 8 -]
1.54         Participant's Account Balance [- 8 -]
1.55         Permissive Aggregation Group [- 9 -]
1.56         Plan [- 9 -]
1.57         Plan Year [- 9 -]

1.58         Policy [- 9 -]
1.59         Qualified Domestic Relations Orders [- 9 -]
1.60         Required Aggregation Group [- 9 -]
1.61         Required Beginning Date [- 9 -]
1.62         Regulation [- 9 -]
1.63         Rollover Account [- 9 -]
1.64         Rollover Contribution (or Rollover) [- 9 -]
1.65         Safe Harbor Code §415 Compensation [- 9 -]
1.66         Sponsoring Employer [- 10 -]
1.67         Spouse [- 10 -]
1.68         Statutory Code §415 Compensation [- 10 -]
1.69         Terminated Participant [- 11 -]
1.70         Top Heavy [- 11 -]
1.71         Top Heavy Minimum Allocation [- 11 -]
1.72         Top Heavy Ratio [- 11 -]
1.73         Transfer Contribution [- 13 -]
1.74         Transfer Contribution Account [- 13 -]
1.75         Trustee [- 13 -]
1.76         Trust (or Trust Fund) [- 13 -]
1.77         Unallocated Company Stock Account [- 13 -]
1.78         Valuation Calendar Year [- 13 -]
1.79         Valuation Date [- 13 -]
1.80         Vested Aggregate Account [- 13 -]
1.81         Vested, Vested Interest or Vesting [- 13 -]
1.82         Voluntary Employee Contribution [- 13 -]
1.83         Voluntary Employee Contribution Account [- 13 -]
1.84         Year of Service [- 14 -]

Article 2 [- 17 -]
Plan Participation [- 17 -]
2.1           Eligibility and Entry Date Requirements [- 17 -]
2.2           Waiver of Participation [- 17 -]
2.3           Reemployment After Termination [- 18 -]

Article 3 [- 19 -]
Contributions and Allocations [- 19 -]
3.1           Employer Contributions [- 19 -]
3.2           Company Stock Account [- 20 -]
3.3           Earnings and Losses [- 22 -]
3.4           Forfeitures and Their Usage [- 22 -]
3.5           Top Heavy Minimum Allocation [- 22 -]
3.6           Failsafe Allocation [- 23 -]
3.7           Rollover Contributions [- 24 -]
3.8           Voluntary Employee Contributions [- 24 -]

Article 4 [- 25 -]
Plan Benefits [- 25 -]
4.1           Benefit Upon Normal (or Early) Retirement [- 25 -]
4.2           Benefit Upon Late Retirement [- 25 -]
4.3           Benefit Upon Death [- 25 -]
4.4           Benefit Upon Disability [- 25 -]
4.5           Benefit Upon Termination of Employment [- 25 -]
4.6           Determination of Vested Interest [- 25 -]

Article 5 [- 27 -]
Distribution of Benefits [- 27 -]
5.1           Distribution of Benefit Upon Retirement [- 27 -]
5.2           Distribution of Benefit Upon Death [- 27 -]
5.3           Distribution of Benefit Upon Disability [- 28 -]
5.4           Distribution of Benefit Upon Termination of Employment [- 29 -]
5.5           Mandatory Cash-Out of Benefits [- 29 -]
5.6           Restrictions on Immediate Distributions [- 30 -]
5.7           Accounts of Rehired Participants [- 31 -]
5.8           Spousal Consent Requirements [- 33 -]

5.9           Required Minimum Distributions [- 33 -]
5.10         Statutory Commencement of Benefits [- 36 -]
5.11         Post-Termination Earnings [- 36 -]
5.12         Distribution in the Event of Legal Incapacity [- 36 -]
5.13         Missing Payees and Unclaimed Benefits [- 36 -]
5.14         Direct Rollovers [- 37 -]
5.15         Distributions of Stock [- 38 -]
5.16         Cash Dividends on Company Stock [- 38 -]
5.17         Non-Terminable Rights and Protections [- 38 -]
5.18         Required Cash Distribution for Certain Banks [- 38 -]
5.19         Financial Hardship Distributions [- 38 -]
5.20         Pre-Retirement Distributions [- 39 -]
5.21         Distribution of Rollover Contributions [- 39 -]
5.22         Distribution of Voluntary Employee Contributions [- 40 -]
5.23         Distribution of Transfer Contributions [- 40 -]

Article 6 [- 41 -]
Code § 415 Limitations [ - 41 -]
6.1           Maximum Annual Additions [- 41 -]
6.2           Adjustments to Maximum Annual Addition [- 41 -]
6.3           Multiple Plans and Multiple Employers [- 42 -]
6.4           Adjustment for Excessive Annual Additions [- 42 -]

Article 7 [- 43 -]
Loans, Insurance and Directed Investments [- 43 -]
7.1           Loans to Participants [- 43 -]
7.2           Insurance on Participants [- 43 -]
7.3           Key Man Insurance [- 43 -]

Article 8 [- 44 -]
Duties of the Administrator [- 44 -]
8.1           Appointment, Resignation, Removal and Succession [- 44 -]
8.2           General Powers and Duties [- 44 -]
8.3           Functions of Committee [- 44 -]
8.4           Multiple Administrators [- 44 -]
8.5           Correcting Administrative Errors [- 44 -]
8.6           Promulgating Notices and Procedures [- 44 -]
8.7           Employment of Agents and Counsel [- 45 -]
8.8           Compensation and Expenses [- 45 -]
8.9           Claims Procedures [- 45 -]
8.10         Qualified Domestic Relations Orders [- 45 -]
8.11         Appointment of Investment Manager [- 45 -]

Article 9 [- 46 -]
Trustee Provisions [- 46 -]
9.1           Appointment, Resignation, Removal and Succession [- 46 -]
9.2           Investment Alternatives of the Trustee [- 46 -]
9.3           Valuation of the Trust [- 48 -]
9.4           Compensation and Expenses [- 48 -]
9.5           Payments From the Trust Fund [- 48 -]
9.6           Payment of Taxes [- 48 -]
9.7           Accounts, Records and Reports [- 48 -]
9.8           Employment of Agents and Counsel [- 48 -]
9.9           Division of Duties and Indemnification [- 49 -]
9.10         Investment Manager [- 50 -]
9.11         Exclusive Benefit Rule [- 50 -]
9.12         Voting Company Stock [- 50 -]
9.13         Application of Cash [- 50 -]
9.14         Restrictions on Company Stock Transactions [- 50 -]
9.15         Exempt Loans [- 50 -]
9.16         Diversification Rights of Qualified Participants [- 51 -]
9.17         Superseding Trust or Custodial Agreement [- 52 -]

Article 10 [- 53 -]
Adopting Employer Provisions [- 53 -]
10.1         Plan Contributions [- 53 -]
10.2         Plan Amendments [- 53 -]
10.3         Plan Expenses [- 53 -]
10.4         Employee Transfers [- 53 -]
10.5         Multiple Employer Provisions Under Code §413(c) [- 53 -]
10.6         Termination of Adoption [- 53 -]
10.7         Payment of Benefits Upon Termination of Adoption [- 54 -]

Article 11 [- 55 -]
Amendment, Termination, Merger and Transfers [- 55 -]
11.1         Plan Amendment [- 55 -]
11.2         Termination By Sponsoring Employer [- 56 -]
11.3         Merger or Consolidation [- 56 -]

Article 12 [- 57 -]
Miscellaneous Provisions [- 57 -]
12.1         No Contract of Employment [- 57 -]
12.2         Title to Assets [- 57 -]
12.3         Qualified Military Service [- 57 -]
12.4         Fiduciaries and Bonding [- 57 -]
12.5         Severability of Provisions [- 57 -]
12.6         Interpretation of the Plan [- 57 -]
12.7         Legal Action [- 58 -]
12.8         Qualified Plan Status [- 58 -]
12.9         Mailing of Notices to Administrator, Employer or Trustee [- 58 -]
12.10       Participant Notices and Waivers of Notices [- 58 -]
12.11       No Duplication of Benefits [- 58 -]
12.12       Evidence Furnished Conclusive [- 58 -]
12.13       Release of Claims [- 58 -]
12.14       Multiple Copies of Plan And/or Trust [- 58 -]
12.15       Limitation of Liability and Indemnification [- 58 -]
12.16       Written Elections and Forms [- 59 -]
12.17       Assignment and Alienation of Benefits [- 59 -]
12.18       Exclusive Benefit Rule [- 59 -]
12.19       Dual and Multiple Trusts [- 59 -]

Capitol Bancorp Ltd.
Employee Stock Ownership Plan

This Agreement is made and entered into as of the 1st day of January, 2008, between Capitol Bancorp Ltd. (hereafter the "Sponsoring Employer") and Cristin K. Reid, David O'Leary and Bruce A. Thomas (hereafter collectively  the "Trustee").

Introduction

The Sponsoring Employer previously established an employee stock ownership plan (hereafter the "Plan") designed to invest primarily in employer securities as provided in Code §4975(e)(7), effective January 1, 1988, which the Sponsoring Employer wishes to amend. Therefore, effective January 1, 2008 (except for those specific provisions that have an earlier effective date), the Sponsoring Employer hereby amends and restates the Plan to comply with the requirements of the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code of 1986, as amended by subsequent legislation, including the Economic Growth and Tax Relief Act of 2001 and the Job Creation and Workers Assistance Act of 2002, and certain law changes under the Pension Protection Act of 2006, and to comply with all applicable rulings and Regulations thereunder.

        Article 1
Definitions

1.1	Administrator.
The term "Administrator" means the Sponsoring Employer unless another Administrator is appointed under Section 8.1.

1.2	Adopting Employer.
The term "Adopting Employer" means any entity which adopts this Plan with the consent of the Sponsoring Employer. In addition to all the other terms and conditions set forth in the Plan, an Adopting Employer will also be subject to the terms and conditions set forth in Article 10. An Affiliated Employer is not considered an Adopting Employer unless it has specifically adopted the Plan. The method of crediting Years of Service for purposes of eligibility and vesting of employees of Adopting Employers shall be determined by resolution of the Board of Directors of Capitol Bancorp Ltd. at the time of approval of the Adopting Employer’s adoption of the Plan.  Such method of crediting Years of Service shall be recorded in the administrative procedures of the Plan. A list of the Adopting Employers is attached hereto as Appendix A.

1.3	Affiliated Employer.
The term "Affiliated Employer" means any of the following: (1) a controlled group of corporations as defined in Code §414(b); (2) a trade or business (whether or not incorporated) under common control as described in Code §414(c); (3) any organization (whether or not incorporated) which is a member of an affiliated service group as described in Code §414(m); and (4) any other entity required to be aggregated as described in Code §414(o). Any Periods of Service or Years of Service with an Affiliated Employer will only be taken into account as otherwise provided under the Plan.

1.4	Age.
    The term "Age" means a Participant's actual attained age unless other specified under the terms of the Plan.

1.5	Allocation Period.
The term "Allocation Period" means a period of 12 consecutive months or less for which (a) an Employer contribution is made and allocated under the terms of the Plan; (b) Forfeitures are allocated under the terms of the Plan; or (c) earnings and losses are allocated under the terms of the Plan.

1.6	Anniversary Date.
    The term "Anniversary Date" means December 31st of each Plan Year.

1.7	Annual Additions.
The term "Annual Additions" means the sum of the following amounts credited to a on a Participant's behalf for any Limitation Year: (a) Employer contributions; (b) Forfeitures; (c) amounts allocated to an individual medical account, as defined in Code §415(l)(2), which is part of a pension or annuity plan maintained by the Employer; and (d) amounts derived from contributions paid or accrued that are attributable to post-retirement medical benefits, allocated to the separate account of a Key Employee, as defined in Code §419A(d)(3), under a welfare fund, as defined in Code §419(e), maintained by the Employer. A Participant's Annual Additions do not include a Participant's Rollover Contributions, loan repayments, repayments of prior Plan distributions, direct transfers of contributions from another plan to this Plan, deductible contributions to a simplified employee pension plan, or voluntary deductible contributions.

1.8	Annuity Starting Date.
The term "Annuity Starting Date" means the first day of the first period for which a benefit is paid as an annuity, or in the case of a benefit not payable as an annuity, the first day all events have occurred which entitle the Participant to the benefit. The first day of the first period for which a benefit is payable because of Disability will be treated as the Annuity Starting Date only if it is not an auxiliary benefit.

1.9	Beneficiary.
The term "Beneficiary" means the recipient designated by a Participant to receive the benefit payable upon the Participant's death, or the recipient designated by a Beneficiary to receive any benefit payable in the event of the Beneficiary's death prior to receiving the entire death benefit to which the Beneficiary is entitled. All Beneficiary designations will be made subject to the following provisions:

(a)
Beneficiary Designations By a Participant. Subject to the provisions of Section 5.8 regarding the rights of a Participant's Spouse, each Participant may designate a Beneficiary in writing with the Administrator. If a Participant designates his or her Spouse and the Participant and his or her Spouse are legally divorced subsequent to the date of the designation, then the designation of such Spouse as a Beneficiary hereunder will be deemed null and void unless the Participant, subsequent to the legal divorce, reaffirms the designation in writing. In the absence of any other designation, the Participant will be deemed to have designated the following Beneficiaries in the following order, provided however, that with respect to clauses (1) and (2) following, such Beneficiaries are then living: (1) the Participant's Spouse, (2) the Participant's issue per stirpes; and (3) the Participant's estate.

(b)
Beneficiary Designations By a Beneficiary. In the absence of a Beneficiary designation or other directive from a Participant to the contrary, any Beneficiary may name his or her own Beneficiary in accordance with Section 5.2(d) to receive any benefits payable in the event of the Beneficiary's death prior to the receipt of all the Participant's death benefits to which the Beneficiary was entitled.

(c)
Beneficiaries Considered Contingent Until the Death of the Participant. Notwithstanding any provision in this Section to the contrary, any Beneficiary named hereunder will be considered a contingent Beneficiary until the death of the Participant (or Beneficiary, as the case may be), and until such time will have no rights granted to Beneficiaries under the Plan.

1.10	Benefiting Participant.
The term "Benefiting Participant" means a Participant who is eligible to receive an allocation of Employer contributions or Forfeitures as of the last day of an Allocation Period. The requirements to be a Benefiting Participant are set forth in Section 3.1(c).

1.11	Break in Service.
The term "Break in Service" means a 12-month eligibility or Vesting computation period as set forth in Section 1.84 in which an Employee does not complete more than 500 Hours of Service. If any computation period is less than 12 months, the Hours of Service requirement set forth in the preceding sentence will be proportionately reduced if it is greater than one.

1.12	Code.
The term "Code" means the Internal Revenue Code of 1986, as amended, and the Regulations and rulings promulgated thereunder by the Internal Revenue Service. All citations to sections of the Code and Regulations are to such sections as they may from time to time be amended or renumbered.

1.13	Code §401(a)(17) Compensation Limit.
The term "Code §401(a)(17) Compensation Limit" means, for any Plan Year and/or Limitation Year which begins on or after January 1, 2002, the statutory limit that applies to each Participant's annual Compensation for a specific Compensation Determination Period which is taken into account under the Plan; such annual Compensation will not exceed $200,000. However, the $200,000 statutory limit on annual Compensation will be adjusted for cost-of-living increases in accordance with Code §401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the Compensation Determination Period that begins with or within such calendar year. If a Compensation Determination Period is less than 12 consecutive months, then the Code §401(a)(17) Compensation Limit will be multiplied by a fraction, the numerator of which is the number of months in the Compensation Determination Period, and the denominator of which is 12. If Compensation for any prior Compensation

Determination Period is used in determining a Participant's Plan benefits for the current Plan Year, then the annual Compensation for such prior Compensation Determination Period is subject to the applicable Code §401(a)(17) Compensation Limit as in effect for that prior Compensation Determination Period.

1.14	Code §414(s) Compensation.
The term "Code §414(s) Compensation" means for testing purposes any compensation that qualifies as a nondiscriminatory definition of compensation under Code §414(s) and the Regulations thereunder. The Administrator is not bound by any other definition of compensation in the Plan in determining Code §414(s) Compensation. The Administrator may determine on an annual basis (and within its discretion) Code §414(s) Compensation, which will be applied consistently to all Participants for a Plan Year; to all applicable tests that are administered for such Plan Year; and to all plans (including this Plan) of the Sponsoring Employer and Adopting Employers for such Plan Year. Code §414(s) Compensation may be determined over the Plan Year for which the applicable test is being performed or the calendar year ending within such Plan Year. In determining Code §414(s) Compensation, the Administrator within its discretion may take into consideration only the Compensation received while the Employee is a Participant under the component of the Plan being tested.

1.15	Code §415(c)(3) Compensation.
The term "Code §415(c)(3) Compensation" means the following:

(a)
Top Heavy and Key Employee Determinations. In determining Top Heavy Minimum Allocations and if a Employee is a Key Employee, the term "Code §415(c)(3) Compensation means Form W-2 Compensation during the entire Compensation Determination Period that statutorily applies.

(b)
Code §415 Limitations. In determining a Participant's Code §415 limitation for any Limitation Year, Code §415(c)(3) Compensation means Form W-2 Compensation during the entire Compensation Determination Period that statutorily applies.

(c)
Highly Compensated Employee Determinations. In determining if a Participant is a Highly Compensated Employee (or for any other statutory determination not described in paragraphs (a) and (b) above), Code §415(c)(c) Compensation means Form W-2 Compensation during the entire Compensation Determination Period that statutorily applies.

(d)	Exclusions to Compensation Do Not Apply. Code §415(c)(3) Compensation includes any amounts that are excluded from Compensation under Section 1.20 of the Plan.

(e)
Inclusion of Certain Amounts. Code §415(c)(3) Compensation includes (a) elective deferrals as defined in Code §402(g)(3) and amounts contributed or deferred by the Employer at the election of the Employee which are not includible in gross income under Code §125 (including Deemed Code §125 Compensation), Code §132(f)(4), or Code §457; and (b) effective January 1, 2005, Post-Severance Compensation.

1.16	Code §3401 Compensation.
The term "Code §3401 Compensation" means wages within the meaning of Code §3401(a) that are actually paid or made available in gross income for the purposes of income tax withholding at the source but determined without regard to any rules under Code §3401 that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code §3401(a)(2)).

1.17	Committee.
The term "Committee" means the administrative/advisory group that the Sponsoring Employer may establish, to which the Sponsoring Employer may delegate certain of the Sponsoring Employer's responsibilities as Administrator. The Sponsoring Employer is permitted to select another name for such administrative/advisory group. The Sponsoring Employer may appoint one or more members to the Committee. Members of the Committee need not be Participants or Beneficiaries, and officers and directors of the Sponsoring Employer are not precluded from serving as members of the Committee.

1.18	Company Stock.
The term "Company Stock" means common stock issued by the Employer which is voting common stock (or preferred stock convertible into voting common stock) and which qualifies under Code §409(l) as an Employer security.

1.19	Company Stock Account.
The term "Company Stock Account" means the account to which is credited a Participant's share of Company Stock contributed to or acquired by the Plan.

1.20	Compensation.
The term Compensation means amounts received by an Employee from the Employer during a Compensation Determination Period, determined in accordance with the following provisions:

(a)
Compensation Used to Determine Employer Contributions. In determining Employer contributions, the term Compensation means a Participant's Form W-2 Compensation received during the Compensation Determination Period. For purposes of this paragraph, (1) the Compensation Determination Period is the Plan Year; and (2) elective deferrals as defined in Code §402(g)(3) and amounts contributed or deferred by the Employer at the election of the Employee which are not includible in gross income under Code §125 (including Deemed Code §125 Compensation), Code §132(f)(4), or Code §457 will be included as Compensation.

(b)
Code §401(a)(17) Compensation Limit. Notwithstanding any provision of this Section to the contrary, Compensation for any Compensation Determination Period (or Plan Year) will not exceed the limitation set forth in Code §401(a)(17) as in effect for that Compensation Determination Period (or Plan Year). The Code §401(a)(17) limit for Plan Years which begin on or after January 1, 2002 will not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code §401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the Compensation Determination Period that begins with or within such calendar year. If a Compensation Determination Period is less than 12 consecutive months, then the applicable Code §401(a)(17) limit will be multiplied by a fraction, the numerator of which is the number of months in the Compensation Determination Period and the denominator of which is 12. If Compensation for any prior Compensation Determination Period is used in determining a Participant's Plan benefits for the current Plan Year, then the annual Compensation for such prior Compensation Determination Period is subject to the applicable Code §401(a)(17) limit in effect for that prior Compensation Determination Period.

1.21	Compensation Determination Period
The term "Compensation Determination Period" means either the Plan Year, the Fiscal Year ending with or within the Plan Year, or the calendar year ending with or within the Plan Year, as specifically set forth in the Plan with respect to a particular component or type of contribution. However, for purposes of a specific statutory determination (e.g. whether an Employee is a Highly Compensated Employee), the term "Compensation Determination Period" means the period stated in the Plan.

1.22	Current Obligations.
The term "Current Obligations" means obligations of the Trust Find arising from the extension of credit to the Trust Fund and which are payable in cash within one year from the date an Employer contribution is made to the Plan.

1.23	Deemed Code §125 Compensation.
The term "Deemed §125 Compensation" means an excludable amount that is not available to an Employee in cash in lieu of group health coverage under a Code §125 arrangement because that Employee is not able to certify that he or she has other health coverage. An amount is permitted to be treated as Deemed Code §125 Compensation only if the Employer does not request or collect information about the Employee's other health coverage as part of the enrollment process for the health plan.

1.24	Determination Date.
The term "Determination Date" means, for any Plan Year subsequent to the first Plan Year of the Plan, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the term "Determination Date" means the last day of that first Plan Year.

1.25	Disability.
The term "Disability" means a physical or mental condition arising after an Employee has become a Participant which totally and permanently prevents the Participant from engaging in any occupation for remuneration or profit. The determination as to whether a Participant has suffered a Disability will be made by a physician acceptable to the Administrator. If a difference of opinion arises between the Participant and the Administrator as to whether the Participant has suffered a Disability, it will be settled by a majority decision of three physicians, one to be appointed by the Administrator, one to be appointed by the Participant, and the third to be appointed by the two physicians first appointed herein.

1.26	Distribution Calendar Year.
The term "Distribution Calendar Year" means, for purposes of required minimum distributions under Section 5.9, a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year that contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 5.9(b)(2)(B). The required minimum distribution for the Participant's first Distribution Calendar Year will be made on or before the Participant's Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

1.27	Early Retirement Age.
The term "Early Retirement Age" means any date after a Participant reaches 55 and completes at least 10 Years of Service.

1.28	Eligible Employee.
The term "Eligible Employee" means any Employee who is a member of an eligible class of Employees and who is not excluded from participating in the Plan. If the Plan utilizes the failsafe allocation provisions of Section 3.6, then the term "Eligible Employee" means any Employee who receives a failsafe allocation, even if such Employee was previously excluded from participating in the Plan. Furthermore, the Sponsoring Employer may elect at any time to reclassify any Employee who had been excluded from participating in the Plan (or a component of the Plan) to be an Eligible Employee through a Plan amendment that is retroactively applied for one or more prior Plan Years because the Plan (or a component of the Plan) failed to satisfy for such Plan Year one of the tests set forth in Code §410(b)(1)(A), (B) or (C), or for any other reason required to maintain the tax exempt status of the Plan.

1.29	Employee.
The term "Employee" means (a) any person that is reported on the payroll records of the Sponsoring Employer as an employee who is deemed by the Sponsoring Employer to be a common law employee; (b) any person that is reported on the payroll records of an Affiliated Employer as an employee who is deemed by the Affiliated Employer to be a common law employee (even if the Affiliated Employer is not an Adopting Employer), except for purposes of determining eligibility to participate in the Plan; (c) any Self-Employed Individual who derives Earned Income from the Employer; and (d) any person who is considered a Leased Employee but who (1) is not covered by a plan described in Code §414(n)(5), or (2) is covered by a plan described in Code §414(n)(5) but Leased Employees constitute more than 20% of the Employer's non-highly compensated workforce. However, the term "Employee" will not include an Independent Contractor. If an Independent Contractor is later determined by the Sponsoring Employer, a court, or governmental agency to be an Employee or to have been an Employee, and so long as such individual is an Eligible Employee, then such individual will only be eligible for Plan participation prospectively and will participate in the Plan as of the later of (a) the date that such determination is made, or (b) the entry date set forth in Section 2.1(c) that coincides with or next follows such determination and after such individual has satisfied any eligibility requirements set forth in Section 2.1.

1.30	Employer.
The term "Employer" means the Sponsoring Employer and any Adopting Employer.

1.31	Exempt Loan.
The term "Exempt Loan" means a loan made to the Plan by a disqualified person or that is guaranteed by a disqualified person and which satisfies the requirements of Regulation §54.4975-7(b) and Department of Labor regulation §2550.408b-3.

1.32	Fiscal Year.
The term "Fiscal Year" means the Sponsoring Employer's 12 consecutive month accounting year beginning January 1st and ending the following the following December 31st. If the Fiscal Year is changed, a short Fiscal Year is established beginning the day after the last day of the Fiscal Year in effect before this change and ending on the last day of the new Fiscal Year.

1.33	Forfeiture.
The term "Forfeiture" means generally the amount by which a Participant's Account balance attributable to Employer contributions exceeds his or her Vested Interest in the Participant's Account balance attributable to Employer contributions as determined at the time set forth in Section 3.4. The term "Forfeiture" means any amount that is removed from a Participant's Account pursuant to any Employee Plans

Compliance Resolution System (EPCRS) program or any other correction guidance that is issued by the Internal Revenue Service. However, no Forfeitures will occur solely because a Participant transfers employment from the Sponsoring Employer to an Affiliated Employer or Adopting Employer (or vice versa).

1.34	Form W-2 Compensation.
The term "Form W-2 Compensation" means wages within the meaning of Code §3401(a) and all other payments of compensation actually paid or made available in gross income to an Employee by the Employer in the course of the Employer's trade or business for which the Employer is required to furnish the Employee a Form W-2 under Code §6041(d), §6051(a)(3) and §6052. Compensation must be determined without regard to rules limiting remuneration included in wages based on the nature or location of employment or services performed (like the exception for agricultural labor in Code §3401(a)(2)).

1.35	HCE.
The term "HCE" means a Highly Compensated Employee.

1.36	Highly Compensated Employee.
The term "Highly Compensated Employee" means any Employee who during the Plan Year or the look-back year was a 5% owner as defined in Code §416(i)(1), or who for the look-back year had Code §415 Compensation in excess of $80,000 as adjusted in accordance with Code §415(d) (except that the base year will be the calendar quarter ending September 30, 1996). In determining who is a former Highly Compensated Employee, the rules for determining which Employees are Highly Compensated Employees for the Plan Year or look-back year for which the determination is being made (in accordance with temporary Regulation §1.414(q)-1T, A-4, Notice 97-45, and any subsequent guidance) will be applied. A former Highly Compensated Employee for the determination year is any former Employee who, with respect to the Employer, had a separation year (as defined in temporary Regulation §1.414(q)-1T, A-5) prior to the determination year and was an active Highly Compensated Employee for either such Employee's separation year or any determination year ending on or after the Employee's 55th birthday. For purposes of determining status as a former Highly Compensated Employee, whether an employee was an active Highly Compensated Employee for a determination year that ended on or after the Employee's 55th birthday, or that was a separation year, is based on the rules applicable to determining HCE status as in effect for that determination year. If the Employer maintains more than one qualified retirement plan, the definition of Highly Compensated Employee must be consistently applied to all such plans. In determining if an Employee is a Highly Compensated Employee based on his or her Compensation, the top paid group election in Code §414(q)(3) will not be applied by this Plan.

1.37	Hour of Service.
The term "Hour of Service" means, with respect to any provision of the Plan in which service is determined by the elapsed time method, each hour for which an Employee is paid, or is entitled to payment, by the Employer or an Affiliated Employer for the performance of duties. With respect to any provision of the Plan in which service is determined by counting an Employee's Hours of Service, the meaning of the term "Hour of Service" will be determined in accordance with the following provisions:

(a)
Determination of Hours. The term Hour of Service means (1) each hour an Employee is paid, or entitled to payment, for the performance of duties for the Employer or an Affiliated Employer, which will be credited to the Employee for the computation period in which the duties are performed; (2) each hour for which an Employee is paid, or entitled to payment, by the Employer or an Affiliated Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, except that no more than 501 Hours of Service will be credited under this clause (2) for any single continuous period (whether or not such period occurs in a single computation period); and (3) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliated Employer, except that the same hours will not be credited both under clause (1) or clause (2) and under this clause (3), and these hours will be credited for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made. Hours of Service will be calculated and credited pursuant to DOL Regulation §2530.200b-2(b) and (c), which are incorporated in this Plan by reference. Hours of Service shall be determined on the basis of actual hours for which the Employee is paid or entitled to payment as reflected on the Employee's W-2 form.

(b)
Maternity or Paternity Leave. In determining if a Break in Service for participation and Vesting has occurred in a computation period, an individual on Maternity or Paternity Leave will receive credit for up to 501 Hours of Service which would otherwise have been credited but for such absence, or in any case in which such Hours of Service cannot be determined, 8 hours per day of such absence. Hours  of Service credited for Maternity of Paternity Leave will be credited in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or in all other cases, in the following computation period.

(c)
Use of Equivalencies. Notwithstanding paragraph (a), the Administrator may elect for all Employees or for one or more different classifications of Employees (provided such classifications are reasonable and are consistently applied) to apply one or more of the following equivalency methods in determining the Hours of Service of an Employee. Under such equivalency methods, an Employee will be credited with (1) 190 Hours of Service for each month he or she is paid or entitled to payment for at least one Hour of Service; or (2) 95 Hours of Service for each semi-monthly period in which he or she is paid or entitled to payment for at least one Hour of Service; or (3) 45 Hours of Service for each week he or she is paid or entitled to payment for at least one Hour of Service; or (4) 10 Hours of Service for each day he or she is paid or entitled to payment for at least one Hour of Service.

1.38	Immediately Distributable.
The term "Immediately Distributable" means any part of the Participant's benefit that could be distributed to the Participant (or the Participant's surviving Spouse) before the Participant reaches (or would have reached if not deceased) the later of his or her Normal Retirement Age or Age 62.

1.39	Key Employee.
The term "Key Employee" means, for Plan Years beginning on or after January 1, 2002, any Employee, former Employee or deceased Employee who at any time during the Plan Year that includes the Determination Date was (a) an officer of the Employer having annual Compensation greater than the dollar amount set forth in Code §416(i)(1), as adjusted for Plan Years beginning after December 31, 2002; (b) a 5% owner as defined in Code §416(i)(1)(B)(I); or (c) a 1% owner as defined in Code §416(i)(1)(B)(ii) whose annual Compensation is more than $150,000. The determination of who is a Key Employee will be made in accordance with Code §416(i)(1) and the Regulations and other guidance issued thereunder.

1.40	Leased Employee.
The term "Leased Employee" means, for Plan Years beginning on or after January 1, 1997, any person within the meaning of Code §414(n)(2) and §414(o) who is not reported on the payroll records of the Employer as a common law employee and who provides services to the Employer if (a) the services are provided under an agreement between the Employer and a leasing organization; (b) the person has performed services for the Employer or for the Employer and related persons as determined under Code §414(n)(6) on a substantially full time basis for a period of at least one year; and (c) the services are performed under the primary direction or control of the Employer. Contributions or benefits provided to a Leased Employee by the leasing organization which are attributable to services performed for the Employer will be treated as provided by the Employer. A Leased Employee will not be considered an Employee of the recipient if he or she is covered by a money purchase plan providing (a) a non-integrated Employer contribution rate of at least 10% of Code §415 Compensation, including amounts contributed by the Employer pursuant to a salary deferral agreement which are excludible from the Leased Employee's gross income under a cafeteria plan covered by Code §125 (including Deemed Code §125 Compensation), a cash or deferred plan under Code §401(k), a SEP under Code §408(k) or a tax-deferred annuity under Code §403(b), and also including, for Plan Years beginning on or after January 1, 2001, any elective amounts that are not includible in the gross income of the Leased Employee because of Code §132(f)(4); (b) immediate participation; and (c) full and immediate vesting. This exclusion is only available if Leased Employees do not constitute more than 20% of the recipient's non-highly compensated work force.

1.41	Life Expectancy.
The term "Life Expectancy" means, for purposes of required minimum distributions under Section 5.9, life expectancy as computed by use of the Single Life Table in Regulation §1.401(a)(9)-9.

1.42	Limitation Year.
The term "Limitation Year" means the Plan Year.

1.43	Maternity or Paternity Leave.
The term "Maternity or Paternity Leave" means that an Employee is absent from work because of the Employee's pregnancy; the birth of the Employee's child; the placement of a child with the Employee in connection with the adoption of such child by the Employee; or the need to care for such child for a period beginning immediately following the child's birth or placement as set forth above.

1.44	Named Fiduciary.
The term "Named Fiduciary" means the Plan Administrator or other fiduciary named by the Plan Administrator to control and manage the operation and administration of the Plan. To the extent authorized by the Plan Administrator, a Named Fiduciary may delegate its responsibilities to a third party or parties. The Employer will also be a Named Fiduciary.

1.45	NHCE.
The term "NHCE" means a Non-Highly Compensated Employee.

1.46	Non-Highly Compensated Employee.
The term "Non-Highly Compensated Employee" means any Employee who is not a Highly Compensated Employee.

1.47	Non-Key Employee.
The term "Non-Key Employee" means any Employee who is not a Key Employee, including former Key Employees. In making the allocation in Section 3.5, Non-Key Employee means a Non-Key Employee who either is a Participant or would be a Participant but for the reasons in Section 3.5(a).

1.48	Normal Retirement Age.
The term "Normal Retirement Age" means the date a Participant reaches Age 65. There is no mandatory retirement Age.

1.49	Normal Retirement Date.
The term "Normal Retirement Date" means the same date a Participant reaches Normal Retirement Age.

1.50	Other Investments Account.
The term "Other Investments Account", if any, means the aggregate value of all of a Participant's accounts (other than the Company Stock Account) to which are credited a Participant's share of Employer contributions, Forfeitures which are not used to pay administrative expenses or to reduce Employer contributions, earnings and losses, and the proceeds of any Policies, if any, purchased on the Participant's life under Section 7.2. Any purchase of Company Stock will be debited from one or more of these accounts which together constitute a Participant's Other Investments Account.

1.51	Otherwise Excludible Participant.
The term "Otherwise Excludible Participant" means a Participant who has not satisfied the statutory age and service requirements set forth in Code §410(b).

1.52	Participant.
The term "Participant" means any Employee who has met the eligibility and participation requirements of the Plan. However, an individual who is no longer an Employee will cease to be a Participant if his or her entire Plan benefit (1) is fully guaranteed by an insurance company and legally enforceable at the sole choice of such individual against such insurance company, provided that a contract, Policy, or certificate describing the individual's Plan benefits has been issued to such individual; (2) is paid in a lump sum distribution which represents such individual's entire interest in the Plan; or (3) is paid in some other form of distribution and the final payment thereunder has been made.

1.53	Participant's Account.
The term "Participant's Account" means the aggregate balance in a Participant's Company Stock Account and Other Investments Account and any other accounts that the Administrator may determine necessary from time.

1.54	Participant's Account Balance.
The term "Participant's Account Balance" means, for required minimum distributions purposes under Section 5.9, the balance of the Participant's Account as of the last Valuation Date in the Valuation Calendar Year, increased by contributions made and allocated or forfeitures allocated to the Account as of dates in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date. The Participant's Account Balance for the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan in the Valuation Calendar Year or the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.

1.55	Permissive Aggregation Group.
The term "Permissive Aggregation Group" means a Required Aggregation Group plus any Employer plan or plans which when considered as a group with the Required Aggregation Group would continue to satisfy the requirements of Code §401(a)(4) and §410.

1.56	Plan.
The term "Plan" means the Capitol Bancorp Ltd. Employee Stock Ownership Plan, established by the Sponsoring Employer as amended from time to time.

1.57	Plan Year.
The term Plan Year means the Plan's twelve month accounting year beginning January 1st and ending the following the following December 31st. If the Plan Year is changed, a short Plan Year will be established beginning the day after the last day of the Plan Year in effect before the change and ending on the last day of the new Plan Year.

1.58	Policy.
The term "Policy" means an insurance policy or annuity contract purchased pursuant to Section 7.2.

1.59	Qualified Domestic Relations Orders.
The term "Qualified Domestic Relations Order" is a signed domestic relations order issued by a State Court which creates, recognizes or assigns to an alternate payee(s) right to receive all or part of a Participant's Plan benefit. An alternate payee is a Spouse, former Spouse, child, or other dependent of a Participant who is treated as a Beneficiary under the Plan as a result of the QDRO. Effective as of April 6, 2007,  the term "Qualified Domestic Relations Order" also includes (a) an order that is issued with respect to another DRO or QDRO, including an order that revises or amends a prior order; (b) an order issued after the participant’s annuity starting date or death; or (c) an order that names as the alternate payee a person deemed financially dependent upon the participant, provided that the other requirements for a QDRO as set forth in the Plan’s QDRO procedure and/or as defined in Code §414(p) are satisfied.

1.60	Required Aggregation Group.
The term "Required Aggregation Group" means (1) each Employer qualified deferred compensation plan in which at least one Key Employee participates or participated at any time during the Plan Year containing the Determination Date or any of the four preceding Plan Years (regardless of whether the plan has terminated); and (2) any other Employer qualified deferred compensation plan that enables a plan described in (1) to satisfy Code §401(a)(4) or §410.

1.61	Required Beginning Date.
The term "Required Beginning Date" means the later of April 1 of the calendar year following the calendar year age in which a Participant reaches age 70½ or actual retirement. However, for a Participant who is a 5% owner, the term Required Beginning Date means April 1st of the calendar year following the later of the calendar year in which the Participant reaches Age 70½. Notwithstanding the foregoing to the contrary, if a Participant made a distribution election prior to January 1, 1984 pursuant to §242(b) of the Tax Equity and Fiscal Responsibility Act (TEFRA), such Participant's benefit will be distributed at the time and in the manner set forth in the election provided it has not been revoked, and further provided that the election provides a method of distribution of benefits which satisfies the provisions of Code §401(a)(9) as in effect prior to the enactment of TEFRA.

1.62	Regulation.
The term "Regulation" means regulations as promulgated by the Secretary of the Treasury, the Secretary of the Department of Labor, or their delegates, as amended and/or renumbered from time to time.

1.63	Rollover Account.
The term "Rollover Account" means account to which a Participant's Rollover Contributions, if any, are credited.

1.64	Rollover Contribution (or Rollover).
The terms "Rollover Contribution" and "Rollover" mean an amount eligible for tax free rollover treatment which is transferred to this Plan from a qualified retirement plan under Code §401(a); from a qualified annuity plan under Code §403(a); from a qualified annuity under Code §403(b); from an individual retirement account under Code §408(a) (without regard to whether the individual retirement account is a "conduit individual retirement account"); from an individual retirement annuity under Code §408(b) (without regard to whether the individual retirement account is a "conduit individual retirement account"); and from a governmental plan under Code §457(b).

1.65	Safe Harbor Code §415 Compensation.
The "Safe Harbor Code §415 Compensation" means an Employee's compensation as determined under Regulation §1.415-2(d)(10), to wit: Earned Income, wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Sponsoring Employer maintaining the Plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salespersons, compensation for services based on a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements, or other expense allowances under a non-accountable plan as described in Regulation §1.62-2(c)). Safe Harbor Code §415 Compensation includes amounts paid or made available to the Employee. An Employee's Safe Harbor Code §415 Compensation will be determined in accordance with the following provisions:

(a)
Excluded Amounts. Safe Harbor Code §415 Compensation does not include the following: (1) Employer contributions made by the Employer to a plan of deferred compensation to the extent that, before the application of the Code §415 limitations to that plan, the contributions are not includible in the Employee's gross income for the taxable year in which contributed; Employer contributions made on behalf of an Employee to a simplified employee pension described in Code §408(k) for the taxable year in which contributed;  and any distributions from a plan of deferred compensation for Code §415 purposes, regardless of whether such amounts are includible in the Employee's gross income when distributed; (2) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (3) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (4) Other amounts which receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the employee), or contributions made by an Employer (whether or not under a salary deferral agreement) towards the purchase of an annuity described in Code §403(b) (regardless of whether such the contributions are excludible from an Employee's gross income).

(b)
Inclusion of Certain Amounts. Code §415(c)(3) Compensation includes (a) elective deferrals as defined in Code §402(g)(3) and amounts contributed or deferred by the Employer at the election of the Employee which are not includible in gross income under Code §125 (including Deemed Code §125 Compensation), Code §132(f)(4), or Code §457; and (b) effective January 1, 2005, Post-Severance Compensation.

1.66	Sponsoring Employer.
The term "Sponsoring Employer" means Capitol Bancorp Ltd. (and any successor thereto that elects to assume sponsorship of this Plan).

1.67	Spouse.
The term "Spouse" means the person to whom a Participant is legally married. Furthermore, a former Spouse will be treated as the Participant's Spouse or surviving Spouse to the extent provided under a Qualified Domestic Relations Order.

1.68	Statutory Code §415 Compensation.
The term "Statutory Code §415 Compensation" means, in applying the Code §415 limits, an Employee's compensation determined as follows under Regulation §1.415-2(d)(2):

(a)
Amounts Includable as Statutory Code §415 Compensation. Statutory Code §415 Compensation  includes the following: (1) wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Sponsoring Employer maintaining the Plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salespersons, compensation for services based on a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements, or other expense allowances under a non-accountable plan as described in Regulation §1.62-2(c)); (2) in the case of a Self-Employed Individual, Earned Income; (3) amounts described in Code §104(a)(3), §105(a) and 105(h), but only to the extent these amounts are includible in the gross income of the Employee; (4) amounts paid or reimbursed by the Employer for moving expenses incurred by the Employee, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are not deductible by the Employee under Code §217; (5) the value of a non-qualified stock option granted to an Employee by the Employer, but only to the extent that the value of the option is includible in the gross income of the Employee for the taxable year in which granted; and (6) the amount includible in the gross income of an Employee upon making the election described in Code §83(b). Clauses (1) and (2) above include foreign earned income (as defined in Code §911(b)), regardless of whether excludible from gross income under Code §911. Compensation determined under clause (1) above is to be determined without regard to the exclusions from gross income in Code §931 and §933. Similar principles are to be applied with respect to income subject to Code §931 and §933 in determining compensation described in clause (2). Statutory Code §415 Compensation includes amounts paid or made available to the Employee.

(b)
Exclusion of Certain Amounts. Statutory Code §415 Compensation does not include (1) Employer contributions made by the Employer to a plan of deferred compensation to the extent that, before the application of the Code §415 limitations to that plan, the contributions are not includible in the Employee's gross income for the taxable year in which contributed; Employer contributions made on behalf of an Employee to a simplified employee pension described in Code §408(k) for the taxable year in which contributed;  and any distributions from a plan of deferred compensation for Code §415 purposes, regardless of whether such amounts are includible in the Employee's gross income when distributed; (2) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (3) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (4) other amounts which receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the employee), or contributions made by an Employer (whether or not under a salary deferral agreement) towards the purchase of an annuity described in Code §403(b) (regardless of whether such the contributions are excludible from an Employee's gross income).

(c)
Inclusion of Certain Amounts. Code §415(c)(3) Compensation includes (a) elective deferrals as defined in Code §402(g)(3) and amounts contributed or deferred by the Employer at the election of the Employee which are not includible in gross income under Code §125 (including Deemed Code §125 Compensation), Code §132(f)(4), or Code §457; and (b) effective January 1, 2005, Post-Severance Compensation.

1.69	Terminated Participant.
The term "Terminated Participant" means a Participant who has ceased to be an Employee for reasons other than retirement, death or Disability.

1.70	Top Heavy.
The term "Top Heavy" means for any Plan Year beginning after December 31, 1983 that (1) the Top Heavy Ratio exceeds 60% and the Plan is not part of a Required Aggregation Group or Permissive Aggregation Group; or (2) the Plan is a part of a Required Aggregation Group but not a Permissive Aggregation Group and the Top Heavy Ratio for the group exceeds 60%; or (3) the Plan is a part of a Required Aggregation Group and a Permissive Aggregation Group and the Top Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

1.71	Top Heavy Minimum Allocation.
The term "Top Heavy Minimum Allocation" means an amount of Employer contributions and Forfeitures that is subject to the following rules: (a) if a defined benefit plan is not part of a Required Aggregation Group or a Permissive Aggregation Group with this Plan, then the Top Heavy Minimum Allocation equals an Employee's Code §415(c)(3) Compensation multiplied by the lesser of (1) 3% or (2) the largest percentage of Employer contributions (including any Elective Deferrals made on behalf of a Key Employee to a 401(k) Plan maintained by the Employer) and Forfeitures that are allocated to the Participant's Account of a Key Employee for that Plan Year, expressed as a percentage of such Key Employee's Code §415(c)(3) Compensation; (b) elective deferrals that are made on behalf of a Participant to a 401(k) Plan (and, for Plan Years beginning before 2002, matching contributions) cannot be used to satisfy the Top Heavy Minimum Allocation; (c) Social Security contributions are disregarded; and (d) to the extent required to be nonforfeitable under Code §416(b)), the Top Heavy Minimum Allocation may not be forfeited under Code §411(a)(3)(B) or §411(a)(3)(D).

1.72	Top Heavy Ratio.
For Plan Years beginning on or after January 1, 2002, in determining if this Plan is Top Heavy, the "Top Heavy Ratio" will be determined in accordance with the following provisions:

(a)
Employer Only Maintains DC Plans. If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the Determination Date(s) has or has had accrued benefits, then the Top Heavy Ratio for this Plan alone, for the Required Aggregation Group, or for the Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the Participant's Account balances of all Key Employees as of the Determination Date(s) (including any part of any Participant's Account balance distributed during the 1-year period ending on the Determination Date(s); however, including any part of any Participant's Account balance distributed during the 5-year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death, or Disability), and the denominator of which is the sum of all Participant's Account balances (including any part of any Participant's Account balance distributed in the 1-year period ending on the Determination Date(s); however, including any part of any Participant's Account balance distributed during the 5-year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death, or Disability), both computed in accordance with Code §416 and the Regulations thereunder. Both the numerator and denominator of the Top Heavy Ratio are increased to reflect any contribution that is not actually made as of the Determination Date, but which is required to be taken into account on that Determination Date under Code §416 and the Regulations thereunder.

(b)
Employer Maintains Both DC and DB Plans. If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, then the Top Heavy Ratio for any Required Aggregation Group or for any Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the Participant's Account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with paragraph (a) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the Participant's Account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with paragraph (a) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with Code §416 and the Regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top Heavy Ratio are increased for any distribution of an accrued benefit made in the 1-year period ending on the Determination Date (or the 5-year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death, or Disability).

(c)
Value of Participant's Account Balances and the Present Value of Accrued Benefits. For purposes of paragraphs (a) and (b), the value of the Participant's Account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code §416 and the Regulations for the first and second Plan Years of a defined benefit plan. The Participant's Account balances and accrued benefits will be disregarded for a Participant (1) who is not a Key Employee during the 12-month period ending on the Determination Date but was a Key Employee in a prior year, or (2) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the 1-year period ending on the Determination Date. The calculation of the Top Heavy Ratio and the extent to which distributions, Rollover Contributions, and Transfer Contributions are taken into account will be made in accordance with Code §416 and the Regulations thereunder. When aggregating plans, the value of the Participant's Account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year. The accrued benefit of a Participant other than a Key Employee will be determined under (1) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (2) if there is no such method, then as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code §411(b)(1)(C).

(d)
Computing Present Values. In establishing the present value of accrued benefits to compute the Top Heavy Ratio, benefits not in pay status are handled on the basis that retirement occurs on the automatic vesting date or, if later, the date of reference. Benefits are discounted only for interest and mortality.

1.73	Transfer Contribution.
The term "Transfer Contribution" means a non-taxable transfer of a Participant's benefit directly or indirectly from another qualified plan to this Plan. Transfer Contributions include assets transferred to this Plan from another plan as a result of a merger or similar transaction involving this Plan and the other plan. Any direct or indirect transfer as defined in Code §401(a)(11) of assets from a defined benefit plan, a money purchase plan, a target benefit plan, a stock bonus plan, or a profit sharing plan that provided for a life annuity form of payment to the Participant will be considered a Transfer Contribution. Elective deferrals (including qualified matching contributions, qualified matching contributions, and 401(k) safe harbor contributions) which are transferred to this Plan in a direct or indirect trustee-to-trustee transfer from another qualified plan and which remain subject to the limitations in Regulation §1.401(k)-1(d) will be considered a Transfer Contribution. Assets that are transferred from another qualified plan in a plan-to-plan elective transfer will also be considered a Transfer Contribution.

1.74	Transfer Contribution Account.
The term "Transfer Contribution Account" means the account to which a Participant's Transfer Contributions, if any, are allocated.

1.75	Trustee.
The term "Trustee" means the persons or entity named as trustee or trustees of the Trust. The term Trustee will also mean custodian if a custodian is appointed by the Sponsoring Employer.

1.76	Trust (or Trust Fund).
The term "Trust" or "Trust Fund" means the assets of the Plan. The term Trust or Trust Fund will also mean any custodial agreement entered into by the Sponsoring Employer.

1.77	Unallocated Company Stock Account.
The term "Unallocated Company Stock Account" means an account containing Company Stock acquired with the proceeds of an Exempt Loan and which has not been allocated to the Participants' Company Stock Accounts.

1.78	Valuation Calendar Year.
The term "Valuation Calendar Year" means, for purposes of required minimum distributions under Section 5.9, the calendar year immediately preceding a Distribution Calendar Year.

1.79	Valuation Date.
The term "Valuation Date" means the date when the Trustee determines the value of the Trust Fund. A Valuation Date of the Trust Fund must occur as of the last day of each Plan Year. However, the Administrator can value all or any portion of the assets of the Trust Fund more frequently, including, but not limited to, semi-annually, quarterly, monthly, or daily; the Administrator may implement any additional Valuation Dates for any reason. For purposes of calculating the Top Heavy Ratio, the term "Valuation Date" means the date when the Participant's Account balances or accrued benefits are valued.

1.80	Vested Aggregate Account.
The term Vested Aggregate Account means a Participant's Vested Interest in the aggregate value of his or her Participant's Account and any accounts attributable to the Participant's own Plan contributions (including rollovers).

1.81	Vested, Vested Interest or Vesting.
The term "Vested," "Vested Interest" or "Vesting" means a Participant's nonforfeitable percentage in an account maintained on his or her behalf under the Plan. A Participant's Vested Interest in his or her Participant's Account will be determined in accordance with Section 4.6.

1.82	Voluntary Employee Contribution.
The term Voluntary Employee Contribution means a non-deductible contribution made to the Plan by a Participant.

1.83	Voluntary Employee Contribution Account.
The term Voluntary Employee Contribution Account means the sub-account to which a Participant's Voluntary Employee Contributions, if any, are allocated.

1.84	Year of Service.
With respect to any provision of the Plan in which service is determined by counting an Employee's Hours of Service, the term "Year of Service" means a 12-consecutive month computation period during which an Employee (or Participant) is credited with a specified number of Hours of Service for the Employer, determined in accordance with the following provisions:

(a)
Employment Commencement Date. The Employment Commencement Date is the first day an Employee performs an Hour of Service for an Employer, Affiliated Employer or Adopting Employer. The Reemployment Commencement Date is the first day following a Break In Service on which an Employee performs an Hour of Service for an Employer, Adopting Employer or Affiliated Employer.

(b)
Year of Service for Eligibility. For any Plan Year in which the eligibility requirements under Section 2.1 are based on an Employee's Years of Service, a Year of Service is a 12-consecutive month computation period in which an Employee is credited with at least 1,000 Hours of Service. An Employee's initial eligibility computation period will begin on his or her Employment Commencement Date. The second eligibility computation period will begin on the first day of the Plan Year which begins prior to the first anniversary of the Employee's Employment Commencement Date regardless of whether the Employee is credited with 1,000 Hours of Service during the initial computation period. If the Employee is credited with 1,000 Hours of Service in both the initial eligibility computation period and in the second eligibility computation period, the Employee will be credited with two Years of Service for eligibility purposes. If a Plan Year is less than 12 months, the Hours of Service requirement set forth herein will be proportionately reduced. In determining eligibility and the applicable entry date under Section 2.1, an Employee will be deemed to have completed a Year of Service on the last day of the computation period during which the Employee completes the applicable Hours of Service requirement.

(c)
Year of Service for Vesting. For any Plan Year in which a Participant's Vested Interest under Section 4.6 is based on Years of Service, a Year of Service is a 12-consecutive month computation period in which an Employee is credited with at least 1,000 Hours of Service. The Vesting computation period is the Plan Year, and if any Plan Year is less than 12 consecutive months and the Hours of Service requirement in this paragraph is greater than one, such requirement will be proportionately reduced.

(d)	Prior Service Credit. An Employee will receive credit for all Years of Service with the Employer.

(e)
Re-employment of an Employee Before a Break In Service and Before Eligibility Requirements Are Satisfied. If an Employee terminates employment with the Employer prior to satisfying the eligibility requirements set forth in Section 2.1 and the Employee is subsequently re-employed by the Employer before incurring a Break in Service, then the Employee's pre-termination Years of Service (and Hours of Service during the eligibility computation period) will not be counted in determining the satisfaction of such eligibility requirements, and for all other purposes other than vesting computation, as applicable, and the eligibility computation period and the vesting computation period, as applicable, will remain unchanged.

(f)
Re-employment of an Employee Before a Break In Service and After Eligibility Requirements Are Satisfied. If an Employee terminates employment with the Employer prior to the Employee's entry date under Section 2.1, the Employee had satisfied the eligibility requirements under Section 2.1 as of the date of such termination, and the Employee is subsequently re-employed by the Employer before incurring a Break in Service, then (1) the Employee will become a Participant in the Plan as of the later of (A) the date the Employee would have entered the Plan had the Employee not terminated employment with the Employer, or (B) the Employee's Re-employment Commencement Date; (2) the Employee's pre-termination Years of Service (and Hours of Service during a computation period) will be counted for all purposes; and (3) the Vesting computation period will remain unchanged.

(g)
Re-employment of a Participant Before a Break In Service. If an Employee terminates employment  with the Employer after becoming a Participant in the Plan and is subsequently re-employed by the Employer before incurring a Break in Service, then (1) the Employee's Years of Service and employment will be deemed not to have been interrupted; (2) the Employee will recommence Plan participation immediately upon re-employment; (3) the Employee's pre-termination Years of Service (and Hours of Service during a computation period) will be counted for all purposes; and (4) the vesting computation period will remain unchanged.

(h)
Re-employment of an Employee After a Break In Service and Before Eligibility Requirements Are Satisfied. If an Employee terminates employment with the Employer prior to satisfying the eligibility requirements under Section 2.1 and the Employee is subsequently re-employed by the Employer after incurring a Break in Service, then the Employee's Year(s) of Service that were completed prior to the Break in Service will be counted, subject to the following provisions:

(1)
Determination of Years of Service for Eligibility Using the Rule of Parity. For any Plan Year in which the eligibility requirements under Section 2.1 are based on Years of Service, Years of Service completed prior to an Employee's Break(s) in Service will not be counted if the total number of consecutive Breaks in Service incurred by the Employee equals or exceeds the greater of five or the aggregate number of Year of Service credited to the Employee prior to incurring the Breaks in Service; this rule hereafter is referred to as the "rule of parity." For purposes of the preceding sentence, the aggregate number of Years of Service will not include Years of Service previously disregarded under prior applications of the rule of parity. If such former Employee's Years of Service are disregarded under the rule of parity, then (A) the rehired Employee will be treated as a new Employee for purposes of Section 2.1 and (B) the Employee's eligibility computation period will commence on the Employee's Re-employment Commencement Date. If such former Employee's Years of Service are not disregarded under the rule of parity, then the eligibility computation periods will remain unchanged. However, if this Plan provides that an Employee must complete more than one Year of Service for eligibility purposes under Section 2.1, and provides that an Employee will have a 100% Vested Interest in his or her Participant's Account upon becoming a Participant in the Plan, then (A) the Year of Service (and Hours of Service) of an Employee who incurs a Break in Service before satisfying such eligibility requirement will not be counted for eligibility purposes and (B) the Employee's eligibility computation period will commence on the Employee's Re-employment Commencement Date.

(2)
Determination of Years of Service for Vesting. For any Plan Year in which a Vested Interest under Section 4.6 is based on Years of Service, then in determining an Employee's Vested Interest in his or her Participant's Account, any Years of Service that were completed prior to an Employee's Break(s) in Service will not be counted (A) if the Employee is not Vested in any portion of his or her Participant's Account and (B) if the total number of consecutive Breaks in Service incurred by the Employee equals or exceeds the greater of five or the aggregate number of Years of Service credited to the Employee prior to incurring the Break(s) in Service. For purposes of the preceding sentence, the aggregate number of Years of Service will not include any Years of Service previously disregarded under prior applications of the rule of parity.

(i)
Re-employment of an Employee After a Break In Service, After Eligibility Requirements Are Satisfied, But Before the Employee's Entry Date. If an Employee terminates employment with the Employer after satisfying the eligibility requirements under Section 2.1 (but before the Employee's entry date under Section 2.1) and the Employee is subsequently re-employed by the Employer after incurring a Break in Service, then the Employee's Years of Service completed prior to the Break in Service will be counted , subject to the following:

(1)
Determination of Years of Service for Eligibility Using the Rule of Parity. For any Plan Year in which the eligibility requirements under Section 2.1 are based on Years of Service, Years of Service completed prior to an Employee's Break(s) in Service will not be counted if the total number of consecutive Breaks in Service incurred by the Employee equals or exceeds the greater of five or the aggregate number of Years of Service credited to the Employee prior to incurring the Break(s) in Service; this rule hereafter is referred to as the "rule of parity." For purposes of the preceding sentence, the aggregate number of Years of Service will not include Years of Service previously disregarded under prior applications of the rule of parity. If such former Employee's Years of Service are disregarded under the rule of parity, then (A) the rehired Employee will be treated as a new Employee for purposes of Section 2.1 and (B) the Employee's eligibility computation period will commence on the Employee's Re-employment Commencement Date. If such former Employee's Years of Service are not disregarded under the rule of parity, then the rehired Employee will enter the Plan under Section 2.1 on the Employee's Re-employment Commencement Date.

(2)
Determination of Years of Service for Vesting. For any Plan Year in which a Vested Interest under Section 4.6 is based on Years of Service, then in determining an Employee's Vested Interest in his or her Participant's Account, any Years of Service that were completed prior to an Employee's Break(s) in Service will not be counted (A) if the Employee is not Vested in any portion of his or her Participant's Account and (B) if the total number of consecutive Breaks in Service incurred by the Employee equals or exceeds the greater of five or the aggregate number of Years of Service credited to the Employee prior to incurring the Break(s) in Service. For purposes of the preceding sentence, the aggregate number of Years of Service will not include any Years of Service previously disregarded under prior applications of the rule of parity.

(j)
Re-employment of a Participant After a Break In Service. If an Employee (1) was a Participant in the Plan, (2) terminates employment with the Employer, and (3) is subsequently re-employed by the Employer after incurring a Break in Service, then the Employee's Years of Service that were completed prior to the Break in Service will be counted, subject to the following:

(1)
Determination of Years of Service for Eligibility Using the Rule of Parity. For any Plan Year in which the eligibility requirements under Section 2.1 are based on Years of Service, Years of Service completed prior to an Employee's Break(s) in Service will not be counted if the total number of consecutive Breaks in Service incurred by the Employee equals or exceeds the greater of five or the aggregate number of Years of Service credited to the Employee prior to incurring the Break(s) in Service; this rule hereafter is referred to as the "rule of parity." For purposes of the preceding sentence, the aggregate number of Years of Service will not include Years of Service previously disregarded under prior applications of the rule of parity. If such former Employee's Years of Service are disregarded under the rule of parity, then (A) the rehired Employee will be treated as a new Employee for purposes of Section 2.1 and (B) the Employee's eligibility computation period will commence on the Employee's Re-employment Commencement Date. If such former Employee's Years of Service are not disregarded under the rule of parity, then the rehired Employee will reenter the Plan as of the Employee's Re-employment Commencement Date.

(2)
Determination of Years of Service for Vesting. For any Plan Year in which a Vested Interest under Section 4.6 is based on Years of Service, then in determining an Employee's Vesting Interest in his or her Participant's Account, any Years of Service that were completed prior to an Employee's Break(s) in Service will not be counted (A) if the Employee is not Vested in any portion of his or her Participant's Account and (B) if the total number of consecutive Break(s) in Service incurred by the Employee equals or exceeds the greater of five or the aggregate number of Years of Service credited to the Employee prior to incurring the Break(s) in Service. For purposes of the preceding sentence, the aggregate number of Years of Service will not include any Years of Service previously disregarded under prior applications of the rule of parity.

(k)
Ignoring Service for Eligibility If Service Requirement for Eligibility Is More Than 1 Year of Service. Notwithstanding anything in the Plan to the contrary, if this Plan provides that an Employee must complete more than one Year of Service for eligibility purposes under Section 2.1, and provides that an Employee will have a 100% Vested Interest in his or her Participant's Account upon becoming a Participant in the Plan, then (A) the Years of Service (and Hours of Service) of an Employee who incurs a Break in Service before satisfying such eligibility requirement will not be counted for eligibility purposes and (B) the Employee's eligibility computation period will commence on the Employee's Re-employment Commencement Date.

                       Article 2
Plan Participation

2.1	Eligibility and Entry Date Requirements.
An Eligible Employee who was a Participant on December 31, 2007 will continue to participate in the Plan. Otherwise, an Eligible Employee will become eligible to enter the Plan as a Participant in accordance with the following provisions:

(a)
Eligible Employees. All Employees are Eligible Employees except for the following ineligible classes of Employees: (1) Employees whose employment is governed by a collective bargaining agreement between Employee representatives and the Employer in which retirement benefits were the subject of good faith bargaining unless such agreement expressly provides for; and (2) Employees who are non-resident aliens who do not receive earned income from the Employer which constitutes income from sources within the United States.

(b)
Age and Service Requirements. An Eligible Employee described in Section 2.1(a) will be eligible to enter the Plan as a Participant on the applicable entry date set forth in Section 2.1(c) upon reaching Age 21 and being credited with 1 Year of Service.

(c)
Entry Date. An Eligible Employee described in Section 2.1(a) will enter the Plan as a Participant on the January 1st or the July 1st that coincides with or next follows the date on which the Eligible Employee first satisfies the eligibility requirements set forth in Section 2.1(b).

(d)
Participation By Employees Whose Status Changes. If an Employee who is not an Eligible Employee becomes an Eligible Employee, the Employee will participate in the Plan immediately if he or she has satisfied the minimum age and service requirements and would have previously become a Participant had he or she been an Eligible Employee. The participation of a Participant who ceases to be an Eligible Employee will be suspended. Upon once again becoming an Eligible Employee, a suspended Participant will resume eligibility. The Vested Interest of a Participant who ceases to be an Eligible Employee will continue to increase in accordance with Section 4.6.

(e)
Participation By Former Participants. A Participant who terminates employment with the Employer for any reason but is subsequently reemployed as an Eligible Employee will again become a Participant in the Plan as provided in the definition of Year of Service.

2.2	Waiver of Participation.
An Employee who is otherwise eligible to participate in the Plan may elect to waive such participation in accordance with the following provisions:

(a)
Irrevocable Election. An Eligible Employee may make a one-time irrevocable election to waive participation in the Plan. However, the Administrator may in its sole discretion elect not to make this option available to one or more Eligible Employees if the Eligible Employee is not an HCE and is not likely to become an HCE and if the Administrator determines that such waiver may cause the Plan for any Plan Year to fail to satisfy one of the tests in Code §410(b)(1)(A) or Code §410(b)(1)(B) and (C). The Employee's election to waive participation in the Plan must be in writing and must be delivered to the Administrator. Notwithstanding the foregoing however, once an Employee has become a Participant in the Plan, no waiver can be made, except as provided in paragraph (b) below.

(b)
Election to Waive Allocation. Notwithstanding paragraph (a), and subject to the Top-Heavy Minimum Allocation requirements set forth in Section 3.5, a Participant may agree to forego an allocation of Employer contributions to his or her Participant's Account for all or any Allocation Periods if the Participant is an HCE for the Allocation Period and such waiver does not have a direct or indirect impact on the overall remuneration paid to such Participant.

(c)
Administrative Requirements. An Employee's election to waive participation or forego an allocation must be in writing and must be delivered to the Administrator on or before the date the Employee first becomes eligible to participate in the Plan in the case of a waiver under paragraph (a), and before the Participant is entitled to an allocation to his or her Participant's Account in the case of foregoing an allocation under paragraph (b). The Administrator will furnish any form required to make an election under this Section, which may include the requirement for consent by the Employee's Spouse.

2.3	Reemployment After Termination.
If an Employee terminates employment and is subsequently reemployed by the Employer or an Affiliated Employer, such Employee's Years of Service for purposes of eligibility (as well as the time such Employee enters or reenters the Plan as a Participant) will be determined in accordance with the rules described in the definition of Year of Service.

                                       Article 3
Contributions and Allocations

3.1	Employer Contributions.
The Employer intends to make contributions to the Plan. The Employer does not guarantee either the making of the contributions or the payment of the benefits under the Plan. The Employer reserves the right to reduce, suspend or discontinue contributions for any reason at any time, but if the Plan is deemed to be terminated as a result of such reduction, suspension or discontinuance, the provisions of Article 9 will become effective. All contributions will be determined in accordance with the following provisions:

(a)
Amount of Contribution. The Employer in its sole discretion may make a contribution to the Plan. The amount will be determined by the Employer, and the Employer's determination will be binding on the Trustee, the Administrator and all Participants, and cannot be reviewed in any manner.

(b)	Allocation of Contribution. Each Benefiting Participant's share of Employer contributions will be allocated to his or her Participant's Account in accordance with the following provisions:

(1)
Company Stock. Subject to the requirements of Section 3.2, Company Stock contributed to the Plan will be allocated to each Benefiting Participant's Company Stock Account in the ratio that each Benefiting Participant's Compensation for the Allocation Period bears to the total Compensation of all Benefiting Participants for the Allocation Period. However, Company Stock acquired by the Plan with the proceeds of an Exempt Loan will only be allocated to each Participant's Company Stock Account upon release from the Unallocated Company Stock Suspense Account as provided in Section 3.2(b). Company Stock acquired with the proceeds of an Exempt Loan will be an asset of the Trust Fund and maintained in the Unallocated Company Stock Suspense Account. Company Stock which has been released from the Unallocated Company Stock Account during the Plan Year will be allocated on the annual Valuation Date to each Benefiting Participant's Company Stock Account in the same ratio as described above.

(2)
Other Contributions. Each Benefiting Participant's share of cash or property, other than Company Stock and dividends attributable thereto, will be allocated to his or her Other Investments Account in the ratio that the Compensation of each Benefiting Participant for the Allocation Period bears to the total Compensation of all Benefiting Participants for the Allocation Period.

(3)
Cash Dividends.  Cash dividends received by the Plan that are attributable to Company Stock allocated to a Participant's Company Stock Account and that are not currently distributed under Section 5.16 will be reinvested in Company Stock.

(c)	Benefiting Participants. A Participant will be a Benefiting Participant for any Allocation Period in accordance with the following provisions:

(1)
Participants Employed on the Last Day of the Allocation Period. Any Participant who is an Employee on the last day of the Allocation Period and who at any time during the Allocation Period was in an eligible class of Employees as set forth in Section 2.1(a) will be a Benefiting Participant for that Allocation Period only if he or she is credited with at least 1,000 Hours of Service during the Allocation Period (or is credited with the proportionate equivalent if the Allocation Period is less than 12 consecutive months).

(2)
Participants Who Terminate Before the Last Day of the Allocation Period. Any Participant who terminates employment with the Employer before the last day of the Allocation Period: (A) a Participant who terminates because of his or her retirement on or after Normal Retirement Age will be a Benefiting Participant regardless of the number of Hours of Service with which he or she is credited during the Allocation Period; (B) a Participant who terminates because of his or her death will be a Benefiting Participant regardless of the number of Hours of Service with which he or she is credited during the Allocation Period; (C) a Participant who terminates because of his or her Disability will be a Benefiting Participant regardless of the number of

Hours of Service with which he or she is credited during the Allocation Period; and (D) a Participant who terminates for reasons other than retirement on or after Normal Retirement Age, death or Disability will not be a Benefiting Participant.

(d)
Limitations on Contributions. Notwithstanding any provision of this Article, no Employer contribution will be made for any Participant who is not a Benefiting Participant for an Allocation Period unless otherwise required by the Top Heavy Minimum Allocation provisions in Section 3.5.

(e)
Allocation Period. Any contribution made under the terms of the Plan may, at the election of the Employer, be contributed (1) each payroll period; (2) each month; (3) each Plan quarter; (4) on an annual basis; or (5) on any other less than annual Allocation Period basis as determined by the Employer, provided such Allocation Period does not discriminate in favor of HCEs. The Employer may elect a different Allocation Period for each type of contribution. Contributions will be allocated to Benefiting Participants as of the last day of an applicable contribution period.

(f)
Form of Contribution. To the extent the Employer's contribution is not used to reduce an obligation or liability of an Employer to the Plan, and the contribution is unencumbered and discretionary, then the contribution may consist of (1) Company Stock; (2) cash; (3) cash equivalencies; (4) qualifying employer real property and/or qualifying employer securities as defined in ERISA §407(d)(4) and ERISA §407(d)(5), provided the acquisition of such qualifying employer real property and/or qualifying employer securities satisfies the requirements of ERISA §408(e); or (5) any other property that is not prohibited under Code §4975 and is acceptable to the Trustee.

(g)	Refund of Contributions for All Plans. Contributions made to the Plan by the Employer can only be returned to the Employer in accordance with the following provisions:

(1)
Failure of Plan to Initially Qualify. If the Plan fails to initially satisfy the requirements of Code §401(a) and the Employer declines to amend the Plan to satisfy such requirements, contributions made prior to the date such qualification is denied must be returned to the Employer within 1 year of the date of such denial, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's tax return for the taxable year in which the Plan is adopted, or by such later date as the Secretary of the Treasury may prescribe.

(2)
Contributions Made Under a Mistake of Fact. If a contribution is attributable in whole or in part to a good faith mistake of fact, including a good faith mistake in determining the deductibility of the contribution under Code §404, an amount may be returned to the Employer equal to the excess of the amount contributed over the amount that would have been contributed had the mistake not occurred. Earnings attributable to an excess contribution will not be returned, but losses attributable to the excess contribution will reduce the amount so returned. Such amount will be returned within one year of the date the contribution was made or the deduction disallowed, as the case may be.

(3)
Nondeductible Contributions. Except to the extent an Employer may intentionally make a nondeductible contribution, for example in order to correct an administrative error or restore a Forfeiture, any contribution by the Employer is conditioned on its deductibility and will otherwise be returned to the Employer.

3.2	Company Stock Account.
Company Stock allocable to a Benefiting Participant's Company Stock Account, or Company Stock released from the Unallocated Company Stock Account during an Allocation Period, will be allocated to a Benefiting Participant's Company Stock Account in accordance with the following:

(a)
Company Stock. A Benefiting Participant's Company Stock Account will be credited with his or her allocable share of Company Stock (including fractional shares) purchased and paid for by the Plan or contributed in kind by the Employer, except that Company Stock acquired with the proceeds of an Exempt Loan must be added to and maintained in the Unallocated Company Stock Suspense Account. Such Company Stock will be released and withdrawn from that account as if all Company Stock in that account were encumbered. In the case of an Employer that is an electing small business corporation, the Plan may not use dividends on any allocated Company Stock to pay an Exempt Loan that was used to purchase Company Stock. Cash dividends paid on Company Stock in a Participant's Company Stock Account will, in the sole discretion of the Administrator, either be credited to the Participant's Account or will be used to repay an Exempt Loan. However, (1) when cash dividends are used to repay an Exempt Loan, Company Stock will be released from the Unallocated Company Stock Suspense Account and will be allocated to each Benefiting Participant's Company Stock Account in the ratio that each Benefiting Participant's Compensation for the Allocation Period bears to the total Compensation of all Benefiting Participants for the Allocation Period; and (2) Company Stock allocated to a Participant's Company Stock Account will have a fair market value not less than the amount of cash dividends which would have been allocated to such Participant's Account for the Allocation Period.

(b)
Unallocated Company Stock Account. Any Company Stock which is acquired with an Exempt Loan and is in the Unallocated Company Stock Account will only be withdrawn and allocated to Participants' Accounts in accordance with the following provisions:

(1)
Method of Withdrawing Stock. For each Allocation Period during the duration of an Exempt Loan, the number of shares of Company Stock released from the Unallocated Company Stock Account will equal the number of shares held therein immediately before release for the current Allocation Period multiplied by a fraction, the numerator of which is the amount of principal and interest paid for the Allocation Period and the denominator of which is the sum of the numerator plus the principal and interest to be paid for all future Allocation Periods. The number of future Allocation Periods must be definitely ascertainable and must be determined without taking into account any possible extensions or renewal periods. If the interest rate under the Exempt Loan is variable, the interest to be paid in future Allocation Periods must be computed by using the interest rate applicable as of the end of the Allocation Period.

(2)
Alternative Method of Withdrawing Stock. Notwithstanding subparagraph (1), the number of shares of Company Stock released from the Unallocated Company Stock Account may be determined in the same manner described in subparagraph (1) except that the number will be based solely on the amount of principal paid for the Allocation Period in relation to the sum of such amount plus the principal to be paid for all future Allocation Periods, provided that (1) the Exempt Loan must provide for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for 10 years; (2) interest in any payment is disregarded only to the extent it would be determined to be interest under standard loan amortization tables; and (3) the alternative described in this subparagraph is not applicable from the time that, by reason of a renewal, extension or refinancing, the sum of the expired duration of the Exempt Loan, the renewal period, the extension period, and the duration of a new Exempt Loan exceeds 10 years.

(3)
Method of Allocating Withdrawn Stock to Participants. The Plan must consistently allocate to each Participant's Account, in the same manner as Employer contributions under Section 3.1 are allocated, non-monetary units (shares and fractional shares of Company Stock) representing each Participant's interest in Company Stock withdrawn from the Unallocated Company Stock Suspense Account. However, Company Stock released from the Unallocated Company Stock Account with cash dividends under paragraph (a) will be allocated to each Benefiting Participant's Company Stock Account in the same proportion that each such Participant's number of shares of Company Stock sharing in such cash dividends bears to the total number of shares of all Benefiting Participants' Company Stock sharing in such cash dividends.

(4)
Allocation of Income. Income earned on Company Stock in the Unallocated Company Stock Account will be used, at the discretion of the Administrator, to repay the Exempt Loan used to purchase such Company Stock. Company Stock released from the Unallocated Company Stock Account with such income, and any income which is not so used, will be allocated on the annual Valuation Date in the same proportion that each Benefiting Participant's Compensation for the Plan Year bears to the total Compensation of all Benefiting Participants for the Plan Year.

3.3	Earnings and Losses.
As of each Valuation Date, amounts in Participants' accounts/sub-accounts which have not been segregated from the general Trust Fund for investment purposes and which have not been distributed since the prior Valuation Date will have the net income of the Trust Fund that has been earned since the prior Valuation Date allocated in accordance with such rules and procedures that are established by the Administrator and that are applied in a uniform and nondiscriminatory manner based upon the investments of the Trust Fund and the Participants' accounts/sub-accounts to which the net income is allocated. Participants' accounts which have been segregated from the general Trust Fund for investment purposes will only have the net income earned thereon allocated thereto. Policy dividends or credits will be allocated to the Participant's Account for whose benefit the Policy is held. For purposes of this Section, the term "net income" means the net of any interest, dividends, unrealized appreciation and depreciation (other than the unrealized appreciation or depreciation of the Company Stock allocated to the Participants' Company Stock Accounts), capital gains and losses, and investment expenses of the Trust Fund as determined on each Valuation Date. Net income does not include (1) the interest paid under any installment contract for the purchase of Company Stock by the Plan or the interest paid on any loan used by the Plan to purchase Company Stock; or (2) income received by the Trust Fund with respect to Company Stock acquired with an Exempt Loan to the extent such income is used to repay the loan. All income received by the Trust Fund from Company Stock acquired with the proceeds of an Exempt Loan may, at the discretion of the Administrator, be used to repay such loan.

3.4	Forfeitures and Their Usage.
Forfeitures will be determined and applied in accordance with the following:

(a)
When Forfeitures Occur. A Forfeiture will occur upon the earlier to occur of (1) the date the Participant receives a distribution of his or her Vested Interest under Article 5; or (2) the date the Participant incurs five consecutive Breaks in Service after termination of employment.

(b)
Usage and Allocation of Forfeitures. On each annual Valuation Date, the Administrator may elect to use all or any portion of the Forfeiture Account to pay administrative expenses incurred by the Plan. The portion of the Forfeiture Account that is not used to pay administrative expenses will be used first to restore previous Forfeitures of Participants' Accounts pursuant to Section 5.7 and/or to restore missing Participants' Accounts pursuant to Section 5.13. The portion of the Forfeiture Account that is not used to pay administrative expenses and is not used to satisfy the provisions of the previous sentence will then be used to reduce the Employer’s contribution for the current Plan Year or a future Plan Year.

3.5	Top Heavy Minimum Allocation.
In any Top Heavy Plan Year in which a Key Employee receives an allocation of Employer contributions or Forfeitures, each Employee who is described in paragraph (a) below will receive the Top Heavy Minimum Allocation, determined in accordance with the following provisions:

(a)
Participants Who Must Receive the Top Heavy Minimum Allocation. The Top Heavy Minimum Allocation, or such lesser amount as may be permitted under paragraph (b), will be made for each Participant who is a Non-Key Employee and who is employed by an Employer on the last day of the Plan Year, even if such Participant (1) fails to complete any minimum Hours of Service/Period of Service required to receive an allocation of Employer contributions or Forfeitures for the Plan Year; (2) fails to make Elective Deferrals to the Plan in the case of a 401(k) plan; or (3) receives Compensation that is less than a stated amount.

(b)
Participation in Multiple Defined Contribution Plans. If (1) this Plan is not part of a Required Aggregation Group or a Permissive Aggregation Group with a defined benefit plan, (2) this Plan is part of a Required Aggregation Group or a Permissive Aggregation Group with one or more defined contribution plans, (3) a Participant who is described in paragraph (a) participates in this Plan and in one or more defined contribution plans that are part of the Required Aggregation Group or the Permissive Aggregation Group, and (4) the allocation of Employer contributions and Forfeitures of each plan that is part of the Required Aggregation Group or the Permissive Aggregation Group (when each plan is considered separately) is insufficient to satisfy the Top Heavy Minimum Allocation requirement with respect to such Participant, the Top Heavy Minimum Allocation requirement will nevertheless be satisfied if the aggregate allocation of Employer contributions and Forfeitures that are made on behalf of such Participant under this Plan and all other defined contribution plans that are part of the Required Aggregation Group or the Permissive Aggregation Group (and any other defined contribution plan that is sponsored by the Employer) is sufficient to satisfy the Top Heavy Minimum Allocation requirement. However, if the aggregate allocation of Employer contributions and Forfeitures that are made on behalf of a Participant under this Plan and all other defined contribution plans that are part of the Required Aggregation Group or the Permissive Aggregation Group (and any other defined contribution plan that is sponsored by the Employer) is not sufficient to satisfy the Top Heavy Minimum Allocation requirement, then the Employer will make an additional contribution on behalf of such Participant to this Plan and/or to one or more defined contribution plans that are part of the Required Aggregation Group or the Permissive Aggregation Group (or any other defined contribution plan that is sponsored by the Employer) in order that the aggregate allocation of Employer contributions and Forfeitures that are made on behalf of such Participant under this Plan and all defined contribution plans that are part of the Required Aggregation Group or the Permissive Aggregation Group (and any other defined contribution plan that is sponsored by the Employer) satisfies the Top Heavy Minimum Allocation requirement.

(c)
Contributions That Can Be Used to Satisfy Top Heavy Minimum. All Employer contributions to this Plan will used in determining if the Employer has satisfied the Top Heavy minimum benefit and/or Top Heavy Minimum Allocation requirements of this Section. Employer contributions that are made on behalf of a Participant to a 401(k) plan by the Employer may also be used.

3.6	Failsafe Allocation.
For any Plan Year in which the Plan fails to satisfy the average benefit percentage test under Code §410(b)(2) or the average benefits test under Regulation §1.401(a)(4) (or if the Administrator is unable to or elects not to perform such tests), the Administrator may make allocations under this paragraph to the extent necessary to insure that the Plan for any such Plan Year satisfies one of the tests under either Code §410(b)(1)(A) (in which the Plan initially fails to benefit at least 70% of NHCEs), or in Code §410(b)(1)(B) (in which the Plan initially fails to benefit a percentage of NHCEs that is at least 70% of the percentage of HCEs who benefit under the Plan). In such event in order to satisfy such test(s) for any Plan Year affected, an additional Employer contribution may be made and allocated for certain Employees who did not receive an allocation for the Plan Year, subject to the following provisions:

(a)
Group Order of Allocation. Any allocation made under this section will be made in the following order: (1) first, an allocation may be made to that group of Employees who were Participants for the Plan Year but did not receive an allocation for the Plan Year with respect to the contribution source that is not in compliance with Code §410(b); (2) next, an allocation may be made to that group of Employees who have not yet satisfied the eligibility requirements under Section 2.1 and are not members of an ineligible class of Employee as described in Section 2.1; (3) next, an allocation may be made to that group of Employees who have satisfied the eligibility requirements under Section 2.1 except that they are members of an ineligible class of Employees as described in Section 2.1 with respect to that contribution source; and (4) finally, an allocation may be made to that group of Employees who have not yet satisfied the eligibility requirements under Section 2.1 and are members of an ineligible class of Employees as described in Section 2.1.

(b)
Priority of Allocation Within Each Group. Only those Employees who are required to benefit under the Plan for the Plan Year to satisfy the above tests will be entitled to an allocation. To determine each Employee's priority within each group for this purpose, individuals will first be ranked by Hours of Service during the Plan Year with the highest number first. Then, before making an allocation under this Section, Employees will be further ranked beginning with those Employees who are employed on the last day of the Plan Year.

3.7	Rollover Contributions.
Subject to any procedures adopted by the Administrator pursuant to Section 8.6, any Employee who was a former Employee, experienced a termination of employment with the Employer and received a distribution of his or her benefit hereunder is permitted to make Rollover Contributions to the Plan. Rollover Contributions will be allocated to an Employee's Rollover Contribution Account in which the Employee will have a 100% Vested Interest. The Administrator may choose for investment purposes either to segregate Rollover Contribution Accounts into separate interest bearing accounts or to invest Rollover Contribution Accounts as part of the general Trust Fund.

3.8	Voluntary Employee Contributions.
Voluntary Employee Contributions are not permitted.

                      Article 4
Plan Benefits

4.1	Benefit Upon Normal (or Early) Retirement.
Every Participant who has reached Normal (or Early) Retirement Age will be entitled upon subsequent termination of employment to receive his or her Vested Aggregate Account balance determined as of the most recent Valuation Date coinciding with or immediately preceding the date of distribution. Distribution will be made in accordance with Section 5.1.

4.2	Benefit Upon Late Retirement.
A Participant who has reached Normal Retirement Age may elect to remain employed and retire at a later date. Such Participant will continue to participate in the Plan and his or her Participant's Account will continue to receive allocations under Article 3. Upon actual retirement, the Participant will be entitled to his or her Vested Aggregate Account balance determined as of the most recent Valuation Date coinciding with or immediately preceding the date of distribution. Distribution will be made in accordance with Section 5.1.

4.3	Benefit Upon Death.
Upon the death of a Participant prior to termination of employment, or upon the death of a Terminated Participant prior to distribution of his or her Vested Aggregate Account, his or her Beneficiary will be entitled to the Participant's Vested Aggregate Account balance determined as of the most recent Valuation Date coinciding with or immediately preceding the date of distribution. If any Beneficiary who is living on the date of the Participant's death dies prior to receiving his or her entire death benefit, the portion of such death benefit will be paid in a lump sum to the estate of such deceased Beneficiary. The Administrator's determination that a Participant has died and that a particular person has a right to receive a death benefit will be final. Distribution will be made in accordance with Section 5.2.

4.4	Benefit Upon Disability.
If a Participant suffers a Disability prior to termination of employment, or if a Terminated Participant suffers a Disability prior to distribution of his or her Vested Aggregate Account balance, he or she will be entitled to his or her Vested Aggregate Account balance determined as of the most recent Valuation Date coinciding with or immediately preceding the date of distribution. Distribution will be made in accordance with Section 5.3.

4.5	Benefit Upon Termination of Employment.
A Terminated Participant will be entitled to his or her Vested Aggregate Account balance as of the most recent Valuation Date coinciding with or immediately preceding the date of distribution. Distribution to a Terminated Participant who does not die prior to distribution or who does not suffer a Disability prior to distribution will be made under Section 5.4.

4.6	Determination of Vested Interest.
A Participant's Vested Interest in his or her Participant's Account will be determined in accordance with the following provisions:

(a)
Vesting Upon Retirement, Death or Disability. A Participant will have a 100% Vested Interest in his or her Participant's Account upon reaching Normal Retirement Age prior to termination of employment. A Participant will also have a 100% Vested Interest therein upon his or her retirement at Early Retirement; upon his or her Disability prior to termination of employment; and upon his or her death prior to termination of employment.

(b)
Vesting of Employer Contributions. A Participant's Vested Interest in his or her Participant's Account will be determined by the vesting schedule following this paragraph based on the Participant's credited Years of Service on the date the determination is made. All Years of Service will be counted in determining a Participant's Vested Interest under this paragraph.

            1 Year of Service.............0% Vested

            2 Years of Service.........20% Vested

            3 Years of Service.........40% Vested

            4 Years of Service.........60% Vested

            5 Years of Service.........80% Vested

            6 Years of Service.......100% Vested

Notwithstanding the foregoing vesting schedule, if a Participant is discharged for “just cause” before he or she has three Years of Service for vesting purposes, the entire amount of the Participant’s Account shall be forfeited.  No such forfeiture shall occur, however, on or after the date a Participant reaches Normal Retirement Age.  For purposes of this paragraph, “just cause” shall mean theft, fraud, embezzlement or willful misconduct causing significant property damage to the Employer or personal injury to any other Employee or other acts that the Employer deems to be “just cause.”

(c)
Amendments to the Vesting Schedule. No amendment to the Plan may directly or indirectly reduce a Participant's Vested Interest in his or her Participant's Account. If the Plan is amended in any way that directly or indirectly affects the computation of a Participant's Vested Interest in his or her Participant's Account, or the Plan is deemed amended by an automatic change to or from a Top Heavy Vesting schedule, then the following provisions will apply:

(1)
Participant Election. Any Participant with at least three Years of Service may, by filing a written request with the Administrator, elect to have the Vested Interest in his or her Participant's Account computed by the Vesting schedule in effect prior to the amendment. A Participant who fails to make an election will have the Vested Interest computed under the new schedule. The period in which the election may be made will begin on the date the amendment is adopted or is deemed to be made and will end on the latest of (1) 60 days after the amendment is adopted; (2) 60 days after the amendment becomes effective; or (3) 60 days after the Participant is issued written notice of the amendment by the Employer or Administrator.

(2)
Preservation of Vested Interest. Notwithstanding the foregoing to the contrary, if the vesting schedule is amended, then in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the Vested Interest in his or her Participant's Account determined as of such date will not be less than his or her Vested Interest computed under the Plan without regard to such amendment.

                                        Article 5
Distribution of Benefits

5.1	Distribution of Benefit Upon Retirement.
Unless a cash-out occurs under Section 5.5, the retirement benefit a Participant is entitled to receive under Section 4.1 or 4.2 will be distributed in the following manner:

(a)
Form of Distribution. A Participant may elect to have his or her benefit distributed by one of the following methods: (1) in one lump-sum; or (2) in substantially equal monthly, quarterly, semi-annual, or annual installments over a 5-year period (unless the Participant elects a longer period). If the Participant's Account balance exceeds $935,000, the 5-year period will be extended 1 additional year (but not more than 5 additional years) for each $935,000 or fraction thereof by which the Participant's Account balance exceeds $935,000. These dollar limits will be adjusted at the same time and in the same manner as provided in Code §415(d).

(b)
Partial Distributions. If a Participant receives a distribution of less than 100% of his or her Vested Aggregate Account balance, the Administrator will determine the portion (including zero) of the distribution that will be made from each of the Participant's sub-accounts, provided that any such determination is made in a uniform nondiscriminatory manner.

(c)
Time of Distribution. Distribution will be made within a reasonable time after the Participant terminates employment on or after his or her Normal (or Early) Retirement Date, but distribution must begin no later than the Required Beginning Date. Notwithstanding the foregoing, distribution of a Participant's Company Stock Account will begin no later than one year after the close of the Plan Year in which the Participant terminates employment on or after his or her Normal (or Early) Retirement Date unless the Participant otherwise elects. However, to the extent permitted by law, Company Stock acquired with an Exempt Loan will be excluded from any such distribution until the close of the Plan Year in which the Exempt Loan is repaid in full.

5.2	Distribution of Benefit Upon Death.
Unless a cash-out occurs under Section 5.5, the benefit a deceased Participant's Beneficiary is entitled to receive under Section 4.3 will be distributed in the following manner:

(a)
Surviving Spouse. If a Participant is married on the date of his or her death, the Participant's surviving Spouse will be entitled to receive a death benefit determined in accordance with the following:

(1)
Form of Distribution. Notwithstanding any other Beneficiary designation by a Participant, if a Participant is married on the date of death, the surviving Spouse will be entitled to receive 100% of the Participant's death benefit unless the surviving Spouse has waived that right under Section 5.8. The benefit will be distributed at the surviving Spouse's election by one of the following methods: (1) in one lump-sum; or (2) in substantially equal monthly, quarterly, semiannual, or annual installments over a 5-year period (unless the surviving Spouse elects a longer period). If the Participant's Account balance exceeds $935,000, the 5-year period will be extended 1 additional year (but not more than 5 additional years) for each $185,000 or fraction thereof by which the Participant's Account balance exceeds $935,000. These dollar limits will be adjusted at the same time and in the same manner as provided in Code §415(d).

(2)
Time of Distribution. The surviving Spouse may elect to (1) have any death benefit to which he or she is entitled distributed within a reasonable time after the death of the Participant; or (2) defer distribution of the death benefit, but distribution may not be deferred beyond December 31st of the calendar year in which the deceased Participant would have attained Age 70½. Notwithstanding the foregoing, distribution of a Participant's Company Stock Account will begin no later than one year after the close of the Plan Year in which the Participant dies unless the Spouse otherwise elects. However, to the extent permitted by law, Company Stock acquired with an Exempt Loan will be excluded from any such distribution until the close of the Plan Year in which the Exempt Loan is repaid in full. If the surviving Spouse dies before distribution begins, then distribution will be made as if the surviving Spouse were the Participant.

Distribution will be considered as having commenced when the deceased Participant would have reached Age 70½ even if payments have been made to the surviving Spouse before that date.

(b)
Non-Spouse Beneficiary. Any death benefit a non-Spouse Beneficiary is entitled to receive will be distributed at the surviving Spouse's election by one of the following methods: (1) in one lump-sum; or (2) in substantially equal monthly, quarterly, semiannual, or annual installments over a 5-year period (unless the surviving Spouse elects a longer period). If the Participant's Account balance exceeds $935,000, the 5-year period will be extended 1 additional year (but not more than 5 additional years) for each $185,000 or fraction thereof by which the Participant's Account balance exceeds $935,000. These dollar limits will be adjusted at the same time and in the same manner as provided in Code §415(d). Distribution to a non-Spouse Beneficiary will be made within a reasonable time after the death of the Participant, but distribution of a lump sum must be made by December 31st of the calendar year which contains the 5th anniversary of the date of the Participant's death, or installments must begin no later than December 31st of the calendar year immediately following the calendar year the Participant died. Notwithstanding the foregoing, distribution of a Participant's Company Stock Account will begin no later than one year after the close of the Plan Year in which the Participant dies unless the Beneficiary otherwise elects. However, to the extent permitted by law, Company Stock acquired with an Exempt Loan will be excluded from any such distribution until the close of the Plan Year in which the Exempt Loan is repaid in full.

(c)
Distribution If the Participant or Other Payee Is In Pay Status. If a Participant or Beneficiary who has begun receiving distribution of a benefit dies before the entire benefit is distributed, the balance will be distributed to the Participant's Beneficiary (or Beneficiary's beneficiary) at least as rapidly as under the method of distribution being used on the date of the Participant's or Beneficiary's death.

(d)
Payments to a Beneficiary. In the absence of a Beneficiary designation or other directive from the deceased Participant to the contrary, any Beneficiary may name his or her own Beneficiary to receive any benefits payable in the event of the Beneficiary's death prior to receiving the entire death benefit to which the Beneficiary is entitled; and if a Beneficiary has not named his or her own Beneficiary, the Beneficiary's estate will be the Beneficiary. If any benefit is payable under this paragraph to a Beneficiary of the deceased Participant's Beneficiary or to the estate of the deceased Participant's Beneficiary, or to any other Beneficiary or the estate thereof, subject to the limitations regarding the latest dates for benefit payment in paragraphs (a) and (c) above, the Administrator may (1) continue to pay the remaining value of such benefits in the amount and form already commenced, or pay such benefits in any other manner permitted under the Plan for a Participant or Beneficiary, and (2) if payments have not already commenced, pay such benefits in any other manner permitted under the Plan. Distribution to the Beneficiary of a Beneficiary must begin no later than the date distribution would have been made to the Participant's Beneficiary. The Administrator's determination under this paragraph will be final and will be applied in a non-discriminatory manner that does not discriminate in favor of Highly Compensated Employees.

(e)
Partial Distributions. If a Participant's Beneficiary receives a distribution of less than 100% of the Participant's Vested Aggregate Account balance, the Administrator will determine the portion (including zero) of the distribution that will be made from each of the Participant's sub-accounts, provided that any such determination is made in a uniform nondiscriminatory manner.

5.3	Distribution of Benefit Upon Disability.
Unless a cash-out occurs under Section 5.5, the Disability benefit a Participant is entitled to receive under Section 4.4 will be distributed in the following manner:

(a)
Form of Distribution. A Participant may elect to have his or her benefit distributed by one of the following methods: (1) in one lump-sum; or (2) in substantially equal monthly, quarterly, semi-annual, or annual installments over a 5-year period (unless the Participant elects a longer period). If the Participant's Account balance exceeds $935,000, the 5-year period will be extended 1 additional year (but not more than 5 additional years) for each $185,000 or fraction thereof by which the Participant's

Account balance exceeds $935,000. These dollar limits will be adjusted at the same time and in the same manner as provided in Code §415(d).

(b)
Partial Distributions. If a Participant receives a distribution of less than 100% of his or her Vested Aggregate Account balance, the Administrator will determine the portion (including zero) of the distribution that will be made from each of the Participant's sub-accounts, provided that any such determination is made in a uniform nondiscriminatory manner.

(c)
Time of Distribution. Distribution will be made within an administratively reasonable time after the date on which a Participant who suffers a Disability terminates employment, but not later than the Participant's Required Beginning Date. Notwithstanding the foregoing, distribution of a Participant's Company Stock Account will begin no later than one year after the close of the Plan Year in which the Participant terminates employment because of the Disability unless the Participant otherwise elects. However, to the extent permitted by law, Company Stock acquired with an Exempt Loan will be excluded from any such distribution until the close of the Plan Year in which the Exempt Loan is repaid in full.

5.4	Distribution of Benefit Upon Termination of Employment.
Unless a cash-out occurs under Section 5.5 or a prior distribution has been made under Section 5.2 or 5.3, the benefit a Terminated Participant is entitled to receive under Section 4.5 will be distributed in the following manner:

(a)
Form of Distribution. A Participant may elect to have his or her benefit distributed by one of the following methods: (1) in one lump-sum; or (2) in substantially equal monthly, quarterly, semi-annual, or annual installments over a 5-year period (unless the Participant elects a longer period). If the Participant's Account balance exceeds $935,000, the 5-year period will be extended 1 additional year (but not more than 5 additional years) for each $185,000 or fraction thereof by which the Participant's Account balance exceeds $935,000. These dollar limits will be adjusted at the same time and in the same manner as provided in Code §415(d).

(b)
Partial Distributions. If a Participant receives a distribution of less than 100% of his or her Vested Aggregate Account balance, the Administrator will determine the portion (including zero) of the distribution that will be made from each of the Participant's sub-accounts, provided that any such determination is made in a uniform nondiscriminatory manner.

(c)
Time of Distribution. Distribution will be made within an administratively reasonable time after a Terminated Participant requests payment, but in no event later than the Required Beginning Date. Notwithstanding the foregoing, if a Terminated Participant is not reemployed by the Employer at the end of the fifth Plan Year following the Plan Year of his or her termination of employment, distribution of his or her Company Stock Account must begin not later than one year after the close of the fifth Plan Year following the Plan Year in which the Participant incurs such termination; but if a Terminated Participant is reemployed by the Employer as of the last day of the fifth Plan Year following the Plan Year of such termination of employment, distribution of his or her Company Stock Account will be postponed until the Participant is otherwise entitled to a distribution under the Plan. However, to the extent permitted by law, Company Stock acquired with an Exempt Loan will be excluded from such distribution until the close of the Plan Year in which the Exempt Loan is repaid in full.

5.5	Mandatory Cash-Out of Benefits.
Effective March 28, 2005, the Vested Aggregate Account of a terminated Participant who satisfies the requirements of this Section will be mandatorily distributed (a "cash-out") without the Participant's consent in accordance with the provisions  set forth below. Cash-outs prior to March 28, 2005 are governed by the terms of the Plan (including amendments) as in effect prior to such date.

(a)
Cashout Threshold. The Administrator can only make a distribution under this Section if a Participant's Vested Aggregate Account on the date of distribution does not exceed $5,000 (excluding the Participant's Rollover Account) (such amount hereafter referred to as the "Cashout Threshold"). If a Participant would have received a distribution under the preceding sentence but for the fact that the

Participant's Vested Aggregate Account exceeded the Cashout Threshold when the Participant terminated employment, and if at a later time the Participant's Vested Aggregate Account is reduced to an amount not greater than the Cash-out Threshold in effect at that later time, then the Administrator will distribute such amount or remaining amount in a lump sum without the Participant’s consent. Any portion of the Participant's Account which is not Vested will be treated as a Forfeiture.

(b)
Time and Form of Distribution. Any distribution under this Section will be made as soon as administratively feasible after the Participant terminates employment (or, if applicable, as soon as administratively feasible after a terminated Participant's Vested Aggregate Account no longer exceeds the Cash-out Threshold). Distribution will, at the election of the Participant, be made in the form of a lump sum cash payment or as a direct rollover under Section 5.14. However, if the Participant fails to make a timely election and the amount of the distribution is $1,000 or less (including the Participant's Rollover Account), distribution will made in the form of a lump sum cash payment not less than 30 days and not more than 90 days (or such other time as permitted by law) after the Code §402(f) notice is provided to the Participant. If the Participant fails to make a timely election and the amount of the distribution exceeds $1,000 (including the Participant's Rollover Account), the Administrator will pay the distribution in an automatic direct rollover to an individual retirement plan designated by the Administrator. Such individual retirement plan, as defined in Code §7701(a)(37), may be either an individual retirement account within the meaning of Code §408(a) or an individual retirement annuity within the meaning of Code §408(b) (either of which is hereafter referred to as an IRA). The Administrator will establish the IRA at a qualified financial institution by selecting an IRA trustee, custodian or issuer that is unrelated to the Employer or the Administrator, and will make the initial investment choices for the IRA. Any automatic direct rollover will occur not less than 30 days and not more than 90 days (or such other time as permitted by law) after the Code §402(f) notice with the explanation of the automatic direct rollover is provided to the Participant.

5.6	Restrictions on Immediate Distributions.
If a Participant's Vested Aggregate Account balance exceeds the amount set forth in paragraph (a) of this Section and is Immediately Distributable, such account can only be distributed in accordance with the following provisions:

(a)
General Rule. If (1) the Vested Aggregate Account balance (effective January 1, 2002, determined before taking into account the Participant's Rollover Contribution Account) of a terminated Participant exceeds $5,000, or if there are remaining payments to be made with respect to a particular distribution option that previously commenced, and (2) such amount is Immediately Distributable, then the Participant must consent to any distribution of such amount. If (1) the Vested Aggregate Account balance (effective January 1, 2002, determined before taking into account the Participant's Rollover Contribution Account) of a terminated Participant does not exceed $5,000, but (if applicable) exceeds the cash-out threshold set forth in Section 5.5(a), and (2) such amount is Immediately Distributable, then only the Participant (or where the Participant has died, the Participant's Spouse or Beneficiary) must consent to any distribution of such amount.

(b)
Definition of Immediately Distributable. A Participant's benefit is immediately distributable if any part could be distributed to the Participant (or the Participant's surviving Spouse) before the Participant reaches (or would have reached if not deceased) the later of Normal Retirement Age or Age 62.

(c)
Consent Requirement. The consent of the Participant to any benefit that is immediately distributable must be obtained in writing within the 180-day period ending on the Annuity Starting Date. The Participant is not required to consent to a distribution that is required by Code §401(a)(9) or §415.

(d)
Notification Requirement. The Administrator must notify the Participant of the right to defer any distribution until it is no longer immediately distributable. Notification will include a general explanation of the material features and relative values of the optional forms of benefit, if any, available in a manner that would satisfy the notice requirements of Code §417(a)(3); and will be provided no less than 30 days or more than 180 days prior to the Annuity Starting Date. However, distribution of a Participant's benefit may begin less than 30 days after the such notice is given if (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least

30 days after receiving notice to consider the decision of whether or not to elect a distribution; (2) the Participant, after receiving the notice, affirmatively elects a distribution or a particular distribution option.

(e)
Consent Not Needed on Plan Termination. If upon Plan termination neither the Employer nor an Affiliated Employer maintains another defined contribution plan other than (1) an employee stock ownership plan (ESOP) as defined in Code §4975(e)(7) or §409(a), (2) a simplified employee pension (SEP) as defined in Code §408(k), (3) a SIMPLE IRA plan as defined in Code §408(p), (4) a plan or contract that satisfies the requirements of Code§ 403(b), or (5) a plan that is described in Code §457(b) or Code §457(f), then the Participant's benefit will, without the Participant's consent, be distributed to the Participant. If the Employer or an Affiliated Employer maintains another defined contribution plan other than an ESOP, a SEP, a SIMPLE IRA, a 403(b) plan/contract, or a 457(b) or 457(f) plan, then the Participant's benefit will, without the Participant's consent, be transferred to the other plan if the Participant does not consent to an immediate distribution under this Section.

5.7	Accounts of Rehired Participants.
If a Participant who is not 100% Vested in his or her Participant's Account terminates employment with the Employer, a Forfeiture of all or a portion of the Participant's Account of the terminated Participant may have occurred, and the Participant is subsequently reemployed by the Employer, then his or her Participant's Account will be administered in accordance with the following:

(a)
Reemployment of a Participant After 5 Consecutive Breaks in Service. If the Participant is reemployed by the Employer after incurring five consecutive Breaks in Service, then any previous Forfeiture of the Participant's Account will not be restored under the terms of this Plan.

(b)
Reemployment of a Non-Vested Participant Before 5 Consecutive Breaks in Service. If a Participant's Vested Interest in the entire Participant's Account balance attributable to Employer contributions is 0% on the date that the Participant terminates employment, the Participant is deemed to have received a distribution of such Vested Interest on the date of such termination of employment pursuant to the Section 3.4(a)(1), a Forfeiture of the Participant's Account balance attributable to Employer contributions occurs on the date of such termination of employment pursuant to Section 3.4(a)(1), and the Participant is subsequently reemployed by the Employer before incurring five consecutive Breaks in Service, then the previous Forfeiture of such Participant's Account balance attributable to Employer contributions will be restored, calculated as of the date that the Forfeiture occurred (unadjusted by subsequent gains and losses). Such restoration of the previous Forfeiture of such Participant's Account balance attributable to Employer contributions will occur in the Plan Year that such Participant is reemployed by the Employer.

(c)
Reemployment of a Vested Participant Before 5 Consecutive Breaks in Service. If a Participant's Vested Interest in the Participant's Account balance attributable to Employer contributions is less than 100% (but greater than 0%) on the date that the Participant terminates employment, a Forfeiture of the non-Vested portion of the Participant's Account balance attributable to Employer contributions of the terminated Participant may have occurred, and the Participant is subsequently reemployed by the Employer before incurring five consecutive Breaks in Service, then the following provisions apply:

(1)
Distribution Has Occurred But No Forfeiture Has Occurred. If a Forfeiture of the non-Vested portion of the Participant's Account balance attributable to Employer contributions has not occurred but a distribution of all or a portion of the Participant's Account of the terminated Participant has occurred, then a separate bookkeeping account will be established for the Participant's Account at the time of distribution; the Participant's Vested Interest in the separate bookkeeping account at any relevant time will be an amount ("X") determined according to the following formula: X = P(AB + (R x D) - (R x D)). In applying the formula, "P" is the Vested Interest at the relevant time, "AB" is the respective account balance at the relevant time, "D" is the amount of the distribution, and "R" is the ratio of the respective account balance at the relevant time to the respective account balance after the distribution.

(2)
No Distribution Has Occurred But Forfeiture Has Occurred. If a Forfeiture of the non-Vested portion of the Participant's Account balance attributable to Employer contributions has occurred and the terminated Participant is reemployed by the Sponsoring Employer or an Affiliated Employer before incurring five consecutive Breaks in Service and before receiving a distribution of the Vested Interest in his or her Participant's Account balance attributable to Employer contributions, then the previous Forfeiture of such Participant's Account balance attributable to Employer contributions will be restored, calculated as of the date that the Forfeiture occurred (unadjusted by subsequent gains and losses). Such restoration of the previous Forfeiture of such Participant's Account balance attributable to Employer contributions will occur in the Plan Year that such Participant is reemployed by the Employer.

(3)
Both Distribution and Forfeiture Have Occurred. If a distribution of all or a portion of the Vested Interest in the Participant's Account of a terminated Participant has occurred and a Forfeiture of the non-Vested portion of the Participant's Account attributable to Employer contributions has occurred (which may not necessarily occur at the same time that the distribution occurs), then the previous Forfeiture of such Participant's Account balance attributable to Employer contributions will be restored, calculated as of the date the Forfeiture occurred (unadjusted by subsequent gains and losses) and based upon the Sponsoring Employer's decision whether the Participant is required to repay the full amount of all distributions attributable to Employer contributions. With respect to such decision of the Sponsoring Employer whether the Participant is required to repay to the Plan the full amount of all distributions attributable to Employer contributions, in order to have the previous Forfeiture of such Participant's Account balance attributable to Employer contributions be restored, the following provisions will apply:

(A)	Precedent Established. Once such a decision by the Sponsoring Employer is made, it will establish precedence for the Plan and cannot be changed, altered or modified.

(B)
Time of Restoration If Repayment Is Not Required. If, based upon the Sponsoring Employer's decision, the Participant is not required to repay to the Plan the full amount of all distributions which were attributable to Employer contributions in order to have the previous Forfeiture of such Participant's Account balance attributable to Employer contributions be restored, then such restoration will occur in the Plan Year in which the Participant is reemployed by the Employer.

(C)
Time of Restoration If Repayment Is Required. If, based upon the Sponsoring Employer's decision, the Participant is required to repay to the Plan the full amount of all distributions which were attributable to Employer contributions in order to have the previous Forfeiture of such Participant's Account attributable to Employer contributions be restored, then such repayment by the Participant must be made before the earlier of (i) five years after the Participant's Reemployment Commencement Date, or (ii) the date on which the Participant incurs five consecutive Breaks in Service following the date of distribution of either the entire or the remaining Vested Interest in the Participant's Account. Such restoration of the previous Forfeiture of such Participant's Account balance attributable to Employer contributions will occur in the Plan Year that the Participant repays to the Plan the full (or any remaining) amount of the distribution which was attributable to Employer contributions.

(d)
Sources for Restoration. The sources to restore a previous Forfeiture of the non-Vested portion of the Participant's Account balance attributable to Employer contributions pursuant to this Section will be made first by using available Forfeitures to restore the previous Forfeiture and, if such available Forfeitures are insufficient to restore the previous Forfeiture, by the Employer making a special Employer contribution to the Plan to the extent necessary to restore the previous Forfeiture.

5.8	Spousal Consent Requirements.
A surviving Spouse's election not to receive a death benefit under Section 5.2 will not be effective unless (1) the election is in writing; (2) the election designates a specific Beneficiary or form of benefit that cannot be changed without spousal consent (or the Spouse's consent expressly permits designations by the Participant without any requirement of further spousal consent); and (3) the Spouse's consent acknowledges the effect of the election and is witnessed by the Administrator or a notary public.

5.9	Required Minimum Distributions.
All distributions will be determined and made in accordance with the final and temporary Regulations issued by the Internal Revenue Service under Code §401(a)(9) on April 17, 2002. Pursuant to those Regulations, all distributions will be determined in accordance with the following:

(a)
General Rules. All distributions hereunder will be made in accordance with these general rules: (1) the provisions of this Section will apply in determining required minimum distributions for calendar years beginning with the 2003 calendar year; (2) the requirements of this Section will take precedence over any inconsistent Plan provisions and prior Plan amendments; (3) all distributions required under this Section will be determined and made in accordance with the Regulations under Code §401(a)(9); and (4) notwithstanding the other provisions of this Section, distributions may be made under a designation made before January 1, 1984, in accordance with Tax Equity and Fiscal Responsibility Act (TEFRA) §242(b)(2) and the provisions of the Plan that relate to TEFRA §242(b)(2).

(b)	Time and Manner of Distribution. All required minimum distributions will be made from the Plan in the following time and in the following manner:

(1)	Required Beginning Date. The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's Required Beginning Date.

(2)
Death of Participant Before Distributions Begin. If the Participant dies before distribution begins, the Participant's entire interest will be distributed (or begin to be distributed) not later than set forth in the following provisions:

(A)
5-Year Rule Applies to All Distributions to Designated Beneficiaries. If the Participant dies before distributions begin and there is a Designated Beneficiary, the Participant's entire interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant's death. If the Participant's surviving Spouse is the Participant's sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to either the Participant or the surviving Spouse begin, this subparagraph will apply as if the surviving Spouse were the Participant. This subparagraph also applies to all distributions.

(B)
Life Expectancy Rule. Notwithstanding subparagraph (b)(2)(A), a Participant (or, if no election has been made by the Participant prior to the Participant's death, then the Participant's Designated Beneficiary) may elect on an individual basis whether the Life Expectancy rule applies to distributions after the death of a Participant who has a Designated Beneficiary. The election must be made no later than September 30th of the calendar year in which distribution would be required to begin under this subparagraph (b)(2)(B). If neither the Participant nor the Beneficiary makes an election under this subparagraph (or the election is received later than September 30th of the calendar year in which distribution would be required to begin under this subparagraph (b)(2)(B)), then distributions will be made in accordance with the 5-Year rule of subparagraph (b)(2)(A) above. The following relate to the Life Expectancy rule under this subparagraph:

(i)
Surviving Spouse Is Sole Designated Beneficiary. If the Participant's surviving Spouse is the sole Designated Beneficiary, distributions to the surviving Spouse will begin by the later of [a] December 31 of the calendar year immediately following the calendar year in which the Participant died, or [b] December 31 of the calendar year in which the Participant would have attained age 70½.

(ii)
Surviving Spouse Is Not Sole Designated Beneficiary. If the Participant's surviving Spouse is not the sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii)
No Beneficiary Is Designated. If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, then the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(iv)
Surviving Spouse Dies Before Distributions Begin. If the Participant's surviving Spouse is the Participant's sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, then this subparagraph (b)(2)(B), other than subparagraph (b)(2)(B)(i), will apply as if the surviving Spouse were the Participant.

(v)
Election to Allow Designated Beneficiary Receiving Distributions Under 5-Year Rule to Elect Life Expectancy Distributions. A Designated Beneficiary who is receiving payments under the 5-Year rule may make a new election to receive payments under the Life Expectancy rule until December 31, 2003, provided that all amounts that would have been required to be distributed under the Life Expectancy rule for all Distribution Calendar Years before 2004 are distributed by the earlier of December 31, 2003 or the end of the 5-Year period.

(C)
Date Distributions Are Deemed To Begin. For purposes of this subparagraph (b)(2) and paragraph (d), unless subparagraph (b)(2)(B)(iv) above applies, distributions are considered to begin on the Participant's Required Beginning Date. If subparagraph (b)(2)(B)(iv) above applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under subparagraph (b)(2)(B)(i) above. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's Required Beginning Date (or to the Participant's surviving Spouse before the date distributions are required to begin to the surviving Spouse under subparagraph (b)(2)(B)(i)), then the date distributions are considered to begin is the date distributions actually commence.

(3)
Forms of Distribution. Unless the Participant's interest is distributed as an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with paragraphs (c) and (d). If the Participant's interest is distributed as an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code §401(a)(9) and the Regulations.

(c)	Required Minimum Distributions During the Participant's Lifetime. The amount of required minimum distributions during a Participant's lifetime will be determined as follows:

(1)
Amount of Required Distribution Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed each Distribution Calendar Year is the lesser of (A) the quotient obtained by dividing the Participant's Account Balance by the distribution period in the Uniform Lifetime Table set forth in Regulation §1.401(a)(9)-9, using the Participant's age as of the Participant's birthday in the Distribution Calendar Year; or (B) if the Participant's sole Designated Beneficiary for the Distribution Calendar Year is the Participant's Spouse, then the quotient obtained by dividing the Participant's Account Balance by the number in the Joint and Last Survivor Table set forth in Regulation §1.401(a)(9)-9, using the Participant's and Spouse's attained ages as of the Participant's and Spouse's birthdays in the Distribution Calendar Year.

(2)
Required Minimum Distributions Continue Through Year of Participant's Death. Required minimum distributions will be determined under this paragraph (c) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant's date of death.

(d)	Required Minimum Distributions After the Participant's Death. Required minimum distributions will be made after a Participant's death in accordance with the following provisions:

(1)	Death On or After Distributions Begins. If a Participant dies on or after the date distribution begins, then the amount of a required minimum distribution will be determined as follows:

(A)
Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, then the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Designated Beneficiary, determined in accordance with the following:

(i)
Calculation of Participant's Remaining Life Expectancy. The Participant's remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)
Surviving Spouse Is Sole Designated Beneficiary. If the Participant's surviving Spouse is the Participant's sole Designated Beneficiary, then the remaining Life Expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant's death using the surviving Spouse's age as of the Spouse's birthday in that Distribution Calendar Year. For Distribution Calendar Years after the year of the surviving Spouse's death, the remaining Life Expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse's birthday in the calendar year of the Spouse's death, reduced by one for each subsequent calendar year.

(iii)
Surviving Spouse Is Not Sole Designated Beneficiary. If the Participant's surviving Spouse is not the Participant's sole Designated Beneficiary, then the Designated Beneficiary's remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent calendar year.

(B)
No Beneficiary Is Designated. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant's death, then the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the Participant's remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one each subsequent year.

(2)	Death Before the Date Distribution Begins. If a Participant dies before the date distribution begins, then the amount of a required minimum distribution will be determined as follows:

(A)
Participant Survived by Designated Beneficiary. If (i) a Participant (or, if no election is made by the Participant prior to the Participant's death, then the Participant's Designated Beneficiary) is permitted to elect the Life Expectancy rule of subparagraph (b)(2)(B); (ii) the Participant dies before the date distributions begin; and (iii) there is a Designated Beneficiary, then the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the remaining Life Expectancy of the Participant's Designated Beneficiary, determined as provided in subparagraph (d)(1).

(B)
No Beneficiary Is Designated. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, then distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(C)
Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If (i) a Participant (or, if no election has been made by the Participant prior to the Participant's death, then the Participant's Designated Beneficiary) is permitted to elect the Life Expectancy rule of subparagraph (b)(2)(B); (ii) the Participant dies before the date distributions begin; (iii) the Participant's surviving Spouse is the Participant's sole Designated Beneficiary; and (iv) the surviving Spouse dies before distributions are required to begin to the surviving Spouse under subparagraph (b)(2)(B)(i), then this subparagraph (d)(2) will apply as if the surviving Spouse were the Participant.

5.10	Statutory Commencement of Benefits.
Unless the Participant otherwise elects, distribution of a Participant's benefit must begin no later than the 60th day after the latest of the close of the Plan Year in which the Participant (1) reaches the earlier of Age 65 or Normal Retirement Age; (2) reaches the 10th anniversary of the year he or she began Plan participation; or (3) terminates service with the Employer. However, the failure of a Participant to consent to a distribution while a benefit is immediately distributable within the meaning of Section 5.6(b) will be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section. In addition, if this Plan provides for early retirement, a Participant who satisfied the service requirement (if any) set forth in the definition of Early Retirement Age in Section 1.27 prior to termination of employment will be entitled to receive his or her Vested Aggregate Account balance (if any) upon satisfaction of the age requirement (if any) set forth in the definition of Early Retirement Age.

5.11	Post-Termination Earnings.
As of the Valuation Date coinciding with or next following the date a Participant terminates employment with the Employer for any reason, the Administrator will, until a distribution is made to the Participant or the Participant's Beneficiary in accordance with Sections 5.1, 5.2, 5.3, 5.4, or 5.5, direct the Trustee in a uniform nondiscriminatory manner to either (a) invest the Participant's Vested Aggregate Account balance determined as of such Valuation Date in a separate interest bearing account; or (b) leave the Participant's Vested Aggregate Account balance as part of the general Trust Fund. If the Participant's Vested Aggregate Account balance remains as part of the general Trust Fund, then such account will either (a) share in the allocation of net earnings and losses under Section 3.3 as a non-segregated account, or (b) be granted interest at a rate consistent with the interest bearing investments of the Trust Fund.

5.12	Distribution in the Event of Legal Incapacity.
If any person entitled to benefits (the "Payee") is under any legal incapacity by virtue of age or mental condition, payments may be made in one or more of the following ways as directed by the Administrator: (a) to the Payee directly; (b) to a court-appointed guardian of the Payee; (c) to the person or entity holding a valid power of attorney of the Payee or the Payee's estate; (d) any other person or entity authorized under State (or Commonwealth) law to receive benefits on behalf of the Payee; or (e) if the Payee is a minor, to the authorized person or entity of the Payee (e.g., custodian or guardian) under any Uniform Transfers to Minors Act or Uniform Gifts to Minors Act.

5.13	Missing Payees and Unclaimed Benefits.
With respect to a Participant or Beneficiary who has not claimed any benefit (the "missing payee") to which such missing payee is entitled, and with respect to any Participant or Beneficiary who has not satisfied the administrative requirements for benefit payment, the Administrator may elect to either (1) to segregate the benefit into an interest bearing account, in which event an annual maintenance fee as may be set from time to time in a written administrative policy established by the Sponsoring Employer may be assessed against the segregated account; (2) subject to a written administrative policy established by the Administrator, distribute the benefit at any time in any manner which is sanctioned by the Internal Revenue Service and/or the Department of Labor; or (3) treat the entire benefit as a Forfeiture. If a missing payee whose benefit has been forfeited is located, or if a payee whose benefit has been forfeited for failure to satisfy the administrative requirements for benefit payment subsequently satisfies such administrative requirements and claims his or her benefit, and if the Plan has not terminated (or if the Plan has terminated, all benefits have not yet been paid), then the benefit will be restored. The Administrator, on a case by case basis, may elect to restore the benefit by the use of earnings from non-segregated assets of the Fund, by Employer contributions, or by any combination thereof. However, if any such payee has not been located (or satisfied the administrative requirements for benefit payment) by the time the Plan terminates and all benefits have been distributed from the Plan, the Forfeiture of such unpaid benefit will be irrevocable.

5.14	Direct Rollovers.
This Section applies to distributions made after December 31, 2001. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election, a distributee may elect, at the time and in the manner prescribed by the Plan, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(a)
Eligible Rollover Distribution. The term "eligible rollover distribution" means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; (2) any distribution to the extent such distribution is required under Code §401(a)(9); (3) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities); (4) the portion of any distribution which is attributable to a financial hardship distribution; and (5) any other distribution that is reasonably expected to total less than $200 during a year.

(b)
Eligible Retirement Plan. For distributions made after December 31, 2001, the term "eligible retirement plan" means an individual retirement account described in Code §408(a); an individual retirement annuity described in Code §408(b); an annuity plan described in Code §403(a); an annuity contract described in Code §403(b); a qualified trust described in Code §401(a); or an eligible deferred compensation plan under Code §457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. This definition of eligible retirement plan will also apply in the case of a distribution to a surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relation order, as defined in Code §414(p); such distribution will be made in the same manner as if the Spouse was the Employee. If any portion of an eligible rollover distribution is attributable to payments or distributions from an individual's Roth elective deferral account (or the segregated portion of an individual's Rollover Contribution Account that is attributable to Roth elective deferrals), then an eligible retirement plan with respect to such portion will only be either another plan's designated Roth account of the individual from whose account the payments or distributions were made, or such individual's Roth IRA.

(c)
Definition of Distributee. For purposes of this Section, the term "distributee" means an Employee or former Employee. In addition, an Employee's or former Employee's surviving Spouse and an Employee's or former Employee's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order as defined in Code §414(p), are distributees with regard to the interest of the Spouse or former Spouse. With respect to any portion of a distribution that is made after December 31, 2006 from an eligible retirement plan of a deceased Employee, a distributee for purposes of a direct trustee-to trustee transfer will include an individual who is the Designated Beneficiary of the Employee and who is not the surviving Spouse of the Employee.

(d)	Definition of Direct Rollover. The term "Direct Rollover" means a payment by the Plan to the eligible retirement plan that is specified by the distributee.

(e)
Non-Spouse Beneficiary Rollover Right. Effective January 1, 2008, a Beneficiary (other than the Participant’s Spouse) who is considered to be a "designated beneficiary" under Code §401(a)(9)(E) may establish an IRA into which all or a portion of a death benefit distribution from this Plan to which such non-spouse designated beneficiary is entitled can be transferred directly. Notwithstanding the above, any amount payable to a non-Spouse designated beneficiary that is deemed to be a required minimum distribution may not be transferred into such IRA. If a Participant dies before his or her Required Beginning Date, the non-Spouse designated beneficiary may deposit into such IRA all or any portion of the distribution that is deemed to be an eligible rollover distribution. In determining the portion of such distribution that is considered to be a required minimum distribution that must be made from the IRA, the beneficiary may elect to use either the 5-year rule or the life expectancy rule, pursuant to Regulation §1.401(a)(9)-3, Q&A-4(c). Any distribution made pursuant to this Section 7.4 is not subject to the direct rollover requirements of Code §401(a)(31), the notice requirements of Code §402(f), or the mandatory withholding requirements of Code §3405(c). If a non-Spouse designated beneficiary receives a distribution from the Plan, then the distribution is not eligible for the "60-day" rollover rule, which is available to a Spousal Beneficiary. If the Participant's Beneficiary is a trust, then the Plan may make a direct rollover to an IRA on behalf of the trust if the trust satisfies the requirements to be a designated beneficiary within the meaning of Code §401(a)(9)(E).

5.15	Distributions of Stock.
All distributions made under the other provisions of this Article 5 will be in the form of Company Stock, subject to the following provisions:

(a)
Distribution in the Form of Company Stock. Benefits will be distributed solely in Company Stock. The Participant's Vested Aggregate Account will be distributed in the form of Company Stock to the extent it is allocated to the Participant's Company Stock Account, and the balance, if any, of the Vested Aggregate Account will be distributed in cash.

(b)
Stock Must Be Distributed In Whole Shares. Distribution will be made entirely in whole shares of Company Stock. Any balance in a Participant's Account, if any, not attributable to Company Stock will be applied by the Trustee to acquire for distribution the maximum number of whole shares of Company Stock at the then fair market value. Any unexpended balance in the Participant's Account will be distributed in cash. If the Trustee is unable to purchase the Company Stock required for the distribution, the Trustee will make distribution in cash within one year after the date the distribution was to have been made, except in the case of a retirement distribution which must be made within 60 days after the close of the Plan Year in which retirement occurs.

(c)
Multiple Classes of Company Stock Acquired With Exempt Loan. If Company Stock which was acquired with an Exempt Loan and which is available for distribution consists of more than one class of stock, a Participant's or Beneficiary's distribution must receive substantially the same proportion of each such class of such stock.

5.16	Dividends on Company Stock.
Cash dividends received on Company Stock allocated to Participants' Company Stock Accounts will be reinvested in Company Stock.

5.17	Non-Terminable Rights and Protections.
No Company Stock acquired with an Exempt Loan may be subject to a put, call, or other option, or buy-sell or similar arrangement when held by and distributed from the Plan, whether or not the Plan is then an Employee Stock Ownership Plan (ESOP). The rights and protections granted in this Section are non-terminable and will continue to exist under the terms of the Plan as long as any Company Stock acquired with an Exempt Loan is held by the Plan or by any Participant or any other person for whose benefit such protections and rights have been created, and neither the repayment of such loan nor the failure of the Plan to be an ESOP, nor any amendment of the Plan, will cause a termination of the protections and rights.

5.18	Required Cash Distribution for Certain Banks.
If the Employer is a bank as defined in Code §581 which is prohibited by law from redeeming or purchasing its own securities, the Employer may distribute a Participant's Plan benefit solely in the form of cash notwithstanding a Participant's right as otherwise set forth in the Plan to receive a distribution of Company Stock.

5.19	Financial Hardship Distributions.
Subject to rules and procedures established by the Administrator in an administrative policy regarding hardship distributions, a Participant may request in writing to the Administrator that up to 50% (or such other percentage as specified in the aforementioned administrative policy) of the Vested Interest of one or more of the Participant's accounts (calculated as of the date of the hardship request) as permitted in the administrative policy be distributed to the Participant because of his or her immediate and heavy financial hardship. However, notwithstanding any rules and procedures set forth in the administrative policy, no hardship distribution can be made with respect to Transfer Contributions (including post-transfer earnings thereon) and liabilities from a money purchase plan or target benefit plan qualified under Code §401(a) (other than any portion of those assets and liabilities attributable to Voluntary Employee Contributions).

An application for withdrawal shall be made in writing on a form approved by the Administrator.  Withdrawals shall be approved only on account of an immediate and heavy financial need and shall be approved only up to the amount that is necessary to satisfy such financial need.  Hardship withdrawals may only be made from a Participant’s Vested Interest which has been held by the Plan for at least two years.  The determination of the existence of an immediate and heavy financial need and of the amount necessary to meet such need is to be made in a nondiscriminatory and objective manner on the basis of all relevant facts and circumstances.  The determination of the Administrator as to justification of the withdrawal and the amount thereof shall be final.

For purposes of this section, the term “financial hardship” shall mean the financial inability of the Participant to provide the necessary funds for:  (a) deductible medical expenses incurred or necessary (within the meaning of Code §213(d) of the Participant, the Participant’s spouse, children or dependents; (b) the purchase (excluding mortgage payments) of a principal residence for the Participant; (c) payment of tuition for the next 12 months of post secondary education for the Participant, the Participant’s spouse, children or dependents; (d) the need to prevent the eviction of the Participant from, or a foreclosure on the mortgage of, the Participant’s principal residence; (e) payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined Code §152 and, for taxable years beginning on or after January 1, 2005, without regard to Code §153(d)(1)(B); and (f) expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code §165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

5.20	Pre-Retirement Distributions.
Except as may otherwise be permitted under Section 4.2 or Section 5.19, no distributions are permitted before a Participant terminates employment with the Employer.

5.21	Distribution of Rollover Contributions.
 An Employee's Rollover Contribution Account will be distributed from the Plan in accordance with the following provisions:

(a)
Time of Distribution. An Employee may request in writing a withdrawal of all or any portion of his or her Rollover Contribution Account at any time prior to becoming a Participant, and thereafter upon the earlier of (1) the date the Employee is entitled to a distribution of his or her Participant's benefits under the provisions of Article 5, or (2) the soonest possible administratively practical date after the Participant's termination of employment. The Administrator may require advance notice of a reasonable period not to exceed 60 days prior to the requested date of withdrawal. Any amount withdrawn  can only be redeposited to the Employee's Rollover Contribution Account if the withdrawn amount continues to be deemed a Rollover despite the fact that the amount originated from this Plan. A withdrawal of all or any portion of an Employee's Rollover Contribution Account will not prevent an Employee from accruing any future benefit attributable to Employer contributions. The Administrator may establish additional rules or procedures regarding withdrawals from an Employee's Rollover Contribution Account.

(b)	Spousal Consent Requirements Upon Withdrawal. All or any portion of an Employee's Rollover Contribution Account can be withdrawn from the Plan without the consent of the Employee's Spouse.

(c)
Form of Distribution. Distribution of all or any portion of an Employee's Rollover Contribution Account prior to the time that the Employee is entitled to a distribution of his or her Participant Account will only be in the form of a single payment. Any amount remaining in an Employee's Rollover Contribution Account at the time the Employee is entitled to a distribution of his or her Participant Account will be distributed, at the election of the Participant, in a lump-sum or in the same manner as the Participant Account under the other provisions of this Article 5.

5.22	Distribution of Voluntary Employee Contributions.
Voluntary Employee Contributions are not permitted.

5.23	Distribution of Transfer Contributions.
A Participant's Transfer Contribution Account will be distributed from the Plan at the same time and in the same manner as the Participant's Account is distributed under Section 5.1, 5.2, 5.3, or 5.4, subject to the following rules:

(a)
Spousal Consent Requirements Upon Withdrawal. If a Transfer Contribution was a direct or indirect transfer as defined in Code §401(a)(11) from a defined benefit plan, a money purchase plan, a target benefit plan, a stock bonus plan, or a profit sharing plan that provided for a life annuity form of payment to the Participant, then a withdrawal of all or any portion of a Participant's Transfer Contribution Account will be subject to the Spousal consent requirements set forth in Section 5.8. However, if a Transfer Contribution was not a direct or indirect transfer as defined in Code §401(a)(11) from a defined benefit plan; a money purchase plan; a target benefit plan; or a stock bonus plan or a profit sharing plan that provided for a joint and survivor annuity or a life annuity form of payment to the Participant, then all or any portion of an a Participant's Transfer Contribution Account can be withdrawn without the consent of the Participant's Spouse.

(b)
Form of Distribution. Notwithstanding anything in this Section to the contrary, if the Transfer Contribution was a direct or indirect transfer as defined in Code §401(a)(11) from a defined benefit plan; a money purchase plan; a target benefit plan; or a stock bonus plan or a profit sharing plan that provided for a joint and survivor annuity or a life annuity form of payment to the Participant, then regardless of the Normal Form of Distribution, a withdrawal of all or any portion of a Participant's Transfer Contribution Account will be subject to the Qualified Joint and Survivor Annuity (QJSA) and Qualified Preretirement Survivor Annuity (QPSA) requirements set forth in Code §401(a)(11). A withdrawal of all or any portion of a Participant's Transfer Contribution Account may also be made in the same manner as the Participant's Account under the other provisions of this Article 5, subject to the Spousal consent requirements set forth in paragraph (a)(1).

(c)
Special Rule for Withdrawal of Elective Deferral Transfers. Notwithstanding anything in this Section to the contrary, if the Transfer Contributions are elective contributions as defined in Regulation 1.401(k)-1(g)(3) (including any qualified non-elective contributions, qualified matching contributions, and ADP safe harbor contributions) which are transferred to this Plan in a direct or indirect trustee-to-trustee transfer from another qualified plan and which are subject to the limitations in Regulation §1.401(k)-1(d), then the distribution of such Transfer Contributions (including post-transfer earnings thereon) will be subject to the limitations in Regulation §1.401(k)-1(d).

                                    Article 6
Code § 415 Limitations

6.1	Maximum Annual Additions.
The maximum Annual Addition made to a Participant's various accounts maintained under the Plan for any Limitation Year will not exceed the lesser of the Dollar Limitation in Section 6.1(a) or the Compensation Limitation Section 6.1(b) below, as follows:

(a)	Dollar Limitation. For Limitation Years beginning on or after January 1, 2008, the Dollar Limitation is $46,000 as adjusted in accordance with Code §415(d).

(b)
Compensation Limitation. For Limitation Years beginning on or after January 1, 2002, the Compensation Limitation is an amount equal to 100% of the Participant's Compensation for the Limitation Year. However, this limitation will not apply to any contribution made for medical benefits within the meaning of Code §401(h) or Code §419A(f)(2) after termination of employment which is otherwise treated as an Annual Addition under Code §415(l)(1) or Code §419A(d)(2).

(c)
Annual Additions. Annual Additions are the sum of the following amounts credited to a Participant's Account for the Limitation Year: (1) Employer contributions; (2) Forfeitures; (3) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code §415(l)(2), which is part of a pension or annuity plan maintained by the Employer; and (4) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, that are attributable to post-retirement medical benefits, allocated to the separate account of a Key Employee, as defined in Code §419A(d)(3), under a welfare fund, as defined in Code §419(e), maintained by the Employer. However, a Participant's Annual Additions do not include Rollover Contributions, Transfer Contributions, loan repayments, repayments of prior Plan distributions or prior distributions of mandatory contributions, deductible contributions to a SEP, or voluntary deductible contributions.

(d)
Special ESOP Rules. For purposes of this Section, (1) in determining the amount of the Employer's contribution for purposes of paragraph (a) and (b) above, the amount of Employer contributions will be determined based upon the lesser of (A) the fair market value of the Company Stock allocated to the Participant's Account from Employer contributions to the Plan (determined at the time of the contribution by the most recent valuation) plus any contributions which are not used to purchase Company Stock or pay on an Exempt Loan; and (B) the amount of the Employer's cash contribution to the Plan; and (2) in any Plan Year in which the Employer is not an S Corporation as defined in Code §1361, if no more than one-third of Employer contributions for that Plan Year that are deductible under Code §404(a)(9) are allocated to HCEs, the limitations of this Section will not apply to Forfeitures of Company Stock that was acquired with an Exempt Loan or to Employer contributions that are deductible under Code §404(a)(9)(B) and are charged against a Participant's Account.

6.2	Adjustments to Maximum Annual Addition.
In applying the limitation on Annual Additions set forth in Section 6.1 the following adjustments must be made:

(a)
Short Limitation Year. In a Limitation Year of less than 12 months, the Defined Contribution Dollar Limitation in Section 6.1(a) will be adjusted by multiplying it by the ratio that the number of months in the short Limitation Year bears to 12.

(b)
Participation in Multiple Employer-Sponsored Defined Contribution Plans. If a Participant participates in multiple defined contribution plans sponsored by the Employer which have different Anniversary Dates, the maximum Annual Addition in this Plan for the Limitation Year will be reduced by the Annual Additions credited to the Participant's accounts in the other defined contribution plans during the Limitation Year. If a Participant participates in multiple defined contribution plans sponsored by the Employer which have the same Anniversary Date, then (1) if only one of the plans is subject to Code §412, Annual Additions will first be credited to the Participant's accounts in the plan subject to Code §412; and (2) if none of the plans are subject to Code §412, the maximum Annual Addition in this Plan for a given Limitation Year will either (A) equal the product of (i) the maximum Annual Addition for such Limitation Year minus any other Annual Additions previously credited to the Participant's account(s), multiplied by (ii) a fraction, the numerator of which is the Annual Additions which would be credited to a Participant's accounts hereunder without regard to the Annual Additions limitation of Section 6.1 and the denominator of which is the Annual Additions for all plans described in this paragraph, or (B) be reduced by the Annual Additions credited to the Participant's accounts in the other defined contribution plans for such Limitation Year.

6.3	Multiple Plans and Multiple Employers.
All defined benefit plans (whether terminated or not) sponsored by the Employer will be treated as one defined benefit plan, and all defined contribution plans (whether terminated or not) sponsored by the Employer will be treated as one defined contribution plan. In addition, all Affiliated Employers will be considered a single Employer.

6.4	Adjustment for Excessive Annual Additions.
If for any Limitation Year the Annual Additions allocated to a Participant's Account exceeds the maximum amount permitted under Section 6.1 because of an allocation of Forfeitures, a reasonable error in estimating a Participant's Compensation, a reasonable error in determining the amount of elective contributions (within the meaning of Code §402(g)(3)), or because of other limited facts and circumstances that the Commissioner finds justify the availability of the rules set forth in this Section, then such Participant's Account will be adjusted as follows to reduce the excess Annual Additions:

(a)
Reduce Employer Contributions If Participant Is Still Covered By The Plan. First, if the Participant is covered by the Plan at the end of the Limitation Year, the excess in the Participant's Account plus applicable earnings thereon, if any, will be used to reduce Employer contributions (including any allocation of Forfeitures) for such Participant in the next Limitation Year, and in each succeeding Limitation Year if necessary.

(b)
Reduce Employer Contributions If Participant Is Not Covered By The Plan. If the Participant is not covered by the Plan at the end of a Limitation Year, the excess amount, plus applicable earnings thereon, if any, will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer contributions (including the allocation of any Forfeitures) for all remaining Participants in the next Limitation Year, and in each succeeding Limitation Year if necessary.

(c)
Suspense Account. If a suspense account is in existence at any time during a Limitation Year pursuant to this Section, such suspense account will not participate in the allocation of the Trust's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts before any Employer Contributions may be made to the Plan for that Limitation Year. Excess amounts may not be distributed to Participants or former Participants.

                                       Article 7
Loans, Insurance and Directed Investments

7.1	Loans to Participants.
Loans to Participants are not permitted.

7.2	Insurance on Participants.
The purchase of Policies on the life of a Participant is not permitted except as otherwise provided in Section 7.3 with regard to "key man" insurance.

7.3	Key Man Insurance.
The Administrator may instruct the Trustee to purchase insurance Policies on the life of any Participant whose employment is deemed to be key to the Employer's financial success. Such "key man" Policies will be deemed an investment of the Trust and will be payable to the Trust as the beneficiary. The Trustee may exercise any and all rights under the Policies. Neither the Trustee, Employer, Administrator, nor any fiduciary will be responsible for the validity of any such Policy or the failure of any insurer to make payments thereunder, or for the action of any person that may delay payment or render a Policy void in whole or in part. No insurer will be deemed a party to this Plan for any purpose or to be responsible for its validity; nor will it be required to look into the terms of the Plan nor to question any action of the Trustee. The obligations of the insurer will be determined solely by the Policy's terms and any other written agreements between it and the Trustee. The insurer will act only at the written direction of the Trustee, and will be discharged from all liability with respect to any amount paid to the Trustee. The insurer will not be obligated to see that any money paid to the Trustee or any other person is properly distributed or applied.

                                      Article 8
Duties of the Administrator

8.1	Appointment, Resignation, Removal and Succession.
Each Administrator appointed will continue until his death, resignation, or removal , and any Administrator may resign by giving 30 days written notice to the Sponsoring Employer. If an Administrator dies, resigns, or is removed , his successor will be appointed as promptly as possible, and such appointment will become effective upon its acceptance in writing by such successor. Pending the appointment and acceptance of any successor Administrator, any then acting or remaining Administrator will have full power to act.

8.2	General Powers and Duties.
The powers and duties of the Administrator will include (a) appointing the Plan's attorney, accountant, actuary, or any other party needed to administer the Plan; (b) directing the Trustees with respect to payments from the Trust Fund; (c) deciding if a Participant is entitled to a benefit; (d) communicating with Employees regarding their Plan participation and benefits, including the administration of all claims procedures; (e) filing any returns and reports with the Internal Revenue Service, Department of Labor, or other governmental agency; (f) reviewing and approving any financial reports, investment reviews, or other reports prepared by any party under (e) above; (g) establishing a funding policy and investment objectives consistent with the purposes of the Plan and ERISA; (h) construing and resolving any question of Plan interpretation; and (i) making any findings of fact the Administrator deems necessary to proper Plan administration. Notwithstanding any contrary provision of this Plan, benefits under this Plan will be paid only if the Administrator decides in its discretion that the applicant is entitled to them. The Administrator's interpretation of Plan provisions, and any findings of fact, including eligibility to participate and eligibility for benefits, are final and will not be subject to "de novo" review unless shown to be arbitrary and capricious.

8.3	Functions of Committee.
If a Committee is established, a member of the Committee will serve until his or her death, disability, removal by the Sponsoring Employer, or resignation. If a vacancy arises from the death, disability, removal, or resignation of a member of the Committee, the Sponsoring Employer may, but is not required to, appoint a successor to serve in his or her place. The Committee will act by majority vote. The proper expenses of the Committee, and the compensation of its agents, if any, that are appointed pursuant to Section 8.7, will be paid directly by the Employer.

8.4	Multiple Administrators.
If more than one Administrator has been appointed by the Sponsoring Employer, the Administrators may delegate specific responsibilities among themselves, including the authority to execute documents unless the Sponsoring Employer revokes such delegation. The Sponsoring Employer and Trustee will be notified in writing of any such delegation of responsibilities, and the Trustee thereafter may rely upon any documents executed by the appropriate Administrator.

8.5	Correcting Administrative Errors.
The Administrator will take such steps as it considers necessary and appropriate to remedy administrative or operational errors, including, but not be limited to, the following: (a) any action pursuant to (1) any Employee Plans Compliance Resolution System (EPCRS) that is issued by the Internal Revenue Service, (2) any asset management or fiduciary conduct error correction program that is issued by the Department of Labor, or (3) any other correction program issued by any Department or governmental agency; (b) a reallocation of Plan assets; (c) an adjustment in the amount of future payments to any Participant, Beneficiary or Alternate Payee; and (d) the institution, prosecution, and/or settlement of legal actions to recover benefit payments made in error or on the basis of incorrect or incomplete information.

8.6	Promulgating Notices and Procedures.
The Sponsoring Employer and Administrator are given the power and responsibility to promulgate certain written notices, policies and/or procedures under the terms of the Plan and disseminate them to Participants, and the Administrator may satisfy such responsibility by the preparation of any such notice, policy and/or procedure in a written form which can be published and communicated to a Participant in one or more of the following ways: (a) by distribution in hard copy; (b) through distribution of a summary plan description or summary of material modifications thereto which sets forth the policy or procedure with respect to a right, benefit or feature offered under the Plan; (c) by e-mail, either to a Participant's personal e-mail address or his or her Employer-maintained e-mail address; and (d) by publication on a web-site accessible by the Participant, provided the Participant is notified of said web-site publication. Any notice, policy and/or procedure provided through an electronic medium will only be valid if the electronic medium which is used is reasonably designed to provide the notice, policy and/or procedure in a manner no less understandable to the Participant than a written document, and under such medium, at the time the notice, policy and/or procedure is provided, the Employee may request and receive the notice, policy and/or procedure on a written paper document at no charge.

8.7	Employment of Agents and Counsel.
The Administrator may appoint actuaries, accountants, custodians, counsel, agents, consultants, service companies and other persons deemed necessary or desirable in the administration and operation of the Plan. Any person or company so appointed will exercise no discretionary authority over investments or the disposition of Trust assets, and their services and duties will be ministerial only and will be to provide the Plan with those things required by law or by the terms of the Plan without in any way exercising any fiduciary authority or responsibility under the Plan. The duties of a third party Administrator will be to safe-keep the records for all Participants and to prepare all required actuarial services and disclosure forms under the supervision of the Administrator and any Fiduciaries of the Plan. It is expressly stated that the third party Administrator's services are only ministerial in nature and that under no circumstances will such third party Administrator (a) exercise any discretionary authority whatsoever over Plan Participants, Plan investments, or Plan benefits; or (b) be given any authority or discretion concerning the management and operation of the Plan that would cause them to become Fiduciaries of the Plan.

8.8	Compensation and Expenses.
The Administrator may receive such compensation as agreed upon between the Sponsoring Employer and the Administrator, but any person who already receives full-time pay from the Employer may not receive any fees from the Plan for services to the Plan as Administrator or in any other capacity, except for reimbursement for expenses actually and properly incurred. The Sponsoring Employer will pay all "settlor" expenses (as described in DOL Advisory Opinion 2001-01-A) incurred by the Administrator, the Committee or any party appointed under Section 8.7 in the performance of their duties. The Sponsoring Employer may, but is not required to pay, all "non-settlor" expenses incurred by the Administrator, the Committee, or any party appointed under Section 8.7 in the performance of their duties. Any "non-settlor" expenses incurred by the Administrator, the Committee or any party appointed under Section 8.7 that the Sponsoring Employer elects not to pay will be reimbursed from Trust Fund assets. Any expenses paid from the Trust Fund will be charged to each Adopting Employer in the ratio that each Adopting Employer's Participants' Accounts bears to the total of all the Participants' Accounts maintained by this Plan, or in any other reasonable method elected by the Administrator.

8.9	Claims Procedures.
The claims procedure required under §503 of ERISA and the regulations thereunder is set forth in a written policy established by the Administrator. Such policy will be the sole and exclusive remedy for an Employee, Participant or Beneficiary ("Claimant") to make a claim for benefits under the Plan.

8.10	Qualified Domestic Relations Orders.
A Qualified Domestic Relations Order, or QDRO, is a signed domestic relations order issued by a State or a Commonwealth court which creates, recognizes or assigns to an alternate payee(s) the right to receive all or part of a Participant's Plan benefit. An alternate payee is a Spouse, former Spouse, child, or other dependent of a Participant who is treated as a Beneficiary under the Plan as a result of the QDRO. The Administrator will determine if a domestic relations order received by the Plan is a Qualified Domestic Relations Order based on an administrative policy regarding Qualified Domestic Relations Orders that is promulgated under Section 8.6 by the Administrator.

8.11	Appointment of Investment Manager.
The Administrator, with the consent of the Employer, may appoint an Investment Manager to manage and control the investment of all or any portion of the Trust. Each Investment Manager will be a person (other than the Trustee) who (a) has the power to manage, acquire, or dispose of Plan assets, (b) is an investment adviser, a bank, or an insurance company as described in ERISA §3(38)(B), and (c) acknowledges fiduciary responsibility to the Plan in writing. The Administrator will enter into an agreement with the Investment Manager specifying the duties and compensation of the Investment Manager and specifying any other terms and conditions under which the Investment will be retained. The Trustee is not liable for any act or omission of an Investment Manager and is not liable for following an Investment Manager's advice with respect to duties delegated by the Administrator to the Investment Manager. The Administrator can determine the portion of the Plan's assets to be invested by a designated Investment Manager and can establish investment objectives and guidelines for the Investment Manager to follow.

                                          Article 9
Trustee Provisions

9.1	Appointment, Resignation, Removal and Succession.
This Plan will have one or more individual Trustees, a corporate Trustee, or any combination thereof, appointed as follows:

(a)
Appointment. Each Trustee will be appointed and will serve until a successor has been named or until such Trustee's resignation, death, incapacity, or removal, in which event the Sponsoring Employer will name a successor Trustee. The term Trustee will include the original and any successor Trustees.

(b)
Resignation. A Trustee may resign at any time by giving written notice to the Sponsoring Employer, unless such notice is waived by the Sponsoring Employer. The Sponsoring Employer may remove a Trustee at any time by giving such Trustee written notice. Such removal may be with or without cause. Unless waived in writing by the Sponsor, if any Trustee who is an Employee or an elected or appointed official resigns or terminates employment with the Sponsoring Employer or an Adopting Employer, such termination will constitute an immediate resignation as a Trustee of the Plan.

(c)
Successor Trustee. Each successor Trustee will succeed to the title to the Trust by accepting the appointment in writing and by filing such acceptance with the former Trustee and the Sponsoring Employer. The former Trustee, upon receipt of such acceptance, will execute all documents and perform all acts necessary to vest the Trust Fund's title of record in any successor Trustee. No successor Trustee will be personally liable for any act or failure to act of any predecessor Trustee.

(d)
Merger. If a corporate Trustee, before or after qualification, changes its name, consolidates or merges with another corporation, or otherwise reorganizes, any resulting corporation which succeeds to the fiduciary business of such Trustee will become a Trustee hereunder in lieu of such corporate Trustee.

9.2	Investment Alternatives of the Trustee.
The Trustee will implement an investment program designed to invest primarily in Company Stock and to accomplish the Employer's other investment objectives. In addition to powers given by law, the Trustee is expressly permitted to do the following:

(a)
Property. The Trustee may invest in any form of property, including common and preferred stocks, exchange covered call options, bonds, money market instruments, mutual funds, savings accounts, certificates of deposit, Treasury bills, insurance policies and contracts, or in any other property, real or personal, foreign or domestic, having a ready market including securities issued by an institutional Trustee and/or affiliate of such Trustee. An institutional Trustee may invest in its own deposits that bear a reasonable interest rate. The Trustee may retain, manage, operate, repair, improve and mortgage or lease for any period on such terms as it deems proper any real estate or personal property held by the Trustee, and may demolish any building or other improvements in whole or part. The Trustee may erect buildings or other improvements, make leases that extend beyond the term of this Trust, and foreclose, extend, renew, assign, release or partially release and discharge mortgages or other liens.

(b)
Cash Reserves. The Trustee may retain in cash as much of the Trust Fund as the Trustee may deem advisable to satisfy the liquidity needs of the Plan and to deposit any cash held in the Trust Fund in a bank account without liability for the highest rate of interest available. If a bank is acting as Trustee, such Trustee is specifically given authority to invest in deposits of such Trustee. The Trustee may also hold cash un-invested at any time and from time to time and in such amount or to such extent as the Trustee deems prudent, and the Trustee will not be liable for any losses which may be incurred as the result of the failure to invest same, except to the extent that may otherwise be provided herein.

(c)
Other Investments. The Trustee may accept and retain for such time as the Trustee deems advisable any securities or other property received or acquired as Trustee, whether or not such securities or property would normally be purchased as investments hereunder.

(d)
Registration of Securities. The Trustee may cause any property of the Trust to be issued, held, or registered in its own name or in the name of a nominee, provided, however, that the nominee is (a) a bank or trust company that is subject to supervision by the United States or a State, or a nominee of such bank or trust company; (b) a broker or dealer registered under the Securities Exchange Act of 1934, or a nominee or such broker or dealer; or (c) a clearing agency as defined in section 3(a)(23) of the Securities Exchange Act of 1934, or its nominee. The Trustee may also hold any investments in bearer form if the Trustee at all times shows such investments as part of the Trust.

(e)
Pooled Funds. The Trustee may transfer any assets of the Trust Fund to a collective trust established to permit the pooling of funds of separate pension and profit-sharing trusts or to any other common, collective, or commingled trust fund which has been or may hereafter be established and maintained by the Trustee and/or affiliates of an institutional Trustee. Such commingling of assets of the Fund with assets of other qualified trusts is specifically authorized, and to the extent of the investment of the Trust Fund in such a group or collective trust, the terms of the instrument establishing the group or collective trust will be a part hereof as though set forth herein.

(f)	Reorganizations. The Trustee may join in or oppose the reorganization, recapitalization, consolidation, sale or merger of corporations or properties, upon such terms as the Trustee deems wise.

(g)	Proxies. The Trustee may vote proxies and if appropriate pass them on to any investment manager which may have directed the investment in the equity giving rise to the proxy.

(h)	Ownership. The Trustee may exercise all ownership rights with respect to any assets held in the Trust.

(i)
Loans to the Trust. The Trustee may borrow or raise money for purposes of the Plan in such amounts, and upon such terms and conditions, as the Trustee deems advisable; and for any sum so borrowed, the Trustee may issue a promissory note as Trustee, and secure repayment of the loan by pledging all, or any part, of the Trust Fund as collateral. No person lending money to the Trustee will be bound to see to the application of the money lent or to inquire into the validity or propriety of any borrowing.

(j)
Agreements With Banks. The Trustee may with the consent of the Sponsoring Employer and upon such terms as they in their discretion deem necessary, enter into an agreement with a bank or trust company providing for (a) the deposit of all or part of the funds and property of the Trust with such bank or trust company, (b) the appointment of such bank or trust company as the agent or custodian of the Trustees for investment purposes, with such discretion in investing and reinvesting the funds of the Trust as the Trustees deem it necessary or desirable to delegate.

(k)
Litigation. The Trustee may begin, maintain, or defend any litigation necessary in connection with the administration of the Plan, except that the Trustee will not be obliged or required to do so unless indemnified to its satisfaction.

(l)	Claims, Debts and Damages. The Trustee may settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Plan.

(m)	Margin Accounts, Options and Commodities. The Trustee may borrow on margin, buy options, write covered options, options spreads/straddles, and engage in future/commodities trading.

(n)
Miscellaneous. The Trustee may do all such acts and exercise all such rights, although not specifically mentioned herein, as the Trustee deems necessary to carry out the purposes of the Plan. The Trustee will not be restricted to securities or other property of the character expressly authorized by applicable law for trust investments, subject to the requirement that the Trustee discharge his duties with the care, skill, prudence, and diligence, under the circumstances then prevailing, that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of similar character and with similar aims by diversifying the investments to minimize the risks of large losses unless under the circumstances it is clearly prudent not to do so.

9.3	Valuation of the Trust.
On each Valuation Date, the Trustee will determine the net worth of the Trust Fund. The fair market value of securities listed on a registered stock exchange will be the prices at which they were last traded on such exchange preceding the close of business on the Valuation Date. If the securities were not traded on the Valuation Date, or if the exchange on which they are traded was not open for business on the Valuation Date, the securities will be valued at the prices at which they were last traded prior to the Valuation Date. An unlisted security will be valued at its bid price next preceding the close of business on the Valuation Date, which bid price will be obtained from a registered broker or an investment banker. To determine the fair market value of Company Stock for which trading or bid prices cannot be obtained, the Trustee must use an independent appraiser who meets the requirements of regulations prescribed under Code §170(a)(1). To determine the fair market value of assets other than securities for which trading or bid prices can be obtained, the Trustee may use any reasonable method to determine the value of such assets, or may elect to employ one or more appraisers for that purpose and rely on the values established by such appraiser or appraisers.

9.4	Compensation and Expenses.
The Trustee will be reimbursed for all of its expenses, either from the Trust Fund or the Sponsoring Employer, and will be paid reasonable compensation as agreed upon from time to time with the Sponsoring Employer; but no person who receives full-time pay from the Employer will receive any fees for services to the Plan as Trustee or in any other capacity, except for reimbursement of expenses properly and actually incurred. Any expenses paid from the Trust will be charged to each Adopting Employer in the ratio that each Adopting Employer's Participants' Accounts bears to the total of all the Participants' Accounts maintained by this Plan, or in any other reasonable method elected by the Administrator.

9.5	Payments From the Trust Fund.
The Trustee will pay Plan benefits and other payments as the Administrator directs, and the Trustee will not be responsible for the propriety of such payments. Any payment made to a Participant, or a Participant's legal representative or Beneficiary in accordance with the terms of the Plan will, to the extent of such payment, be in full satisfaction of all claims arising against the Trust, the Trustee, the Employer, and the Plan Administrator. Any payment or distribution made from the Trust is contingent on the recipient executing a receipt and release acceptable to the Trustee, Administrator, or Employer.

9.6	Payment of Taxes.
The Trustee will pay all taxes of the Trust Fund, including property, income, transfer and other taxes which may be levied or assessed upon or in respect of the Trust Fund or any money, property or securities forming a part of the Trust Fund. The Trustee may withhold from distributions to any payee such sum as the Trustee may reasonably estimate as necessary to cover federal and state taxes for which the Trustee may be liable, which are, or may be, assessed with regard to the amount distributable to such payee. Prior to making any payment, the Trustee may require such releases or other documents from any lawful taxing authority and may require such indemnity from a payee or distributee as the Trustee deems necessary.

9.7	Accounts, Records and Reports.
The Trustee will keep accurate records reflecting its administration of the Trust and will make them available to the Administrator for review and audit. At the request of the Administrator, the Trustee will, within 90 days of such request, file with the Administrator an accounting of its administration during such period or periods as the Administrator determines. The Administrator will review the accounting and notify the Trustee within 90 days if the report is disapproved, providing the Trustee with a written description of the items in question. The Trustees will have 60 days to provide the Administrator with a written explanation of the items in question. If the Administrator again disapproves of the report, the Trustee will file its accounting in a court of competent jurisdiction for audit and adjudication.

9.8	Employment of Agents and Counsel.
The Trustee may employ such agents, counsel, consultants, or service companies as it deems necessary and may pay their reasonable expenses and compensation. The Trustee will not be liable for any action taken or omitted by the Trustee in good faith pursuant to the advice of such agents and counsel. Any agent, counsel, consultant, service company and/or its successors will exercise no discretionary authority over investments or the disposition of Trust assets, and their services and duties will be ministerial only and will be to provide the Plan with those things required by law or by the terms of the Plan without in any way exercising any fiduciary authority or responsibility under the Plan.

9.9	Division of Duties and Indemnification.
The division of duties and the indemnification of the Trustees of this Plan will be governed by the following provisions:

(a)
No Guarantee Against Loss. The Trustees will have the authority and discretion to manage and control the Trust Fund to the extent provided in this instrument, but they do not guarantee the Trust Fund in any manner against investment loss or depreciation in asset value, or guarantee the adequacy of the Fund to meet and discharge all or any liabilities of the Plan. Furthermore, the Trustees will not be liable for the making, retention or sale of any investment or reinvestment made by it, as herein provided, or for any loss to or diminution of the Trust Fund, or for any other loss or damage which may result from the discharge of its duties hereunder, except to the extent it is judicially determined that the Trustees have failed to exercise the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and like aims.

(b)
Representations of the Sponsoring Employer. The Sponsoring Employer warrants that all directions issued to the Trustees by it or the Plan Administrator will be in accordance with the terms of the Plan.

(c)
Directions by Others. The Trustees are not answerable for an action taken pursuant to any direction, consent, certificate, or other paper or document on the belief that the same is genuine and signed by the proper person. All directions by the Sponsoring Employer, a Participant or Administrator must be in writing. The Administrator will deliver to the Trustee (1) certificates evidencing the individual or individuals authorized to act as the Administrator and (2) specimens of their signatures.

(d)
Duties and Obligations Limited by the Plan. The duties and obligations of the Trustee are limited to those expressly imposed upon it by the Plan or subsequently agreed upon by the parties. Responsibility for administrative duties required under the Plan or applicable law not expressly imposed upon or agreed to by the Trustee, will rest solely with the Sponsoring Employer and Administrator.

(e)
Indemnification of the Trustees. The Trustees will be indemnified and saved harmless from and against any and all liability to which the Trustees may be subjected, including all expenses reasonably incurred in its defense, for any action or failure to act resulting from compliance with the instructions of the Sponsoring Employer, the employees or agents of the Sponsoring Employer, the Plan Administrator, or any other fiduciary to the Plan, and for any liability arising from the actions or non-actions of any predecessor Trustees or other fiduciary of the Plan.

(f)
Trustees Not Responsible for Application of Payments. The Trustees will not be responsible in any way for the application of any payments it is directed to make or for the adequacy of the Fund to meet and discharge any and all liabilities under the Plan.

(g)
Multiple Trustees. If more than one Trustee is appointed, any single Trustee may act independently in undertaking any act and/or transaction on behalf of the Trustees, including signing documents or checks, unless the Sponsoring Employer requires that all acts and/or transactions taken on behalf of the Trust, including signing documents or checks, must have the consent of a majority of the Trustees. The Sponsoring Employer may from time to time also place other restrictions on the Trustees.

(h)
Trustees as Participants or Beneficiaries. Trustees will not be prevented from receiving any benefits to which they may be entitled as Participants or Beneficiaries as long as the benefits are computed and paid on a basis consistent with the terms of the Plan as applied to other Participants and Beneficiaries.

(i)	Limitation of Liability. No Trustee will be liable for the act of any other Trustee or fiduciary unless the Trustee has knowledge of such act.

(j)
No Self-Dealing. The Trustees will not (1) deal with the assets of the Trust in their own interest or for their own account; (2) in their individual or in any other capacity, act in any transaction involving the Trust on behalf of a party (or represent a party) whose interests are adverse to the interests of the Plan, or its Participants or Beneficiaries; or (3) receive any consideration for their own personal accounts from any party dealing with the Plan in connection with a transaction involving assets of the Trust.

9.10	Investment Manager.
The Trustee is not liable for acts or omissions of an Investment Manager appointed by the Administrator under Section 8.11, and the Trustee is not liable for following the advice of an Investment Manager with respect to any duties delegated by the Administrator to the Investment Manager.

9.11	Exclusive Benefit Rule.
All contributions made by the Employer to the Trust Fund will be used for the exclusive benefit of the Participants and their Beneficiaries and will not be used for nor diverted to any other purpose except the payment of the costs of maintaining the Plan.

9.12	Voting Company Stock.
The Trustee will vote all Company Stock held by it at such time and in such manner as the Trustee decides, subject to the following provisions:

(a)
Company Stock Pledged As Security. If any agreement entered into by the Trustee provides for voting of any Company Stock pledged as security for any obligation of the Plan, such Company Stock will be voted in accordance with such agreement.

(b)
Registration-Type Stock. Notwithstanding paragraph (a), each Participant may direct the Trustee as to the manner in which Company Stock allocated to his or her Company Stock Account is to be voted provided such Company Stock is a registration-type class of security (as defined in section 12 of the Securities Exchange Act of 1934).

(c)
Non-Registration-Type Stock. With respect to Company Stock that is not a registration-type class of security, each Participant may direct the Trustee as to the manner in which Company Stock which is allocated to his or her Company Stock Account is to be voted on any corporate matter which involves the voting of such stock with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as may be prescribed in Treasury regulations.

(d)
Failure of Participant to Give Directions. If a Participant has the right to direct the Trustee as to the manner in which Company Stock allocated to his Company Stock Account is to be voted and such Participant fails or refuses to give the Trustee timely instructions (or such instructions are invalidated for any reason) as to how to vote any Company Stock as to which the Trustee otherwise has the right to vote, the Trustee may not exercise its power to vote such Company Stock.

9.13	Application of Cash.
Employer contributions made to the Plan in cash and other cash received by the Trustee will first be applied to pay Current Obligations.

9.14	Restrictions on Company Stock Transactions.
The Plan may not obligate itself to acquire Company Stock from a particular holder thereof at an indefinite time determined upon the happening of an event such as the death of the holder. Furthermore, the Plan may not obligate itself to acquire Company Stock under a put option binding upon the Plan. However, the Plan may be given an option to assume, at the time a put option is exercised, the rights and obligations of the Employer under a put option binding upon the Employer. In addition, all purchases of Company Stock will be made at a price which, in the judgment of the Administrator, does not exceed the fair market value thereof. All sales of Company Stock will be made at a price which, in the judgment of the Administrator, is not less than the fair market value thereof.

9.15	Exempt Loans.
All loans to the Plan made or guaranteed by a disqualified person must satisfy all requirements applicable to Exempt Loans set forth in regulation §54.4975-7(b)(4) to §54.4975-7(b)(7),  regulation §54.4975-7(b)(13), and Department of Labor regulation §2550.408b-3, and all provisions of those regulations applicable to Company Stock purchased with the proceeds of an Exempt Loan or which is used as collateral for an Exempt Loan must be complied with, including, but not limited to, the following provisions:

(a)	Definition of "Disqualified Person." For purposes of this Section, a "disqualified person" is any person who is a disqualified person or party in interest under ERISA.

(b)
Types of Loans and Guarantees. A loan for purposes of this Section includes a direct loan of cash, a purchase-money transaction, or an assumption of the obligation of the Trust. A guarantee for purposes of this Section includes an unsecured guarantee and the use of assets of a disqualified person as collateral for a loan, even though the use of assets may not be a guarantee under applicable state law.

(c)
Interest Rate. An Exempt Loan must provide for a reasonable rate of interest. However, the interest rate and the price of the Company Stock purchased with the proceeds of an Exempt Loan must not be such that Plan assets can be drained off.

(d)	Loan Must Primarily Benefit Participants and Beneficiaries. An Exempt Loan must primarily be for the benefit of Plan Participants and their Beneficiaries.

(e)
Use of Proceeds. The proceeds of an Exempt Loan must be used within a reasonable time to acquire Company Stock, to repay the Exempt Loan, or to repay prior Exempt Loans. The proceeds of a new loan used to repay a prior Exempt Loan must also satisfy the other requirements of this Section.

(f)
Put Option. No Company Stock acquired with the proceeds of an Exempt Loan may be subject to a put, call or other option, or a buy-sell or other arrangement while held by, or when distributed, from the Plan, whether or not the Plan has continued to operate as an employee stock ownership plan.

(g)
Liability of Plan to Loan Payee. No person who is entitled to payment under an Exempt Loan will have any right to (1) the assets of the Plan, other than to the collateral given for the Exempt Loan; (2) any contributions, other than contributions of Company Stock, made to the Plan to repay the Exempt Loan; and (3) earnings attributable to such collateral and the investment of such contributions.

(h)
Maximum Annual Repayment. Payments made during the Plan Year with respect to an Exempt Loan cannot exceed an amount equal to the sum of the contributions and earnings received during or prior to the Plan Year, less such payments made in prior Plan Years. In addition, such contributions and earnings must be accounted for separately until such time as the Exempt Loan is repaid in full.

(i)
Default. In the event of a default on an Exempt Loan, the value of Plan assets transferred in satisfaction of the loan cannot exceed the amount of default. If a lender is a "disqualified person," an Exempt Loan must provide for a transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the loan. For purposes hereof, the making of a guarantee does not make a person a lender.

9.16	Diversification Rights of Qualified Participants.
Notwithstanding any provision in the Plan to the contrary, a Qualified Participant will be permitted to direct the Trustee as to the investment of amounts credited to his or her Company Stock Account in accordance with the following provisions:

(a)
Definitions. For purposes of this Section, the term Qualified Election Period means the six-Plan Year period beginning with the Plan Year in which the Participant first becomes a Qualified Participant (or the first Plan Year beginning after December 31, 1986); and the term Qualified Participant means a Participant who has attained Age 55 and who has been a Participant in the Plan for at least ten years.

(b)
Method of Direction. The Participant's direction will be provided to the Administrator in writing, and will be effective no later than 180 days after the close of the Plan Year to which the direction applies.

(c)
Determining the Amount Subject to Diversification. A Qualified Participant may elect within 90 days after the close of each Plan Year in the Qualified Election Period to direct the Trustee as to the investment of 25% of the balance in his or her Company Stock Account attributable to Company Stock acquired by the Plan after December 31, 1986 (to the extent such portion exceeds the amount to which a prior election under this paragraph applies). Within 90 days after the close of the last Plan Year in a Participant's Qualified Election Period, a Qualified Participant may direct the investment of 50% of the balance in his or her Company Stock Account attributable to Company Stock acquired by the Plan after December 31, 1986 (to the extent such portion exceeds the amount to which a prior election under this paragraph applies). The portion of a Participant's Company Stock Account which is attributable to Company Stock acquired by the Plan after December 31, 1986 will be determined by multiplying the number of shares of such stock held in the Participant's Account by a fraction, the numerator of which is the number of such shares acquired after December 31, 1986 and allocated to Participants' Company Stock Accounts (not to exceed the number of shares held by the Plan on the date of distribution) and the denominator of which is the total number of such shares of Company Stock held by the Plan on the date the individual becomes a Qualified Participant. Company Stock not readily tradable must be valued by an independent appraiser before diversification. Any such independent appraiser must meet the requirements prescribed under Code §170(a)(1).

(d)
Exception For Small Accounts. Notwithstanding paragraph (b), if the fair market value of a Qualified Participant's Company Stock Account is $500 or less on the Valuation Date immediately preceding the first day the Qualified Election Period, then such Company Stock Account will not be subject to the diversification rights under this Section. In determining if the fair market value exceeds $500, Company Stock held in all employee stock ownership plans and tax credit employee stock ownership plans maintained by the Employer or any Affiliated Employer will be considered as held by the Plan.

(e)
Investment Options. Subject to a written policy adopted the Administrator, the portion of a Qualified Participant's Company Stock Account covered by the diversification election in this Section will either (1) be distributed to the Qualified Participant within 90 days after the last day of the period in which the election can be made, but the entire such distribution, if it is in excess of $5,000, will be subject to the consent requirements under Section 5.8; (2) be transferred no later than 90 days after the last day of the period in which the election can be made to another qualified defined contribution plan of the Employer that accepts such transfers, provided such plan permits Employee-directed investments in at least three distinct investment options and does not invest in Company Stock to a substantial degree; or (3) be invested, at the election of the Qualified Participant, in one or more alternative investments, provided that if the Administrator elects to offer this option as part of the written policy adopted hereunder, the Plan must provide at least three distinct investment options.

9.17	Superseding Trust or Custodial Agreement.
If any Trust assets are invested in a separate trust or custodial account maintained by a Trustee or custodian, the provisions of the separate trust or custodial agreement will supersede all provisions of this Article with respect such assets except, in the absence of a specific provision in such separate trust or custodial agreement regarding the valuation of securities held by the Trust, Section 9.3. If such separate trust or custodial account should for any reason fail, be found invalid or terminate prior to the termination of this Plan and the distribution of all the assets hereof, this Article 10 will be deemed to have again become effective immediately prior to such failure, invalidity or termination.

                                         Article 10
Adopting Employer Provisions

10.1	Plan Contributions.
Unless otherwise agreed to by the parties, or unless otherwise required by law, no Employer will have any obligation to make contributions to this Plan for or on behalf of the Employees of any other Employer. If an Employee is employed by more than one Employer, any contributions made on his or her behalf will be prorated between those Employers on the basis of Compensation received from each Employer. If any Employer is unable to make a contribution for any Plan Year, any Employer which is an Affiliated Employer of such Employer may make an additional contribution to the Plan on behalf of any Employee of the non-contributing Employer.

10.2	Plan Amendments.
Any amendment to this Plan that is adopted by the Sponsoring Employer, at any time, will be deemed to be accepted by any Adopting Employer.

10.3	Plan Expenses.
Any expenses paid from the Trust will be charged to each Adopting Employer in the ratio that each Adopting Employer's Participants' Accounts bears to the total of all the Participants' Accounts maintained by this Plan, or in any other reasonable method elected by the Administrator.

10.4	Employee Transfers.
An Employee's transfer to or from an Employer or Adopting Employer will not affect his or her Participant's Account balance and total Years of Service or Periods of Service.

10.5	Multiple Employer Provisions Under Code §413(c).
Notwithstanding any other provision in the Plan, unless the Plan is a collectively bargained plan under Regulation §1.413-1(a), the following provisions apply to any Adopting Employer that is not also an Affiliated Employer:

(a)
Instances of Separate Employer Testing. Employees of any such Adopting Employer will be treated separately for testing under Code §401(a)(4), §401(k), §401(m) and, if the Sponsoring Employer and the Adopting Employer do not share Employees, Code §416. Furthermore, the terms of Code §410(b) will be applied separately on an employer-by-employer basis by the Sponsoring Employer(and the Adopting Employers which are part of the Affiliated Group which includes the Sponsoring Employer) and each Adopting Employer that is not an Affiliated Employer of the Sponsoring Employer, taking into account the generally applicable rules described in Code §401(a)(5), §414(b) and §414(c).

(b)
Instances of Single Employer Testing. Employees of the Adopting Employer will be treated as part of a single Employer plan for purposes of eligibility to participate under Article 2 and under the provisions of Code §410(a). Furthermore, the terms of Code §411 relating to Vesting will be applied as if all Employees of all such Adopting Employers and the Sponsoring Employer were employed by a single Employer, except that the rules regarding Breaks in Service will be applied under such Regulations as may be prescribed by the Secretary of Labor.

(c)
Common Trust. Contributions made by any such Adopting Employer will be held in a common Trust Fund with contributions made by the Sponsoring Employer, and all such contributions will be available to pay the benefits of any Participant (or Beneficiary thereof) who is an Employee of the Sponsoring Employer or any such Adopting Employer.

(d)
Common Disqualification Provision. The failure of either the Sponsoring Employer or any such Adopting Employer to satisfy the qualification requirements under the provisions of Code §401(a), as modified by the provisions of Code §413(c), will result in the disqualification of the Plan for all such Employers maintaining the Plan.

10.6	Termination of Adoption.
An Adopting Employer may terminate participation in the Plan by delivering written notice to the Sponsoring Employer, to the Administrator and to the Trustee (but in accordance with Article 11, only the Sponsoring Employer can terminate the Plan). Upon any such termination of adoption by an Adopting Employer, the Adopting Employer may request a transfer of Trust Fund assets attributable to its Employees from this Plan to any successor qualified retirement plan maintained by the Adopting Employer or its successor. If such request is not made, or if the Administrator refuses to make the transfer because in its considered opinion such transfer would operate to the detriment of any Participant, jeopardize the continued qualification of the Plan, or not comply with any requirements of the Internal Revenue Service, Participants who are no longer Employees because an Adopting Employer terminates its Plan participation will only be entitled to the commencement of their benefits in accordance with Section 10.7 below.

10.7	Payment of Benefits Upon Termination of Adoption.
If Plan assets attributable to a terminated Adopting Employer are not transferred to another qualified retirement plan for any of the reasons described in Section 10.6, Participants who are no longer Employees because of such termination of adoption will only be entitled to the commencement of their benefits as follows: (1) in the case of Participants who are no longer Employees and the terminated Adopting Employer is an Affiliated Employer of the Sponsoring Employer, in accordance with Article 5 after their retirement, death, Disability or other termination of employment from the Adopting Employer or former Adopting Employer; and (2) in the case of Participants who are no longer Employees and the terminated Adopting Employer is not an Affiliated Employer of the Sponsoring Employer, within a reasonable time thereafter as if the Plan had been terminated under Section 11.2.

                                   Article 11
Amendment, Termination, Merger and Transfers

11.1	Plan Amendment.
The Plan can be amended at any time in accordance with the following provisions:

(a)
Manner of Amendment. Any amendments can be made by either (1) substituting pages with the new elections (or new addendum) and executing an "Amendment By Page Substitution" and attaching it as part of the Plan; (2) by executing an "Amendment By Section Replication" in which the section or sections (or addendum or addendums) to be changed are reproduced with the new elections indicated, and attaching it as part of the Plan; or (3) by executing a properly worded corporate resolution and attaching it as part of the Plan.

(b)
General Requirements. An amendment must be in writing. However, no amendment or modification (1) can increase the responsibilities of the Trustee or Administrator without their written consent; (2) can deprive any Participant or Beneficiary of the benefits to which he is entitled from the Plan; (3) can result in a decrease in the amount of any Participant's Account except as may be permitted under the terms of Code §412(c)(8) if applicable; or (4) can, except as otherwise provided, permit any part of the Trust Fund (other than as required to pay taxes and administration expenses) to be used for or diverted to purposes other than the exclusive benefit of the Participants or their Beneficiaries, or cause or permit any portion of the Trust Fund to revert to or become the property of the Employer. In addition, unless the provisions of paragraph (c) below are satisfied, no amendment to the Plan will have the effect of eliminating or restricting the ability of a Participant or other payee to receive payment of his or her Account balance or benefit entitlement under a particular optional form of benefit provided under the Plan. Any amendment to the Plan by the Sponsoring Employer under this Section also applies to any Affiliated Employer that participates under the Plan as an Adopting Employer. The Sponsoring Employer's amendment of the Plan from one type of defined contribution plan (e.g., a money purchase plan) into another type of defined contribution plan (e.g., a profit sharing plan) will not result in a partial termination or any other event that would require full vesting of some or all Plan Participants.

(c)
Elimination of Optional Forms of Benefit. No Plan amendment will be effective to eliminate or restrict an optional form of benefit. However, the preceding sentence will not apply to a Plan amendment that eliminates or restricts the ability of a Participant to receive payment of the Participant's Account under a particular optional form of benefit (including annuities and installments) if the amendment provides a single-sum distribution form that is otherwise identical to the optional form of benefit being eliminated or restricted. For this purpose, a single-sum distribution form is otherwise identical only if the single-sum distribution form is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the Participant) except with respect to the timing of payments after commencement.

(d)
Certain Corrective Amendments. In order to satisfy the minimum coverage requirements of Code §410(b), the nondiscriminatory amount requirement of Regulation §1.401(a)(4)-1(b)(2) or the nondiscriminatory plan amendment requirement of Regulation §1.401(a)(4)-1(b)(4), a corrective amendment or change of the choice of options in the Plan may retroactively increase allocations for Employees who benefited under the Plan during the Plan Year being corrected, or may grant allocations to Employees who did not benefit under the Plan during the Plan Year being corrected. To satisfy the nondiscriminatory current availability requirement of Regulation §1.401(a)(4)-4(b) for benefits, rights or features, a corrective amendment or change of the choice of options in Plan may make a benefit, right or feature available to Employees to whom it was previously not available. A corrective amendment or change of the choice of options in the Plan will not be effective prior to the date of adoption unless it satisfies the applicable requirements of Regulation §1.401(a)(4)-11(g)(3)(ii) through (vii), including the requirement that, in order to be effective for the preceding Plan Year, such amendment or change of the choice of options in the Plan must be adopted by the 15th day of the 10th month after the close of the preceding Plan Year.

11.2	Termination By Sponsoring Employer.
The Sponsoring Employer at any time can terminate the Plan and Trust in whole or in part in accordance with the following provisions:

(a)
Termination of Plan. The Sponsoring Employer can terminate the Plan and Trust by filing written notice thereof with the Administrator and Trustee and by completely discontinuing contributions to the Plan. Upon any such termination, the Trust Fund will continue to be administered until complete distribution has been made to the Participants and other payees, which distribution must occur as soon as administratively feasible after the termination of the Plan, and must be made in accordance with the provisions of Article 5 of the Plan. However, the Administrator may elect not to distribute the Accounts of Participants and other payees upon termination of the Plan but instead to transfer the entire Trust Fund assets and liabilities attributable to this terminated Plan to another qualified plan maintained by the Employer or its successor.

(b)
Vesting Requirement Upon Plan Termination. Upon a complete discontinuance of contributions under the Plan, then (1) any Participant who is affected by such complete termination or, if applicable, such complete discontinuance of contributions; (2) any Participant who has not terminated employment with the Employer; (3) any Participant who has terminated employment with the Employer and has not received a complete distribution of the Participant's Vested Aggregate Account balance; and (4) any Participant who has terminated employment but has not incurred five consecutive Breaks in Service, will have a 100% Vested Interest in his or her unpaid Participant's Account.

(c)
Vesting Requirement Upon Partial Termination. Upon a partial termination of the Plan, only a Participant whose employment has been terminated because of the event which causes the partial termination but who has not incurred five consecutive Breaks in Service will have a 100% Vested Interest in his or her unpaid Participant's Account as of the date of partial termination.

(d)
Discontinuance of Contributions. The Sponsoring Employer may at any time completely discontinue contributions to the Plan but continue the Plan in operation in all other respects, in which event the Trust will continue to be administered until eventual distribution of all benefits has been made to the Participants and other payees in accordance with Article 5 after their death, retirement, Disability or other termination of employment. Any discontinuance of contributions without a notice of termination from the Sponsoring Employer to the Administrator and Trustee will not constitute a Plan termination.

11.3	Merger or Consolidation.
This Plan and Trust may not be merged or consolidated with, nor may any of its assets or liabilities be transferred to, any other plan, unless the benefits payable to each Participant if the Plan was terminated immediately after such action would be equal to or greater than the benefits to which such Participant would have been entitled if this Plan had been terminated immediately before such action. If the Employer acquires another company in a "Section 410(b)(6)(c) transaction, employees of the acquired company may be excluded from this Plan regardless of the provisions of Section 2.1 of the Plan during the period beginning on the date of the transaction and ending on the last day of the Plan Year beginning after the date of the Transaction. A Section 410(b)(6)(c) transaction is an asset or stock acquisition, merger, or similar transaction involving a change in the employer of the employees of a business.

                                         Article 12
Miscellaneous Provisions

12.1	No Contract of Employment.
Except as otherwise provided by law, neither the establishment of this Plan, any modification hereto, the creation of any fund or account, nor the payment of any benefits, will be construed as giving any Participant or other person any legal or equitable rights against the Employer, any officer or Employee thereof, or the Trustee, except as herein provided. Further, under no circumstances will the terms of employment of any Participant be modified or otherwise affected by this Plan.

12.2	Title to Assets.
No Participant or Beneficiary will have any right to, or any interest in, any assets of the Trust upon separation from service with the Employer, Affiliated Employer, or Adopting Employer, except as otherwise provided by the terms of the Plan.

12.3	Qualified Military Service.
Notwithstanding any other provision of the Plan, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code §414(u).

12.4	Fiduciaries and Bonding.
Plan Fiduciaries will have only those powers and duties specifically given to them under the terms of the Plan. Each fiduciary other than a bank, an insurance company, or a fiduciary of an Employer which has no common-law employees, will be bonded in an amount not less than 10% of the amount of funds under such fiduciary's supervision, but the bond will not be less than $1,000 or more than $500,000 (or any other amount as required by law). The bond will provide protection to the Plan against any loss for acts of fraud or dishonesty by a fiduciary acting alone or in concert with others. The cost of such bond will be an expense of either the Employer or the Trust, at the election of the Sponsoring Employer. Effective as of the first day of the first plan year beginning after August 17, 2006, each fiduciary who is required to be bonded and any entity that has not registered as a broker or a dealer under §15(b) of the Securities Exchange Act of 1934 and that is not subject to the fidelity bond requirements of a self-regulatory organization as defined in ERISA §412(a) as amended by PPA will secure a bond equal to 10% of the Plan's assets under such fiduciary's direct or indirect control (but not less than $1,000 or more than $500,000).

12.5	Severability of Provisions.
If any Plan provision is held invalid or unenforceable, such invalidity or unenforceability will not affect any other provision of this Plan, and this Plan will be construed and enforced as if such provision had not been included.

12.6	Interpretation of the Plan.
The following provisions apply to the interpretation of the Plan and Trust:

(a)
Names. Names that are used in this Plan should be used consistently in any appendixes, policies, procedures, and/or any other documents which are legally binding upon the Plan. However, in documents that are not considered to be part of this Plan, appendixes, policies or procedures that are not legally binding upon the Plan; and that may be are distributed to individuals (such as the SPDs, SMMs, notices, and election forms), names may use plain English terms.

(b)	Gender. Words that are used in the masculine gender may be construed as though they are also used in the feminine or neuter gender, where applicable (and vice versa).

(c)	Number. Words that are used in the singular form may be construed as though they are also used in the plural form, where applicable (and vice versa).

(d)
Headings and Subheadings. Headings and subheadings are inserted for convenience of reference. Headings and subheadings constitute no part of this Plan and/or Trust and are not to be considered in its construction or interpretation.

(e)	Single Subparagraphs. This Plan may have Sections and/or paragraphs that contain a single subparagraph; such document construction will not constitute a Scrivener's error.

(f)
Effective Dates. This Plan contains various effective dates, which include, but are not limited to: (1) the effective date of the Plan and, if applicable, the effective date of the amended and restated Plan; and (2) the effective dates of legally required or permitted provisions.

(g)
Application of Law. This Plan will be construed and interpreted in accordance with the Code and ERISA. However, if the Plan needs to be construed and interpreted according to a State's or Commonwealth's laws (to the extent that such laws are not preempted by the provisions of the Code and ERISA), then this Plan will be construed and interpreted according to the laws of the State or Commonwealth in which the Sponsoring Employer maintains its principal place of business.

12.7	Legal Action.
Unless otherwise prohibited by law, either the Sponsoring Employer or the Trust, in the sole discretion of the Sponsoring Employer, will reimburse the Trustee and/or the Administrator for all costs, attorneys fees and other expenses associated with any such claim, suit or proceeding.

12.8	Qualified Plan Status.
This Plan and Trust are intended to be a qualified retirement plan under the provisions of Code §401(a) and §501(a).

12.9	Mailing of Notices to Administrator, Employer or Trustee.
Notices, documents or forms required to be given to or filed with the Administrator, Employer or Committee will be either hand delivered or mailed by first class mail, postage prepaid, to the Committee or the Employer, at the Employer's principal place of business. Any notices, documents or forms required to be given to or filed with the Trustee will be either be hand delivered or mailed by first class mail, postage prepaid, to the Trustee at its principal place of business.

12.10	Participant Notices and Waivers of Notices.
Whenever written notice is required to be given under the terms of this Plan, it will be deemed to be given on the date such written notice is either hand delivered to the recipient or deposited at a United States Postal Service Station, first class mail, postage paid. Notice may be waived by any party entitled to receive written notice concerning any matter under the terms of this Plan.

12.11	No Duplication of Benefits.
There will be no duplication of benefits under the Plan because of employment by more than one participating Employer.

12.12	Evidence Furnished Conclusive.
Anyone required to give evidence under the terms of the Plan may do so by certificate, affidavit, document or other information that the person to act in reliance may consider pertinent, reliable and genuine, and to have been signed, made or presented by the proper party or parties. The Plan Fiduciaries will be fully protected in acting and relying upon any evidence described under this Section.

12.13	Release of Claims.
A payment to a Participant or Beneficiary, his or her legal representative, or to a guardian or committee appointed for such Participant or Beneficiary, will, to the extent thereof, be in full satisfaction of all claims hereunder against the Administrator and Trustee, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as determined by the Administrator or Trustee.

12.14	Multiple Copies of Plan And/or Trust.
This Plan, the related Trust Agreement and the related may be executed in any number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same Agreement or Trust Agreement, as the case may be, and will be binding on the respective successors and assigns of the Employer and all other parties.

12.15	Limitation of Liability and Indemnification.
In addition to and in furtherance of any other limitations provided in the Plan, and to the extent permitted by applicable law, the Employer will indemnify and hold harmless its board of directors (collectively and individually), if any, the Administrative/Advisory Committee (collectively and individually), if any, and its officers, Employees, and agents against and with respect to any and all expenses, losses, liabilities, costs, and claims, including legal fees to defend against such liabilities and claims, arising out of their good-faith discharge of responsibilities under or incident to the Plan, excepting only expenses and liabilities resulting from willful misconduct. This indemnity will not preclude such further indemnities as may be available under insurance purchased by the Employer or as may be provided by the Employer under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, as such indemnities are permitted under state law. Payments with respect to any indemnity and payment of expenses or fees under this Section will be made only from assets of the Employer, and will not be made directly or indirectly from assets of the Trust.

12.16	Written Elections and Forms.
Whenever the word "written" or the words "in writing" are used, such words will include any method of communication permitted by the DOL with respect to such documentation. In a similar manner, the word "form" will include any other method of election permitted under current law. Such alternative methods will include, but not be limited to, electronic modes to the extent permitted by law.

12.17	Assignment and Alienation of Benefits.
Except as may otherwise be permitted under Code §401(a)(13)(C), or as may otherwise be permitted under a Qualified Domestic Relations Order as provided in Section 8.10, or as may otherwise be permitted under Section 7.1 relating to loans to Participants, no right or claim to, or interest in, any part of the Trust Fund, or any payment therefrom, will be assignable, transferable, or subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution, or levy of any kind, and the Trustees will not recognize any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commute, or anticipate the same, except to the extent required by law.

12.18	Exclusive Benefit Rule.
All contributions made by the Employer or an Affiliated Employer to the Trust Fund will be used for the exclusive benefit of the Participants who are Employees of the Employer or Affiliated Employer and for their Beneficiaries and will not be used for nor diverted to any other purpose except the payment of the costs of maintaining the Plan. All contributions made by an Adopting Employer who is not an Affiliated Employer will be used for the exclusive benefit of the Participants who are Employees of the Adopting Employer and for their Beneficiaries and will not be used for nor diverted to any other purpose except the payment of the Adopting Employers' proportionate costs of maintaining the Plan.

12.19	Dual and Multiple Trusts.
Plan assets are may be held in two or more separate trusts, or in trust and by an insurance company or by a trust and under a custodial agreement. Assets may also be held in a common trust.

This Plan and Trust have been executed by the Sponsoring Employer and the Trustees as of the day, month and year set forth on page 1 of this Agreement.

                    Capitol Bancorp Ltd.

                                                    By         /s/ Cristin K. Reid

                    Name:    Cristin K. Reid
                    Title:      Corporate President

                    Trustees

/s/ Cristin K. Reid
                    Cristin K. Reid

/s/ David O’Leary
                    David O'Leary

/s/ Bruce A. Thomas
                    Bruce A. Thomas

Appendix A

Adopting Employers

Name	Type of Entity	State of Organization	Date of Participation

Grand Haven Bank	Banking Corporation	Michigan	January 1, 1994
Paragon Bank & Trust	Banking Corporation	Michigan	January 1, 1996
Ann Arbor Commerce Bank	Banking Corporation	Michigan	January 1, 1997
Capitol National Bank	Banking Corporation	Michigan	January 1, 1997
Macomb Community Bank	Banking Corporation	Michigan	January 1, 1997
Oakland Commerce Bank	Banking Corporation	Michigan	January 1, 1997
Portage Commerce Bank	Banking Corporation	Michigan	January 1, 1997
Brighton Commerce Bank	Banking Corporation	Michigan	January 8, 1997
Kent Commerce Bank	Banking Corporation	Michigan	July 1, 1998
Muskegon Community Bank	Banking Corporation	Michigan	July 1, 1998
Detroit Commerce Bank	Banking Corporation	Michigan	January 1, 1999
Elkhart Community Bank	Banking Corporation	Indiana	January 1, 2000
Arrowhead Community Bank	Banking Corporation	Arizona	July 1, 2002
Bank of Tucson	Banking Corporation	Arizona	July 1, 2002
Camelback Community Bank	Banking Corporation	Arizona	July 1, 2002
East Valley Community Bank	Banking Corporation	Arizona	July 1, 2002
Mesa Bank	Banking Corporation	Arizona	July 1, 2002
Southern Arizona Community Bank	Banking Corporation	Arizona	July 1, 2002
Valley First Community Bank	Banking Corporation	Arizona	July 1, 2002
Sunrise Bank of Albuquerque	Banking Corporation	New Mexico	January 1, 2003
Sunrise Bank of Arizona	Banking Corporation	Arizona	January 1, 2003
Black Mountain Community Bank	Banking Corporation	Nevada	January 1, 2004
Desert Community Bank	Banking Corporation	Nevada	January 1, 2004
Goshen Community Bank	Banking Corporation	Indiana	January 1, 2004
Red Rock Community Bank	Banking Corporation	Nevada	January 1, 2004
Yuma Community Bank	Banking Corporation	Arizona	January 1, 2004
First Carolina State Bank	Banking Corporation	North Carolina	July 1, 2004
Sunrise Bank of San Diego	Banking Corporation	California	July 1, 2004
Napa Community Bank	Banking Corporation	California	July 1, 2005
Bank of Las Vegas	Banking Corporation	Nevada	January 1, 2006
Capitol Wealth, Inc.	Corporation	Michigan	January 1, 2006
Bank of Escondido	Banking Corporation	California	January 1, 2007
Peoples State Bank	Banking Corporation	Georgia	January 1, 2007

Amendment No. 1 to

Capitol Bancorp Limited

Amended and Restated

Employee Stock Ownership Plan

Effective January 1, 2008

Comprehensive Amendment for
The Regulations under Code §415 and Normal Retirement Age, the Heinz Decision, Etc.

Se    Section 1 . General Information and General Provisions

1.1	Plan Name: Capitol Bancorp Ltd. Employee Stock Ownership Plan (the "Plan").

1.2	Plan Sponsor: Capitol Bancorp Ltd. (the "Sponsoring Employer").

1.3	Enactment Date. This Amendment is entered into as of January 1, 2008, by the Sponsoring Employer.

1.4	Supersedure. This Amendment supersedes any conflicting provisions of the Plan.

1.5
Good Faith Compliance. This Amendment is intended as good faith compliance with the final Regulations under Code §415; the final Regulations relating to Normal Retirement Age under final Regulation §1.401(a)-1; the final Regulations relating to the methodology of an ESOP to determine the amount of S corporation stock held by a disqualified person for purposes of determining a nonallocation year; the Heinz Decision; the modification to the applicable mortality table and applicable interest rate under Code §417(e); and/or the elimination of gap period income on excess contributions and excess aggregate contributions that are permissive or are required for plan years beginning in 2007 and/or 2008, and/or Limitation Years beginning on or after July 1, 2007 (except as otherwise provided).

Se    Section 2 . Code §415 Limitations

2.1	☐	Not Applicable. The Plan terminated prior to the first day of the first Limitation Year beginning on or after July 1, 2007.

2.2	☒	Effective Date. This Section is effective as of the first day of the first Limitation Year beginning on or after July 1, 2007 (except as otherwise provided).

2.3	Maximum Annual Benefit.

☒	Not Applicable. The Plan is not a defined benefit plan. (Skip to Section 2.4)

In the case of a defined benefit plan, this Section applies regardless of whether any participant is or has ever been a participant in another qualified plan maintained by the Employer.

(a)
Maximum Benefit. The Annual Benefit otherwise payable to a participant at any time will not exceed the Maximum Permissible Amount. If the benefit the participant would otherwise accrue in a Limitation Year would produce an Annual Benefit in excess of the Maximum Permissible Amount, the rate of accrual will be reduced so that the Annual Benefit is equal to the Maximum Permissible Amount. The Maximum Permissible Amount for a participant who has not attained normal retirement age shall be applied to the actuarial equivalent of:

☐	Not Applicable. The Plan is not a defined benefit plan.

☐
Participant’s Accrued Benefit. The participant's accrued benefit otherwise payable under the Plan at normal retirement age (or current age, if later), based on the participant’s applicable completed years of benefit service to date.

☐	Participant’s Projected Benefit. The participant's Projected Annual Benefit to which the participant would be entitled at normal retirement age (or current age, if later).

(b)
Treatment of Voluntary Employee Contributions, Mandatory Employee Contributions, and Rollover Contributions. If a participant makes voluntary employee contributions under the terms of this Plan, then the amount of such voluntary employee contributions are treated as Annual Additions to a qualified Defined Contribution Plan pursuant to Code §414(k) for purposes of Section 2.4 and are not taken into account in determining the Annual Benefit under the portion of the Plan that is a defined benefit Plan. Furthermore, if a participant is required to make mandatory employee contributions as defined in Code §411(c)(2)(C) and Regulation §1.411(c)-1(c)(4) as a condition of employment, as a condition of participation in the Plan, or as a condition of obtaining benefits (or additional benefits) under the Plan attributable to employer contributions, then the Annual Benefit for Code §415(b) purposes does not include the Annual Benefit attributable to mandatory employee contributions. The Annual Benefit attributable to mandatory employee contributions is determined by applying the factors applicable to mandatory employee contributions as described in Code §411(c)(2)(B) and (C) and the Regulations promulgated thereunder to those mandatory employee contributions to determine the amount of a straight life annuity commencing at the annuity starting date, regardless of whether the requirements of Code §411 and §417 apply to the Plan. Lastly, if the Plan permits an employee to make rollover contributions (as described in Code §401(a)(31), §402(c)(1), §403(a)(4), §403(b)(8), §408(d)(3), and §457(e)(16)) to the Plan, then rollover contributions are not taken into account in determining the Annual Benefit for Code §415(b) purposes.

(c)
Treatment of Transfer Accrued Benefits. Effective as of the first day of the first Limitation Year beginning on or after July 1, 2007, the treatment of accrued benefits that are transferred to this Plan (and that do not constitute rollover contributions (as described in Code §401(a)(31), §402(c)(1), §403(a)(4), §403(b)(8), §408(d)(3)) is determined pursuant to the rules of Regulation 1.415(b)-1(b)(3).

(d)
Code §415 Limits Increased By EGTRRA. Notwithstanding anything in the Plan to the contrary, benefit increases resulting from the increase in the limitations of Code §415 pursuant to §611 of EGTRRA (including, but not limited to, the Defined Benefit Dollar Limitation, the Maximum Permissible Amount, and the age at which the actuarial equivalent of the Defined Benefit Dollar Limitation is actuarially reduced or increased) shall be provided to:

☐	Not Applicable. The Plan is not a defined plan.

☐	New Plan and All Participants. The Plan’s Effective Date is after the first day of the first Limitation Year ending after December 31, 2001. The provisions of the paragraph apply to all participants.

☐
Existing Plan and Participants with Accrued Benefits. All current participants and all former participants (with benefits limited by Code §415(b)) who have accrued benefits under the Plan immediately prior to the first day of the first Limitation Year ending after December 31, 2001 (other than an accrued benefit resulting from a benefit increase solely as a result of the increases in limitations under Code §415(b)).

☐
Existing Plan and Participants with One Hour of Service. All employees participating in the Plan who have one hour of service on or after the first day of the first Limitation Year ending after December 31, 2001.

(e)
Multi-Employer Plan Not Aggregated With Non-Multi-Employer Plan. For Limitation Years beginning after December 31, 2001, a multi-Employer plan (as defined in Code §414(f)) in which the Employer participates shall not be combined or aggregated with a non-multi-Employer plan that is sponsored by the Employer for purposes of applying the Defined Benefit Compensation Limitation of Code §415(b)(1)(B) to the non-multi-Employer plan. If this Plan is a multi-Employer plan, then this Plan shall not be combined or aggregated with any other multi-Employer plan for purposes of apply the limitations of Code §415 and this Section. Furthermore, effective as of the first day of the first Limitation Year beginning on or after July 1, 2007, if this Plan is a multi-Employer Plan, then only the benefits under this multi-Employer Plan that are provided by an Employer are aggregated with benefits under plans maintained by that Employer that are not multi-Employer plans.  Where the Employer maintains both a plan which is not a multi-Employer plan and a multi-Employer plan, only the benefits under the multi-Employer plan that are provided by the Employer are aggregated with benefits under the Employer’s plans other than multi-Employer plans (in lieu of including benefits provided by all employers under the multi-Employer plan pursuant to the Regulation §1.415(a)-1(e)).

(f)
Grandfather Rule for Preexisting Benefits. Notwithstanding anything in the Plan to the contrary, the Plan satisfies the limitations of this Section and Code §415(b) for a participant with respect to benefits accrued or payable under the Plan as of the last day of the Limitation Year that is immediately prior to the first day of the first Limitation Year beginning on or after July 1, 2007 pursuant to the Plan’s provisions (including Plan provisions relating to the Plan’s limitation year) that were both adopted and in effect before April 5, 2007, but only if such Plan provisions meet the applicable requirements of statutory provisions, Regulations, and other published guidance relating to Code §415 in effect immediately before the first day of the first Limitation Year beginning on or after July 1, 2007. The rule of the preceding sentence applies even if the Plan had not been amended to reflect changes to Code §415(b) made by the Pension Funding Equity Act of 2004 and the Pension Protection Act of 2006. Furthermore, the rule of the first sentence applies even if Code §415(c)(3) Compensation for a Limitation Year that is used for purposes of applying the limitations of Code §415(b)(1)(B) reflects Code §415(c)(3) Compensation for a plan year that is in excess of the limitation under Code §401(a)(17) that applies to that plan year. If benefits under the Plan are accrued after the first day of the first Limitation Year beginning on or after July 1, 2007, then the sum of the benefits grandfathered under the first sentence of this paragraph and benefits accrued after the first day of the first Limitation Year beginning on or after July 1, 2007 must satisfy the requirements of Code §415, taking into account the requirements of Final Regulation §1.415(a)-1, §1.415(b)-1, §1.415(c)-1, §1.415(c)-2, §1.415(d)-1, §1.415(f)-1, §1.415(g)-1, and §1.415(j)-1.

(g)
Safe Harbor for Annual Adjustments to Distributions. Effective as of the first day of the first Limitation Year beginning on or after July 1, 2007, if an amendment to the Plan incorporates the adjustments to the Code §415(b) limits by increasing a distribution that has previously commenced, then the amendment complies with the provisions of Code §415(b) if:

(1)
The employee has received one or more distributions that satisfy the requirements of Code §415(b) before the date the adjustment to the applicable limits is effective (as determined under Regulation §1.415(d)-1(a)(3));

(2)	The increased distribution is solely as a result of the amendment of the Plan to reflect the adjustment to the applicable limits pursuant to Code §415(d); and

(3)
The amounts payable to the employee on and after the effective date of the adjustment (as determined under Regulation §1.415(d)-1(a)(3)) are not greater than the amounts that would otherwise be payable without regard to the adjustment, multiplied by a fraction determined for the Limitation Year, the numerator of which is the limitation under Code §415(b) (which is the lesser of the Code §415(b)(1)(A) Defined Benefit Dollar Limitation, as adjusted for age at commencement, and the Code §415(b)(1)(B) Defined Benefit Compensation Limitation) in effect with respect to the distribution taking into account the Code §415(d) adjustment, and the denominator of which is the limitation under Code §415(b) in effect for the distribution immediately before the adjustment.

(h)
Safe Harbor for Periodic Adjustments to Distributions. Effective as of the first day of the first Limitation Year beginning on or after July 1, 2007, if an amendment to the Plan increases a distribution that has previously commenced, then the amendment complies with the provisions of Code §415(b) and is made using the safe harbor methodology if:

(1)	The employee has received one or more distributions that satisfy the requirements of Code §415(b) before the date on which the increase is effective; and

(2)
The amounts payable to the employee on and after the effective date of the increase are not greater than the amounts that would otherwise be payable without regard to the increase, multiplied by the Cumulative Adjustment Fraction. For purposes of this paragraph, the term “Cumulative Adjustment Fraction” means the product of all of the fractions described in paragraph (g)(3) above that would have applied after benefits commence if the Plan had been amended each year to incorporate the Code §415(d) adjustments to the applicable Code §415(b) limits and had otherwise satisfied the safe harbor methodology described in paragraph (g). For purposes of the preceding sentence, if for the Limitation Year for which the increase to the Code §415(b)(1)(A) Defined Benefit Dollar Limitation pursuant to EGTRRA §611(a)(1)(A) is first effective (generally, the first Limitation Year beginning after December 31, 2001) and the Code §415(b)(1)(A) Defined Benefit Dollar Limitation applicable to a participant is less than the Code §415(b)(1)(B) Defined Benefit Compensation Limitation for the participant, then the fraction described in paragraph (g)(3) above for that Limitation Year is 1.0.

2.4	Maximum Annual Addition.

☐	Not Applicable. The Plan is not a defined contribution plan, or is a defined benefit plan that does not permit mandatory or voluntary employee contributions. (Skip to Section 2.5)

In the case of a defined contribution plan, the maximum Annual Addition made to a participant's various accounts (including, if applicable, a voluntary employee contribution account and/or a mandatory employee contribution account) maintained under the Plan for any Limitation Year will not exceed the lesser of the Dollar Limitation set forth in Section 2.4(a) or the Compensation Limitation set forth in Section 2.4(b), as adjusted in the remainder of this Section, as follows:

(a)	Dollar Limitation. The Dollar Limitation is $40,000, as adjusted by the Treasury in accordance with Code §415(d).

(b)
Compensation Limitation. The Compensation Limitation is an amount equal to 100% of the participant's Code §415(c)(3) Compensation for the Limitation Year. However, this limitation will not apply to any contribution made for medical benefits within the meaning of Code §401(h) or Code §419A(f)(2) after separation from service which is otherwise treated as an Annual Addition under Code §415(l)(1) or Code §419A(d)(2).

(c)	Adjustments to Maximum Annual Addition. In applying the limitation on Annual Additions set forth herein, the following adjustments must be made:

(1)
Short Limitation Year. In a Limitation Year of less than 12 months, the Defined Contribution Dollar Limitation in (a) will be adjusted by multiplying it by the ratio that the number of months in the short Limitation Year bears to 12.

(2)
Plans with Different Limitation Years. If a participant participates in multiple Defined Contribution Plans sponsored by the Employer with different Limitation Years, the maximum Annual Addition in this Plan for the Limitation Year will be reduced by the Annual Addition credited to the participant's accounts in the other plans for such Limitation Year.

(3)
Plans with the Same Limitation Year. If a participant participates in multiple Defined Contribution Plans sponsored by the Employer which have the same Limitation Year, then (A) if only one of the plans is subject to Code §412, Annual Additions will first be credited to the participant's accounts in the plan so subject; and (B) if none of the plans are subject to Code §412, the maximum Annual Addition in this Plan for a given Limitation Year will either (i) equal the product of the maximum Annual Addition for such Limitation Year minus any other Annual Additions previously credited to the participant's account, multiplied by the ratio that the Annual Additions which would be credited to a participant's accounts hereunder without regard to the limitations in Section 2.5 bears to the Annual Additions for all plans described in this paragraph, or (ii) be reduced by the Annual Additions credited to the participant's accounts in the other plans for such Limitation Year.

(4)
Adjustment for Excessive Annual Additions. If for any Limitation Year the Annual Additions allocated to a participant's account exceeds the maximum Annual Addition permitted under this Section, then the Sponsoring Employer will follow the rules of any Employee Plans Compliance Resolution System (EPCRS) that is issued by the Internal Revenue Service.

2.5
Aggregation of Plans. Effective as of the first day of the first Limitation Year beginning on or after July 1, 2007, this Section aggregates plans for purposes of applying the provisions of this Section and the rules of Regulation §1.415(f)-1.

(a)
General Rule. Except as provided in this Section and Regulation §1.415(f)-1, for purposes of applying the limitations of this Section, Code §415(b), and Code §415(c) applicable to a participant for a particular Limitation Year:

(1)
More Than One Defined Benefit Plan. All defined benefit plans (without regard to whether a plan has been terminated) ever maintained by the Employer (or a predecessor Employer) under which the participant has accrued a benefit are treated as one defined benefit plan and the sum of the participant's Annual Benefits from all such defined benefit plans may not exceed the Maximum Permissible Amount.

A participant's benefits in this Plan shall be limited to an amount whereby the participant's Employer-provided benefits under all defined benefit plans ever maintained by the Employer (determined as of the same age) do not exceed the Maximum Permissible Amount applicable at that age;

(2)
More Than One Defined Contribution Plan. All Defined Contribution Plans (without regard to whether a plan has been terminated) ever maintained by the Employer (or a predecessor Employer) under which the participant receives Annual Additions are treated as one Defined Contribution Plan; and

(3)
More Than One 403(b) Contract/Plan. All 403(b) annuity contracts purchased by an Employer (including plans purchased through salary reduction contributions) for the participant are treated as one 403(b) annuity contract.

(b)
Affiliated Employers and Leased Employees. All employees of all affiliated employers (a controlled group of corporations as defined in Code §414(b); a trade or business (regardless of whether incorporated) under common control under Code §414(c); any organization (regardless of whether incorporated) which is a member of an affiliated service group under Code §414(m); and any other entity required to be aggregated under Code §414(o)) are treated as employed by a single Employer for purposes of Code §415. Any defined benefit plan or Defined Contribution Plan maintained by any affiliated employer is deemed maintained by all affiliated employers. Furthermore, pursuant to Code §414(n), with respect to any recipient for whom a leased employee (within the meaning of Code §414(n)(2)) performs services, the leased employee is treated as an employee of the recipient, but contributions or benefits provided by the leasing organization that are attributable to services performed for the recipient are treated as provided under the plan maintained by the recipient. However, pursuant to Code §414(n)(5), the rule of the previous sentence does not apply to a leased employee with respect to services performed for a recipient if:

(1)	Covered by Safe Harbor Plan. The leased employee is covered by a plan that is maintained by the leasing organization and that meets the requirements of Code §414(n)(5)(B); and

(2)	Not More than 20% of Non-Highly Workforce. Leased employees do not constitute more than 20 percent of the recipient’s non-highly compensated workforce.

(c)
Formerly Affiliated Plan of an Employer. A Formerly Affiliated Plan of an Employer is taken into account for purposes of applying the aggregation rules of this Section to the Employer, but the Formerly Affiliated Plan of an Employer is treated as if it had terminated immediately prior to the cessation of affiliation with sufficient assets to pay benefit liabilities under the plan, and had purchased annuities to provide plan benefits.  Furthermore, the rules for determining Annual Benefits under a terminated defined benefit plan under which annuities are purchased to provide plan benefits shall be determined pursuant to Regulation §1.415(b)-1(b)(5)(i).  For purposes of this paragraph, the term “Formerly Affiliated Plan of an Employer” means a plan that, immediately prior to the Cessation of Affiliation, was actually maintained by one or more of the entities that constitute the Employer (as determined under the employer affiliation rules described in Regulation §1.415(a)-1(f)(1) and (2)), and immediately after the Cessation of Affiliation, is not actually maintained by any of the entities that constitute the Employer (as determined under the employer affiliation rules described in Regulation §1.415(a)-1(f)(1) and (2)). For purposes of this paragraph, the term “Cessation of Affiliation” means the event that causes an entity to no longer be aggregated with one or more other entities as a single Employer under the employer affiliation rules described in Regulation §1.415(a)-1(f)(1) and (2) (such as the sale of a subsidiary outside a controlled group), or that causes a plan to not actually be maintained by any of the entities that constitute the Employer under the employer affiliation rules of Regulation §1.415(a)-1(f)(1) and (2) (such as a transfer of plan sponsorship outside of a controlled group).

(d)
Predecessor Employer. For purposes of Code §415 and Regulations promulgated thereunder, a former employer is a predecessor employer with respect to a participant in the Plan maintained by the Employer if the Employer maintains the Plan under which the participant had accrued a benefit while performing services for the former employer (for example, the Employer assumed sponsorship of the former employer’s plan, or the Plan received a transfer of benefits from the former employer’s plan), but only if that benefit is provided under the Plan maintained by the Employer. In applying the limitations of Code §415  to a participant in the Plan maintained by the Employer, the Plan must take into account benefits provided to the participant under plans that are maintained by the predecessor employer and that are not maintained by the Employer; the Employer and predecessor employer constituted a single Employer under the rules described in Regulation §1.415(a)-1(f)(1) and (2) immediately prior to the cessation of affiliation (as if they constituted two, unrelated employers under the rules described in Regulation §1.415(a)-1(f)(1) and (2) immediately after the cessation of affiliation) and cessation of affiliation was the event that gives rise to the predecessor employer relationship, such as a transfer of benefits or plan sponsorship. However, with respect to the Employer of the participant, a former entity that antedates the Employer is a predecessor employer with respect to the participant if, under the facts and circumstances, the Employer constitutes a continuation of all or a portion of the trade or business of the former entity. This occurs where formation of the Employer constitutes a mere formal or technical change in the employment relationship and continuity otherwise exists in the substance and administration of the business operations of the former entity and the Employer.

(e)
Nonduplication. In applying the limitations of Code §415 to the Plan maintained by an Employer, if the Plan is aggregated with another plan pursuant to the aggregation rules of this Section, then a participant’s benefits are not counted more than once in determining the participant’s aggregate Annual Benefit or Annual Additions, pursuant to the rules of Regulation §1.415(f)-1(d)(1).

(f)
Determination of Years of Participation for Multiple Plans. If two or more defined benefit plans are aggregated under Code §415(f) for a particular Limitation Year, in applying the reduction for participation of less than ten years (as described in Code §415(b)(5)(A)) to the Code §415(b)(1)(A) Defined Benefit Dollar Limitation, time periods that are counted as Years of Participation under any of the plans are counted in computing the limitation of the aggregated plans under this Section.

(g)
Determination of Years of Service for Multiple Plans. If two or more defined benefit plans are aggregated under Code §415(f) for a particular Limitation Year, in applying the reduction for service of less than ten years (as described in Code §415(b)(5)(B)) to the Code §415(b)(1)(B) Defined Benefit Compensation Limitation, time periods that are counted as years of service under any of the plans are counted in computing the limitation of the aggregated plans under this Section.

(h)
Previously Unaggregated Plans. The following rules apply to situations in which two or more existing plans, which previously were not required to be aggregated pursuant to Code §415(f), are aggregated during a particular Limitation Year and, as a result, the limitations of Code §415(b) or (c) are exceeded for that Limitation Year:

(1)
Defined Contribution Plans. Two or more Defined Contribution Plans that are not required to be aggregated pursuant to Code §415(f) as of the first day of a Limitation Year satisfy the requirements of Code §415 with respect to a participant for the Limitation Year if they are aggregated later in that Limitation Year, provided that no Annual Additions are credited to the participant’s account after the date on which the plans are required to be aggregated.

(2)
Defined Benefit Plans. Two or more defined benefit plans that are not required to be aggregated pursuant to Code §415(f) as of the first day of a Limitation Year satisfy the requirements of Code §415 with respect to a participant for the Limitation Year if they are aggregated later in that Limitation Year, provided that no plan amendments increasing benefits with respect to the participant under either plan are made during the Limitation Year of the occurrence of the event causing the Plan to be aggregated.

(3)
All Years of Aggregation in which Accrued Benefits Are Frozen. Two or more defined benefit plans that are required to be aggregated pursuant to Code §415(f) during a Limitation Year subsequent to the Limitation Year during which the plans were first aggregated satisfy the requirements of Code §415 with respect to a participant for the Limitation Year if they are aggregated, provided there have been no increases in the participant's accrued benefit derived from Employer contributions (including increases as a result of increased compensation or years of benefit service) under any of the plans within the period during which the plans have been aggregated.

(i)
Multiple Plan Fraction. The provisions of Code §415(e) shall not apply to this Plan for Limitation Years beginning on or after January 1, 2000 (or, if later, the first day of the Limitation Year in which Code §415(e) is not applicable to the Plan in whole or in part, pursuant to the provisions of the prior Plan document or separate Plan amendment).

2.6	Definitions. As used in this Section 2, and for all other purposes of the Plan, the following words and phrases will have the following meanings:

(a)	Annual Additions. The term "Annual Additions" means the sum of the following amounts credited to a participant's Account for the Limitation Year:

(1)
Employer contributions, even if such Employer contributions are excess contributions (as described in Code §401(k)(8)(B)) or excess aggregate contributions (as described in Code §401(m)(6)(B)), or such excess contributions or excess aggregate contributions are corrected through distribution;

(2)	Employee contributions, which includes mandatory employee contributions (as defined in Code §411(c)(2)(C) and the Regulations promulgated thereunder) and voluntary employee contributions;

(3)	Forfeitures;

(4)
Contributions allocated to any individual medical account, as defined in Code §415(l)(2), which is part of a pension or annuity plan established pursuant to Code §401(h) and maintained by the Employer;

(5)
Amounts attributable to post-retirement medical benefits allocated to a separate account for a key employee (any employee who, at any time during the plan year or any preceding plan year, is or was a key employee pursuant to Code §419A(d)), maintained by the Employer; and

(6)
Effective as of the first day of the first Limitation Year beginning on or after July 1, 2007, the difference between the value of any assets transferred to the Plan and the consideration, where an employee or the Employer transfers assets to the Plan in exchange for consideration that is less than the fair market value of the assets transferred to the Plan;

Notwithstanding the foregoing, a participant's Annual Additions do not include the following:

(1)
The restoration of an employee's accrued benefit by the Employer in accordance with Code §411(a)(3)(D) or Code §411(a)(7)(C) or resulting from the repayment of cashouts (as described in Code §415(k)(3)) under a governmental plan (as defined in Code §414(d)) for the Limitation Year in which the restoration occurs., regardless of whether the Plan restricts the timing of repayments to the maximum extent allowed by Code §411(a);

(2)	Catch-up contributions made in accordance with Code §414(v) and Regulation §1.414(v)-1;

(3)
Effective as of the first day of the first Limitation Year beginning on or after July 1, 2007, a Restorative Payment that is allocated to a participant’s account. For purposes of this paragraph, the term “Restorative Payment” is a payment made to restore some or all of the Plan’s losses resulting from an action (or a failure to act) by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan) under ERISA or under other applicable federal or state law, where Plan participants who are similarly situated are treated similarly with respect to the payments. This includes payments to the Plan made pursuant to a Department of Labor order, the Department of Labor’s Voluntary Fiduciary Correction Program, or a court-approved settlement, to restore losses to a qualified Defined Contribution Plan. Payments made to the Plan to make up for losses due merely to market fluctuations and other payments that are not made on account of a reasonable risk of liability for breach of a fiduciary duty under Title I of ERISA are not Restorative Payments and generally constitute contributions that give rise to Annual Additions;

(4)	Excess deferrals that are distributed in accordance with Regulation §1.402(g)-1(e)(2) or (3);

(5)	Rollover contributions (as described in Code §401(a)(31), §402(c)(1), §403(a)(4), §403(b)(8), §408(d)(3), and §457(e)(16));

(6)	Repayments of loans made to a participant from the Plan;

(7)
Repayments of prior Plan distributions described in Code §411(a)(7)(B) (in accordance with Code §411(a)(7)(C)) and Code §411(a)(3)(D) or repayment of contributions to a governmental plan (as defined in Code §414(d)) as described in Code §415(k)(3);

(8)	The direct transfer of benefits or employee contributions from a qualified plan to a Defined Contribution Plan;

(9)	The reinvestment of dividends on Employer securities under an employee stock ownership plan pursuant to Code §404(k)(2)(A)(iii)(II);

(10)	Employee contributions to a qualified cost of living arrangement within the meaning of Code §415(k)(2)(B);

(b)
Annual Benefit. The term "Annual Benefit" means a retirement benefit under the Plan that is payable annually in the form of a straight life annuity. The Annual Benefit does not include the benefit attributable to either voluntary employee contributions, mandatory employee contributions, or rollover contributions (as described in Code §401(a)(31), §402(c)(1), §403(a)(4), §403(b)(8), §408(d)(3), and §457(e)(16)), determined pursuant to the rules of Regulation 1.415(b)-1(b)(2). Effective as of the first day of the first Limitation Year beginning on or after July 1, 2007, the treatment of accrued benefits that are transferred to this Plan (and that do not constitute rollover contributions (as described in Code §401(a)(31), §402(c)(1), §403(a)(4), §403(b)(8), §408(d)(3)) is determined pursuant to the rules of Regulation 1.415(b)-1(b)(3).

(1)
Actuarial Adjustments To Annual Benefit. Except as otherwise provided in subparagraph (2) below, a benefit payable in a form other than a straight life annuity must be adjusted to be the actuarial equivalent of a straight life annuity before applying the limitations of this Section as follows:

(A)
Effective as of the first day of the first Limitation Year beginning on or after July 1, 2007, for any benefit paid in a form to which Code §417(e)(3) does not apply, the actuarially equivalent straight life annuity benefit is the greater of:

(i)	The annual amount of the straight life annuity (if any) payable to the participant under the Plan commencing at the same annuity starting date as the form of benefit payable to the participant; or

(ii)
The annual amount of the straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the form of benefit payable to the participant, computed using a 5% interest assumption and the applicable mortality table for that annuity starting date.

(B)
For a distribution to which Code §417(e)(3) applies and which has an annuity starting date occurring in plan years beginning in 2004 or 2005, the Actuarially Equivalent straight life annuity benefit is the greater of:

(i)
The annual amount of the straight life annuity commencing at the annuity starting date that has the same actuarial present value as the particular form of benefit payable, computed using the Plan’s interest rate and mortality tabulation factors; or

(ii)
The annual amount of the straight life annuity commencing at the annuity starting date that has the same actuarial present value as the particular form of benefit payable, computed using a 5.5% interest assumption and the applicable mortality table.

☐
PFEA Transition Rule. Notwithstanding the previous provisions of this paragraph (b)(1)(B), with respect to a distribution to which Code §417(e)(3) applies and which has an annuity starting date after December 31, 2003 and before January 1, 2005, the Actuarially Equivalent straight life annuity benefit shall not be less than the greater of:

(i)
The annual amount of the straight life annuity commencing at the annuity starting date that has the same actuarial present value as the particular form of benefit payable, computed using the Plan’s interest rate and mortality tabulation factors; or

(ii)
The annual amount of the straight life annuity commencing at the annuity starting date that has the same actuarial present value as the particular form of benefit payable, computed using the applicable interest rate in effect as of the last day of the last plan year beginning before January 1, 2004 and the applicable mortality table.

(C)
For a distribution to which Code §417(e)(3) applies and which has an annuity starting date occurring in plan years beginning after 2005, the Actuarially Equivalent straight life annuity benefit is the greatest of:

(i)
The annual amount of the straight life annuity commencing at the annuity starting date that has the same actuarial present value as the particular form of benefit payable, computed using the Plan’s interest rate and mortality tabulation factors;

(ii)
The annual amount of the straight life annuity commencing at the annuity starting date that has the same actuarial present value as the particular form of benefit payable, computed using a 5.5% interest assumption and the applicable mortality table; or

(iii)
The annual amount of the straight life annuity commencing at the annuity starting date that has the same actuarial present value as the particular form of benefit payable (computed using the applicable interest rate and the applicable mortality table), divided by 1.05.

(2)
Certain Benefit Forms for which No Adjustment Is Required. Effective as of the first day of the first Limitation Year beginning on or after July 1, 2007, for purposes of the adjustments described in paragraph (1) above, the following benefits are not taken into account for which no actuarial adjustment to the Annual Benefit is required:

(A)
Survivor benefits payable to a surviving spouse under a qualified joint and survivor annuity to the extent that such benefits would not be payable if the participant’s benefit were not paid in the form of a qualified joint and survivor annuity. However, if benefits are paid partly in the form of a qualified joint and survivor annuity and partly in some other form (such as a single-sum distribution), the rule under which survivor benefits are not included in determining the Annual Benefit applies to the survivor annuity payments under the portion of the benefit that is paid in the form of a qualified joint and survivor annuity.

(B)
Ancillary benefits that are not directly related to retirement benefits, such as preretirement disability benefits not in excess of the qualified disability benefit, preretirement incidental death benefits (including a qualified preretirement survivor annuity), and post-retirement medical benefits. However, even though a Social Security supplement described in Code §411(a)(9) and Regulation §1.411(a)-7(c)(4) may be an ancillary benefit, the Social Security supplement is included in determining the Annual Benefit because the Social Security supplement is payable upon retirement and therefore is directly related to retirement income benefits.

(C)	A benefit that is paid in a form that is not a straight life annuity that takes into account the inclusion in that form of an Automatic Benefit Increase Feature, if:

(i)	The benefit is paid in a form to which Code §417(e)(3) does not apply; and

(ii)
The Plan satisfies the following requirements: The form of benefit without regard to the Automatic Benefit Increase Feature satisfies the requirements of Code §415(b) and the Regulations, and in no event will the amount payable to the participant under the form of benefit in any Limitation Year be greater than the Code §415(b) limit applicable at the annuity starting date (which is the lesser of the age-adjusted Code §415(b)(1)(A) Defined Benefit Dollar Limit or the Code §415(b)(1)(B) Defined Benefit Compensation Limitation), as increased in subsequent years pursuant to Code §415(d) and Regulation §1.415(d)-1. If the form of benefit without regard to the Automatic Benefit Increase Feature is not a straight life annuity, then the preceding sentence is applied by reducing the Code §415(b) limit applicable at the annuity starting date to an Actuarially Equivalent amount (determined using the assumptions specified in paragraph (b)(1)(A)(ii)) that takes into account the death benefits under the form of benefit (other than the survivor portion of a qualified joint and survivor annuity).

For purposes of this paragraph (C), the term “Automatic Benefit Increase Feature” means a form of benefit that provides for automatic, periodic increases to the benefits paid in that form, such as a form of benefit that automatically increases the benefit paid under that form annually according to a specified percentage or objective index, or a form of benefit that automatically increases the benefit paid in that form to share favorable investment returns on plan assets.

(3)
Determination of Annual Benefit in the case of Multiple Annuity Starting Dates. Effective as of the first day of the first Limitation Year beginning on or after July 1, 2007, if a participant has or will have distributions commencing at more than one annuity starting date, then the limitations of Code §415 must be satisfied as of each of the annuity starting dates, taking into account the benefits that have been or will be provided at all of the annuity starting dates. In determining the Annual Benefit for such a participant as of a particular annuity starting date, the Plan must actuarially adjust the past and future distributions with respect to the benefits that commenced at the other annuity starting dates. The determination of whether a new annuity starting date has occurred is made without regard to the rule of Regulation §1.401(a)-20, Q&A-10(d) (under which the commencement of certain distributions may not give rise to a new annuity starting date). The rules provided in this paragraph apply for purposes of determining the Annual Benefit of a participant where a new distribution election is effective during the current Limitation Year with respect to a distribution that previously commenced. The rules of this paragraph also apply for determining the Annual Benefit of a participant for purposes of applying the limitations of Code §415(b) where benefit payments are increased as a result of the Plan’s terms or a Plan amendment applying a cost-of-living adjustment or similar benefit increase, unless such increase to benefit payments that is a result of the Plan’s terms or a Plan amendment applying a cost-of-living adjustment or similar benefit increase:

(A)	Has previously been accounted for as part of the Annual Benefit under the rules of this paragraph (b)(3);

(B)	Is not required to be accounted for as part of the annual benefit, pursuant to the exception for certain automatic benefit increase features under Regulation §1.415(b)-1(c)(5);

(C)	Is pursuant to a plan provision that automatically incorporates Code §415(d) cost-of-living adjustments under Regulation §1.415(a)-1(d)(3)(v); or

(D)	Complies with one of the safe harbors described in Regulation §1.415(d)-1(a)(5) or (6) (providing safe harbors for annual and other periodic adjustments to distributions).

(c)
Code §401(a)(17) Compensation Limit. The term "Code §401(a)(17) Compensation Limit" means, for any Limitation Year beginning on or after July 1, 2007, the statutory limit that applies to each participant’s Code §415(c)(3) Compensation for a specific Limitation Year which is taken into account under the Plan; such Code §415(c)(3) Compensation shall not exceed $200,000. However, the $200,000 statutory limit on Code §415(c)(3) Compensation shall be adjusted for cost-of-living increases in accordance with Code §401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to Code §415(c)(3) Compensation for the Limitation Year that begins with or within such calendar year. If a Limitation Year is less than 12 consecutive months, then the Code §401(a)(17) Compensation Limit will be multiplied by a fraction, the numerator of which is the number of months in the Limitation Year, and the denominator of which is 12. If Code §415(c)(3) Compensation for any prior Limitation Year is used in determining a participant’s Annual Benefit for the current Limitation Year, then Code §415(c)(3) Compensation for such prior Limitation Year is subject to the applicable Code §401(a)(17) Compensation Limit as in effect for that prior Limitation Year.

(d)
Code §415(c)(3) Compensation. The term "Code §415(c)(3) Compensation" means the compensation during the entire Limitation Year (or such other compensation determination period that statutorily applies) used to determine an employee's Annual Addition limitation and/or Annual Benefit limitation and is based on the selection below:

☒	Form W-2 Compensation.

☐	Code §3401 Compensation.

☐	Safe Harbor Code §415 Compensation.

Code §415(c)(3) Compensation is subject to the following rules:

(1)
Exclusions to Compensation Do Not Apply. Code §415(c)(3) Compensation includes any amounts that may be excluded from compensation for purposes of a participant’s allocations or the calculation of the participant’s accrued benefit.

(2)
Inclusion of Certain Amounts. Code §415(c)(3) Compensation includes any elective deferral as defined in Code §402(g)(3) and any amount which is contributed or deferred by the Employer at the election of the employee which are not includible in gross income by reason of Code §125 (and deemed Code §125 compensation), Code §132(f)(4), or Code §457.

(3)	Treatment of Post-Severance Compensation. Effective January 1, 2005, Code §415(c)(3) Compensation includes Post-Severance Compensation.

(4)
Code §401(a)(17) Annual Compensation Limit. Effective as of the first day of the first Limitation Year beginning on or after July 1, 2007, Code §415(c)(3) Compensation for any Limitation Year shall not exceed the Code §401(a)(17) Compensation Limit that applies to that Limitation Year. If the Limitation Year is not the calendar year, then the Code §401(a)(17) Compensation Limit that applies to such Limitation Year is the Code §401(a)(17) Compensation Limit in effect for the respective calendar year in which such Limitation Year begins.

(5)
Compensation Earned in Limitation Year but Paid in Next Limitation Year. Effective as of the first day of the first Limitation Year beginning on or after July 1, 2007, at the discretion of the Sponsoring Employer and applied in a uniform manner, Code §415(c)(3) Compensation for a Limitation Year may include amounts earned during that Limitation Year but not paid during that Limitation Year solely because of the timing of pay periods and pay dates if:

(A)	These amounts are paid during the first few weeks of the next Limitation Year;

(B)	The amounts are included on a uniform and consistent basis with respect to all similarly situated employees; and

(C)	No Code §415(c)(3) Compensation is included in more than one Limitation Year.

(e)
Defined Benefit Compensation Limitation. The term "Defined Benefit Compensation Limitation" means 100% of a participant's Highest Average Compensation, payable in the form of a straight life annuity. Effective as of the first day of the first Limitation Year beginning on or after July 1, 2007, if, after having a severance from employment with the Employer maintaining the Plan, an employee is rehired by the Employer, then the employee’s Defined Benefit Compensation Limit under Code §415(b)(1)(B) is the greater of:

(1)
100 percent of the participant’s Highest Average Compensation for the period of the participant’s three consecutive years of service or 1-year periods of service, as applicable, as determined prior to the employee’s severance from employment with the Employer maintaining the Plan (and if the provisions of paragraph (g)(6) apply to the Plan, as adjusted pursuant to paragraph (f)(3) below); or

(2)
100 percent of the participant’s Highest Average Compensation for the period of the participant’s three consecutive years of service or 1-year periods of service, as applicable, with the period of the participant’s three consecutive years of service or 1-year periods of service, as applicable, determined pursuant to Regulation §1.415(b)-1(a)(5)(iii).

(f)
Defined Benefit Dollar Limitation. Effective for Limitation Years ending after December 31, 2001, the term "Defined Benefit Dollar Limitation" means $160,000 payable in the form of a straight life annuity. Effective January 1st of each year, the $160,000 Defined Benefit Dollar Limitation will be automatically adjusted under Code §415(d) in such manner as the Treasury may prescribe. The limitation as adjusted under Code §415(d)

will apply to Limitation Years ending with or within the calendar year of the date of the adjustment. The Defined Benefit Dollar Limitation of this paragraph applies to:

☒	Not Applicable. The Plan is not a defined benefit plan.

☐	New Plan and All Participants. The Plan’s Effective Date is after the first day of the first Limitation Year ending after December 31, 2001. The provisions of the paragraph apply to all participants.

☐
Existing Plan and Participants with Accrued Benefits. All current participants and all former participants (with benefits limited by Code §415(b)) who have accrued benefits under the Plan immediately prior to the first day of the first Limitation Year ending after December 31, 2001 (other than an accrued benefit resulting from a benefit increase solely as a result of the increases in limitations under Code §415(b)).

☐
Existing Plan and Participants with One Hour of Service. All employees participating in the Plan who have one Hour of Service on or after the first day of the first Limitation Year ending after December 31, 2001.

(g)
Defined Contribution Plan. The term “Defined Contribution Plan” means a defined contribution plan within the meaning of Code §414(i) (including the portion of a plan treated as a defined contribution plan under the rules of Code §414(k)) that is:

(1)	A plan described in Code §401(a) which includes a trust which is exempt from tax under Code §501(a);

(2)	An annuity plan described in Code §403(a);

(3)	A simplified employee pension described in Code §408(k);

(4)	An arrangement which is treated as a Defined Contribution Plan for purposes of this Section, Code §415 and the Regulations promulgated thereunder, according to the following rules:

(A)
Mandatory employee contributions (as defined in Code §411(c)(2)(C) and Regulation §1.411(c)-1(c)(4), regardless of whether the Plan is subject to the requirements of Code §411) to this Plan (a defined benefit plan) are treated as contributions to a Defined Contribution Plan. For this purpose, contributions that are picked up by the Employer as described in Code §414(h)(2) are not considered employee contributions.

(B)
Contributions allocated to any individual medical benefit account which is part of a pension or annuity plan established pursuant to Code §401(h) are treated as contributions to a Defined Contribution Plan pursuant to Code §415(l)(1).

(C)
Amounts attributable to post-retirement medical benefits allocated to an account established for a key employee (any employee who, at any time during the plan year or any preceding plan year, is or was a key employee pursuant to Code §419A(d)(1)) are treated as contributions to a Defined Contribution Plan pursuant to Code §419A(d)(2).

(D)	Annual Additions under an annuity contract described in Code §403(b) are treated as Annual Additions under a Defined Contribution Plan.

(h)	Employer. The term “Employer” shall mean the Sponsoring Employer as set forth in Section 1.2, and any other entity that adopts the Plan.

(i)	Highest Average Compensation. The term "Highest Average Compensation" means the following:

(1)
Definition prior to 2006. For Limitation Years beginning prior to January 1, 2006, the term "Highest Average Compensation" means a participant's average Code §415(c)(3) Compensation for the three consecutive years of service or 1-year periods of service with the Employer that produces the highest average. If a participant has separated from service, the participant's Highest Average Compensation will be automatically adjusted by multiplying such Code §415(c)(3) Compensation by the cost of living adjustment factor prescribed by the Treasury under Code §415(d) in such manner as the Treasury may prescribe. The adjusted Code §415(c)(3) Compensation will apply to Limitation Years ending with or within the calendar year of the date of the adjustment.

(2)
Definition after 2005. For Limitation Years beginning after December 31, 2005, the term "Highest Average Compensation" means an employee’s average Code §415(c)(3) Compensation for the three consecutive years of service or 1-year periods of service with the Employer that produces the highest average. If an employee has separated from service, the employee’s Highest Average Compensation will be automatically adjusted by multiplying such Code §415(c)(3) Compensation by the cost of living adjustment factor prescribed by the Treasury under Code §415(d) in such manner as the Treasury may prescribe. The adjusted Code §415(c)(3) Compensation will apply to Limitation Years ending with or within the calendar year of the date of the adjustment. In no event shall an employee’s Highest Average Compensation be limited to the period during which the employee was a participant in the Plan. Highest Average Compensation of this paragraph applies to:

☒	Not Applicable. The Plan is not a defined benefit plan.

☐	New Plan and All Participants. The Plan’s Effective Date is after the first day of the first Limitation Year ending after December 31, 2005. The provisions of the paragraph apply to all participants.

☐
Existing Plan and Participants with Accrued Benefits. All current participants and all former participants (with benefits limited by Code §415(b)) who have accrued benefits under the Plan immediately prior to the first day of the first Limitation Year ending after December 31, 2005 (other than an accrued benefit resulting from a benefit increase solely as a result of the increases in limitations under Code §415(b)).

☐
Existing Plan and Participants with One Hour of Service. All employees participating in the Plan who have one Hour of Service on or after the first day of the first Limitation Year ending after December 31, 2005.

(3)
Highest Average Compensation for a Participant who incurs Severance of Employment.  Effective as of the first day of the first Limitation Year beginning on or after July 1, 2007 and pursuant to Code §415(d)(1)(B), if the provisions of paragraph (g)(6) apply to the Plan, then with regard to participants who have had a severance from employment with the Employer maintaining the Plan, the Defined Benefit Compensation Limit described in Code §415(b)(1)(B) is adjusted annually to take into account increases in the cost of living. For any Limitation Year beginning after the severance occurs, the adjustment of the Defined Benefit Compensation Limit is made by multiplying the Annual Adjustment Factor (as defined below) by the Defined Benefit Compensation Limit applicable to the participant in the prior Limitation Year; the Annual Adjustment Factor is prescribed by the Commissioner. For purposes of this paragraph, the term “Annual Adjustment Factor” for a calendar year means a fraction, the numerator of which is the value of the applicable index for the calendar quarter ending September 30 of the preceding calendar year, and the denominator of which is the value of such index for the calendar quarter ending September 30 of the calendar year prior to that preceding calendar year. The applicable index is determined consistent with the procedures used to adjust benefit amounts under Social Security Act §215(i)(2)(A). If the value of the fraction described in the previous sentence of this paragraph is less than one for a calendar year, then the adjustment factor for the calendar year is equal to one. In such a case, the Annual Adjustment Factor for future calendar years will be determined in accordance with revenue rulings, notices, or other published guidance prescribed by the Commissioner.

(4)
Highest Average Compensation for a Rehired Participant. Notwithstanding anything in the Plan to the contrary, effective as of the first day of the first Limitation Year beginning on or after July 1, 2007, if a participant has had a severance from employment with the Employer maintaining the plan and is subsequently rehired by the Employer, then the three consecutive years of service or 1-year periods of service is calculated by excluding all years for which the participant performs no services for and receives no compensation from the Employer maintaining the plan (hereafter referred to as the “Break Period”). This calculation will be made by treating the year of service or 1-year period of service, as applicable, immediately prior to the Break Period and the year of service or 1-year period of service, as applicable, immediately after the Break Period as if such years of service or 1-year periods of service, as applicable, were consecutive.

(j)
Limitation Year. The term "Limitation Year" means the 12-consecutive month period as defined in the Plan. If the Limitation Year is amended to a different 12-consecutive month period, then the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

(k)
Maximum Permissible Amount. The term "Maximum Permissible Amount" means, effective for Limitation Years ending after December 31, 2001 (except, if applicable, as provided in subsection (4) below), the lesser of the Defined Benefit Dollar Limitation or the Defined Benefit Compensation Limitation (both adjusted where required, as provided in (1) and, if applicable, in (2) or (3) below, and limited, if applicable, as provided in (4) below).  Maximum Permissible Amount of this paragraph (g) applies to:

☒	Not Applicable. The Plan is not a defined benefit plan.

☐	New Plan and All Participants. The Plan’s Effective Date is after the first day of the first Limitation Year ending after December 31, 2001. The provisions of the paragraph apply to all participants.

☐
Existing Plan and Participants with Accrued Benefits. All current participants and all former participants (with benefits limited by Code §415(b)) who have accrued benefits under the Plan immediately prior to the first day of the first Limitation Year ending after December 31, 2001 (other than an accrued benefit resulting from a benefit increase solely as a result of the increases in limitations under Code §415(b)).

☐
Existing Plan and Participants with One Hour of Service. All employees participating in the Plan who have one Hour of Service on or after the first day of the first Limitation Year ending after December 31, 2001.

(1)
Service Adjustment. If the participant has fewer than ten (10) Years of Participation in the Plan, the Defined Benefit Dollar Limitation shall be multiplied by a fraction, (A) the numerator of which is the number of Years of Participation (or part thereof) in the Plan and (B) the denominator of which is ten (10). If the Plan is not a multi-Employer Plan and the participant has fewer than ten (10) years of service or 1-year periods of service with the Employer, the Defined Benefit Compensation Limitation shall be multiplied by a fraction, (A) the numerator of which is the number of years of service or 1-year periods of service (or part thereof) with the Employer and (B) the denominator of which is ten (10).

(2)
Adjustment For Benefits Commencing Before Age 62. Effective as of the first day of the first Limitation Year beginning on or after July 1, 2007, for a distribution with an annuity starting date that occurs before the participant attains the age of 62, the age-adjusted Code §415(b)(1)(A) Defined Benefit Dollar Limit is determined as the actuarial equivalent of the annual amount of a straight life annuity commencing at the annuity starting date that has the same actuarial present value as a deferred straight life annuity commencing at age 62, where annual payments under the straight life annuity commencing at age 62 are equal to the Code §415(b)(1)(A) Defined Benefit Dollar Limit (as adjusted pursuant to Code §415(d) and Regulation §1.415(d)-1 for the Limitation Year, pursuant to paragraph (1) above, if required), and where the Actuarially Equivalent straight life annuity is computed using a 5% interest rate and the applicable mortality table that is effective for that annuity starting date (and expressing the participant’s age based on completed calendar months as of the annuity starting date). However, if the Plan has an immediately commencing straight life annuity payable both at age 62 and the age of benefit commencement, then the age-adjusted Code §415(b)(1)(A) Defined Benefit Dollar Limit is equal to the lesser of:

(A)	The limit as otherwise determined under this paragraph (g)(2); and

(B)
The amount that is equal to the Code §415(b)(1)(A) Defined Benefit Dollar Limit (as adjusted pursuant to Code §415(d) and Regulation §1.415(d)-1 for the Limitation Year, pursuant to paragraph (1) above, if required) multiplied by the ratio of the annual amount of the immediately commencing straight life annuity under the Plan to the annual amount of the straight life annuity under the plan commencing at age 62, with both annual amounts determined without applying the rules of Code §415.

For purposes of determining the Actuarially Equivalent amount described in this paragraph (g)(2), to the extent that a forfeiture does not occur upon the participant’s death before the annuity starting date:

(A)
If a mortality decrement applies upon death, then an adjustment shall be made to reflect the probability of the participant’s death between the annuity starting date and the participant’s attainment of age 62. To the extent that a forfeiture occurs upon the participant’s death before the annuity starting date, an adjustment must be made to reflect the probability of the participant’s death between the annuity starting date and the participant’s attainment of age 62.

(B)
If a mortality decrement does not apply upon death, then no adjustment shall be made to reflect the probability of the participant’s death between the annuity starting date and the participant’s attainment of age 62. To the extent that a forfeiture occurs upon the participant’s death before the annuity starting date, an adjustment must be made to reflect the probability of the participant’s death between the annuity starting date and the participant’s attainment of age 62. Furthermore, the Plan treats no forfeiture as occurring upon a participant’s death if the Plan does not charge participants for providing a qualified pre-retirement survivor annuity (QPSA) on the participant’s death, but only if the Plan applies this treatment both for adjustments before age 62 and adjustments after age 65. Thus, in computing the age-adjusted Code §415(b)(1)(A) Defined Benefit Dollar Limit, no adjustment is made to reflect the probability of a participant’s death after the annuity starting date and before age 62 or after age 65 and before the annuity starting date.

Notwithstanding any other provision of this paragraph (g)(2), the age-adjusted Code §415(b)(1)(A) Defined Benefit Dollar Limit applicable to a participant does not decrease on account of an increase in age or the performance of additional service.

(3)
Adjustment For Benefits Commencing After Age 65. Effective as of the first day of the first Limitation Year beginning on or after July 1, 2007, for a distribution with an annuity starting date that occurs after the participant attains the age of 65, the age-adjusted Code §415(b)(1)(A) Defined Benefit Dollar Limit is determined as the actuarial equivalent of the annual amount of a straight life annuity commencing at the annuity starting date that has the same actuarial present value as a straight life annuity commencing at age 65, where annual payments under the straight life annuity commencing at age 65 are equal to the Code §415(b)(1)(A) Defined Benefit Dollar Limit (as adjusted pursuant to Code §415(d) and Regulation §1.415(d)-1 for the Limitation Year, pursuant to paragraph (1) above, if required), and where the Actuarially Equivalent straight life annuity is computed using a 5% interest rate and the applicable mortality table that is effective for that annuity starting date (and expressing the participant’s age based on completed calendar months as of the annuity starting date). However, if the Plan has an immediately commencing straight life annuity payable as of the annuity starting date and an immediately commencing straight life annuity payable at age 65, then the age-adjusted Code §415(b)(1)(A) Defined Benefit Dollar Limit is equal to the lesser of:

(A)	The limit as otherwise determined under this paragraph (g)(3); and

(B)
The amount that is equal to the Code §415(b)(1)(A) Defined Benefit Dollar Limit (as adjusted pursuant to Code §415(d) and Regulation §1.415(d)-1 for the Limitation Year, pursuant to paragraph (1) above, if required) multiplied by the ratio of the annual amount of the Adjusted Immediately Commencing Straight Life Annuity (as defined below) under the Plan to the Adjusted Age 65 Straight Life Annuity (as defined below).

For purpose of paragraph (g)(3)(B), the term “Adjusted Immediately Commencing Straight Life Annuity” means the annual amount of the immediately commencing straight life annuity payable to the participant, computed disregarding the participant’s accruals after age 65 but including actuarial adjustments even if those actuarial adjustments are applied to offset accruals, and determined without applying the rules of Code §415. The term “Adjusted Age 65 Straight Life Annuity” means the annual amount of the straight life annuity that would be payable under the Plan to a hypothetical participant who is 65 years old and has the same accrued benefit (with no actuarial increases for commencement after age 65) as the participant receiving the distribution (determined disregarding the participant’s accruals after age 65 and without applying the rules of Code §415).

For purposes of determining the Actuarially Equivalent amount described in this paragraph (g)(3), to the extent that a forfeiture does not occur upon the participant’s death before the annuity starting date, no adjustment is made to reflect the probability of the participant’s death between the participant’s attainment of age 65 and the annuity starting date. To the extent that a forfeiture occurs upon the participant’s death before the annuity starting date, an adjustment must be made to reflect the probability of the participant’s death between the participant’s attainment of age 65 and the annuity starting date. Furthermore, if a mortality decrement does not apply upon death, then the Plan treats no forfeiture as occurring upon a participant’s death if the Plan does not charge participants for providing a qualified pre-retirement survivor annuity (QPSA) on the participant’s death, but only if the Plan applies this treatment both for adjustments before age 62 and adjustments after age 65. Thus, in computing the age-adjusted Code §415(b)(1)(A) Defined Benefit Dollar Limit, no adjustment is made to reflect the probability of a participant’s death after the annuity starting date and before age 62 or after age 65 and before the annuity starting date.

(4)
Adjustment For Multi-Employer Plan. Notwithstanding the above, if the Plan is a multi-Employer Plan, then for Limitation Years beginning before January 1, 2002, the Maximum Permissible Amount will not exceed the Defined Benefit Compensation Limitation. In the case of a participant who has fewer than 10 years of service or 1-year periods of service with the Employer, the Defined Benefit Compensation Limitation shall be multiplied by a fraction, (A) the numerator of which is the number of years of service or 1-year periods of service (or part thereof) with the Employer and (B) the denominator of which is 10.

(5)
Minimum Benefit Permitted. Notwithstanding anything else in this Section to the contrary, effective as of the first day of the first Limitation Year beginning on or after July 1, 2007, the Annual Benefit (without regard to the age at which benefits commence) payable with respect to a participant under this Plan is not considered to exceed the Defined Benefit Compensation Limitation if:

(A)
The benefits (other than benefits not taken into account in the computation of the Annual Benefit under the rules of Regulation §1.415(b)-1(b) or (c)) payable under with respect to such participant under this Plan and all other defined benefit plans (regardless of whether terminated) ever maintained by the Employer do not in the aggregate exceed $1,000 multiplied by the participant's number of years of service or 1-year periods of service or parts thereof (not to exceed 10) for the Limitation Year, or for any prior Limitation Year; and

(B)	The Employer (or a predecessor Employer) has not at any time maintained a Defined Contribution Plan in which the participant participated.

For purposes of paragraph (A), the benefits payable with respect to the participant under the Plan for a Limitation Year reflect all amounts payable under the Plan for the Limitation Year (other than benefits not taken into account in the computation of the Annual Benefit under the rules of Regulation §1.415(b)-1(b) or (c)), and are not adjusted for form of benefit or commencement date.

If this Plan is a multiemployer Plan described in Code §414(f), then this special $10,000 exception to the Defined Benefit Compensation Limitation applies to a participant in the multiemployer Plan described in Code §414(f) without regard to whether that participant ever participated in one or more other plans maintained by an Employer who also maintains the multiemployer Plan, provided that none of such other plans were maintained as a result of collective bargaining involving the same employee representative as the multiemployer Plan.

If a participant is required to make mandatory employee contributions as defined in Code §411(c)(2)(C) and Regulation §1.411(c)-1(c)(4) as a condition of employment, as a condition of participation in the Plan, or as a condition of obtaining benefits (or additional benefits) under the Plan attributable to Employer contributions, then mandatory employee contributions under the Plan are not considered a separate Defined Contribution Plan maintained by the Employer and  the special $10,000 exception to the Defined Benefit Compensation Limitation applies to this contributory Plan. Similarly, an individual medical account under Code §401(h) or an account for postretirement medical benefits established pursuant to Code §419A(d)(1) is not considered a separate Defined Contribution Plan maintained by the Employer.

(6)
Cost of Living Adjustment. If the Annual Benefit payable to a terminated participant who has not received a complete distribution of the participant’s nonforfeitable accrued benefit is limited by either the Defined Benefit Dollar Limitation or the Defined Benefit Compensation Limitation, such benefit may, at the discretion of the Sponsoring Employer and applied in a uniform manner, be increased in accordance with cost of living adjustments under Code §415(d).

(l)
Projected Annual Benefit. The term "Projected Annual Benefit" means the Annual Benefit to which the participant would be entitled assuming (1) the participant will continue employment with an Employer until normal retirement age (or current age, if later), and (2) the participant's compensation for the current Limitation Year and all other relevant factors used to determine benefits will remain constant for all future Limitation Years.

(m)
Post-Severance Compensation. For Limitation Years beginning on or after July 1, 2007, the term "Post-Severance Compensation" means the amount (or, if paragraph (2), (3), and/or (4)  is checked, then the following amounts) that would have been included in the definition of compensation if the amounts were paid prior to the employee’s severance from employment with the Employer and that are paid to the employee by the later of 2½ months after termination of employment with the Employer or the end of the Limitation Year that includes the employee’s date of severance from employment with the Employer:

(1)	Regular Pay after Severance from Employment. Regular pay after severance from employment will be considered Post-Severance Compensation if:

(A)
The payment is regular compensation for services during the employee’s regular working hours, or compensation for services outside the employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and

(B)	The payment would have been paid to the employee prior to a severance from employment if the employee had continued in employment with the Employer.

☒	(2)	Leave Cashouts and Deferred Compensation. If this paragraph (2) is checked, then leave cash outs and deferred compensation will be considered Post-Severance Compensation if the amount is either:

(A)	Payment for unused accrued bona fide sick, vacation, or other leave, but only if the employee would have been able to use the leave if employment had continued; or

(B)
Received by an employee pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the employee at the same time if the employee had continued in employment with the Employer and only to the extent that the payment is includible in the employee’s gross income.

☐	(3)
Imputed Compensation when Participant Becomes Disabled in DC Plan. If this paragraph (3) is checked and a participant in a Defined Contribution Plan becomes permanently and totally disabled (as defined in Code §22(e)(3)), then notwithstanding anything in this Section to the contrary, Code §415(c)(3) Compensation will be imputed during the time that the participant is permanently and totally disabled. The rate that Code §415(c)(3) Compensation will be imputed to such participant is equal to the rate of Code §415(c)(3) Compensation that was paid to the participant immediately before becoming permanently and totally disabled. The total period in which Code §415(c)(3) Compensation will be imputed to a participant in the Defined Contribution Plan who becomes permanently and totally disabled will be determined pursuant to a nondiscriminatory policy established by the Administrator; however, if Code §415(c)(3) Compensation is imputed to a participant who is a highly compensated employee (as defined in Code §414(q) and any elections made in the Plan) pursuant to this paragraph, then the continuation of any non-safe harbor non-elective contributions to such participant will be for a fixed or determinable period pursuant to Code §415(c)(3)(C).

☐	(4)
Continuation of Compensation while in Qualified Military Service. If this paragraph (4) is checked, then notwithstanding anything in this Section to the contrary, Code §415(c)(3) Compensation includes payments to an individual who does not currently perform services for the Employer by reason of qualified military service (as that term is used in Code §414(u)(1)), to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

(n)
Year of Participation. The term "Year of Participation" means a 12-month accrual computation period (computed to fractional parts of a year) in which the following conditions are met: (1) the participant is credited with at least the number of Hours of Service (or Period of Service if the elapsed time method is used) for benefit accrual purposes, required under the Plan to accrue a benefit for the accrual computation period, and (2) the participant is included as a participant under the eligibility provisions of the Plan for at least one day of the accrual computation period. If these two conditions are met, the portion of a Year of Participation credited to the participant will equal the amount of benefit accrual service credited to the participant for such accrual computation period. A participant who is permanently and totally disabled within the meaning of Code §415(c)(3)(C)(i) for an accrual computation period will receive a Year of Participation with respect to that period. In addition, for a participant to receive a Year of Participation (or part thereof) for an accrual computation period, the Plan must be established no later that the last day of such computation period. In no event will more than one Year of Participation be credited for any 12-month period.

Se    Section 3 .  Retroactive Revocation of Prior Amendment on account of the Heinz Decision

3.1	☒	Not Applicable. The Plan was not amended impermissibly to restrict the form or timing of distributions from the Plan.

3.2	☐	Effective Date. This Section is effective as of _______________________________________.

3.3	Retroactive Revocation. If Section 3.2 is checked, then the Original Amendment is hereby revoked retroactively with respect to:

☐	All Accrued Benefits. Benefits that had accrued as the Applicable Amendment Date and benefits that have accrued after the Applicable Amendment Date.

☐
Only Accrued Benefits as the Applicable Amendment Date. Benefits that had accrued as the Applicable Amendment Date. Benefits that have accrued after the Applicable Amendment Date will continue to be subject to the restrictions with respect to the form or timing of distributions from the Plan as enumerated in the Original Amendment.

3.4	Effect of Revocation. If Section 3.2 is checked, then the following provisions apply:

(a)
Benefits to Affected Participants. Benefit payments (including any appropriate interest or actuarial increase) will resume to Affected Participants on the execution date of this amendment in the applicable optional form of benefit. Furthermore, if the Plan is a defined benefit plan, then the Plan will comply with the requirements of Regulation §1.417(e)-1 (rules relating to retroactive annuity starting dates), including a makeup payment to each Affected Participant equal to the amount of the monthly payments due since Applicable Amendment Date, with appropriate interest.

(b)
Opportunity for Eligible Participants. An Eligible Participant must be given an opportunity to elect retroactively the commencement of payment of benefits as of the first date on which (a) this Section 3 is effective and (b) the participant was eligible to commence receipt of benefits. Furthermore, if the Plan is a defined benefit plan, then the Plan will comply with the requirements of Regulation §1.417(e)-1 (rules relating to retroactive annuity starting dates). The following provisions apply to Eligible Participants:

(1)
Election Period. The election period begins within a reasonable time period after Eligible Participants have received notification of the option in accordance with paragraph (2) below and ends no sooner than six months after notification. Reasonable efforts must be taken to notify all Eligible Participants, including the use of the Internal Revenue Service Letter Forwarding Program.

(2)
Notification Requirement. The Plan must provide notice of the option set forth in this paragraph (b) to each Eligible Participants. In addition to satisfying any generally applicable notice requirements, the notice of the option to commence payment of benefits must be designed to be readily understandable by the average Plan participant. The notice must explain the option to commence retroactive payment of benefits and the period for making the election as described in paragraph (1).

3.5	Definitions. If Section 3.2 is checked, then the following definitions apply to this Section:

(a)
Affected Participant. The term “Affected Participant” means either (1) a participant who commenced receipt of benefits and whose benefit payments had ceased as a result of the Original Amendment, or (2) a participant who had applied for benefits (including election of the optional form of benefit) and whose application for benefits (including the form of payment) either was approved but benefits were suspended before payments commenced as a result of the Original Amendment, or was denied as a result of the Original Amendment.

(b)	Applicable Amendment Date. The term “Applicable Amendment Date” means the later of the effective date of the Original Amendment or the date that the Original Amendment was adopted.

(c)	Eligible Participant. The term “Eligible Participant” is a participant who:

(1)
At any time after the Applicable Amendment Date, was eligible to commence the receipt of benefits under the Plan, determined without regard to the suspension of benefit provisions of the Original Amendment;

(2)	At the same time, engaged in service for which benefits were not permitted to commence, as determined taking into account the Original Amendment; and

(3)	Is not an Affected Participant (e.g., is a participant who did not apply for benefits).

(d)	Original Amendment. The term “Original Amendment” means a previously-executed amendment that impermissibly restricted the form or timing of distributions from the Plan.

Section 4.   Modification to Applicable Mortality Table and Applicable Interest Rate under Code §417(e)

4.1	☒	Not Applicable. The Plan is not a defined benefit plan.

4.2	☐
Change to Applicable Mortality Table and Applicable Interest Rate under Code §417(e). The following provisions apply to a participant’s annuity starting date that occur on or after the first day of the first plan year beginning in 2008:

(a)
Code §417(e)(3) GATT Applicable Mortality Table. Notwithstanding any other Plan provisions to the contrary, the applicable mortality table used for purposes of adjusting any benefit under the limitations of Code §415(b)(2)(B), (C), or (D) and the applicable mortality table used for purposes of satisfying the requirements of Code §417(e)(3) is the applicable §417(e)(3) mortality table that applies to distributions with annuity starting dates (other than a retroactive annuity starting date) on that date. For a plan year that begins in 2008, the applicable mortality table is the “2008 Applicable Mortality Table” as provided by Revenue Ruling 2007-67, which is based upon a fixed blend of 50 percent of the static male combined mortality rates and 50 percent of the static female combined mortality rates published in proposed Regulation §1.430(h)(3)-1 for valuation dates occurring in 2008; such mortality table shows, for each age, the number living based upon a starting population of one million lives at age 1 (lx), and the annual rate of mortality (qx). The applicable §417(e)(3) mortality table for each subsequent year (the “Subsequent Applicable Mortality Table”) will be provided by the Treasury; will generally be determined from the Code §430(h)(3)(A) mortality tables on the same basis as the 2008 Applicable Mortality Table; and will automatically apply to distributions with annuity starting dates (other than a retroactive annuity starting date) to which the specific Subsequent Applicable Mortality Table applies, without the necessity of amending the Plan.

(b)
Code §417(e)(3) GATT Applicable Interest Rate. Notwithstanding any other Plan provisions to the contrary, the applicable interest rate is the adjusted first, second, and third segment rates applied under rules similar to the rules of Code §430(h)(2)(C) for the month before the date of distribution or such other time as the Treasury may by Regulations prescribe. For purposes of the prior sentence, the adjusted first, second, and third segment rates are the first, second, and third segment rates which would be determined under Code §430(h)(2)(C) if:

(1)	Code §430(h)(2)(D) were applied by substituting the average yields for the month described in clause (2) for the average yields for the 24-month period described in such section;

(2)	Code §430(h)(2)(G)(i)(II) were applied by substituting “Code §417(e)(3)(A)(ii)(II)” for “Code §412(b)(5)(B)(ii)(II)”; and

(3)	The applicable percentage under Code §430(h)(2)(G) were determined according to the following table:

In the case of plan years beginning:	The applicable percentage is:
2008	20%
2009	40%
2010	60%
2011	80%

Section 5.   Modification to Normal Retirement Age

5.1	☐	Not Applicable. The Plan’s definition of Normal Retirement Age complies Regulation §1.401(a)-1 that was issued June 11, 2007.

5.2	☒
Not Applicable. The Plan is not subject to Code §412. Even though the Plan’s Normal Retirement Age may not comply with Regulation §1.401(a)-1 that was issued June 11, 2007, the Sponsoring Employer elects not to amend the Plan’s definition of Normal Retirement Age.

5.3	☐
Effective Date. This Section is effective as of _______________________________________. (Note: This date is generally May 22, 2007, but may be a later date based upon the guidance of Notice 2007-69. In the case of a governmental plan (as defined in Code §414(d)), this date is the first day of the first plan year beginning on or after January 1, 2009. In the case of a plan maintained pursuant to one or more collective bargaining agreements that have been ratified and are in effect on May 22, 2007, this date is the first day of the first plan year that begins after the last of the agreements terminates determined without regard to any extension thereof (or, if earlier, May 22, 2010).

5.4	Modification of the Definition of Normal Retirement Age. If Section 5.3 is checked, then the Plan’s definition of Normal Retirement Age is amended as follows: (Choose one)

☐	Age Only. The term “Normal Retirement Age” means the time that a participant attains the age of ___________.

☐
Age and Participation. The term “Normal Retirement Age” means the later of (a) the time that a participant attains the age of ___________, or (b) the ___________ anniversary of the time that a participant commenced participation in the Plan. (Note: The blank of clause (b) cannot exceed 5th)

☐	Other. The term “Normal Retirement Age” means ________________________________________________.

5.5
Limited Exemption from Code §411(d)(6). If Section 5.3 is checked, then although this Section amends the Normal Retirement Age under the Plan to a later Normal Retirement Age pursuant to Regulation §1.401(a)-1(b)(2) which may eliminate a right to an in-service distribution prior to the amended Normal Retirement Age, this Section does not violate Code §411(d)(6) pursuant to Regulation §1.411(d)-4, Q&A-12.

5.6
No Exemption from Other Code Provisions. If (a) Section 5.3 is checked and (b) this Section 5.6 is applicable, then since the Plan and this Section are not exempt from the requirements of Code §411(a)(9) (if the Plan is a defined benefit plan, then requiring that the Plan’s normal retirement benefit not be less than the greater of any early retirement benefit payable under the Plan or the benefit under the Plan commencing at Normal Retirement Age), Code §411(a)(10) (if this Section changes the Plan’s vesting rules), Code §411(d)(6) (other than elimination of the right to an in-service distribution prior to the amended Normal Retirement Age), and/or Code §4980F (if the Plan is a defined benefit plan, then relating to a reduction in the rate of future benefit accruals), the following provision(s) are amended and/or added to the Plan:

☐	Not Applicable. The provisions of this Section 5.6 have been satisfied and/or are not applicable, and provisions are not required to be amended and/or added to the Plan.

☐
Plan Provision(s): _________________________________________________________________________.
(Note: Describe Plan provision(s) that will cure any violation of the Code provisions of this Section 5.6. For example, if the pre-amended Normal Retirement Age was age 40, then the Plan may need a provision that  provides that all participants who are participating in the Plan and who attain age 40 will become 100% vested in their accounts/accrued benefits.)

Section 6.    Elimination of Gap Period Income on Excess Contributions and Excess Aggregate Contributions

6.1	☒	Not Applicable. The Plan is not a 401(k) plan as described in Code §401(k)(2) or a 401(m) plan as described in Code §401(m).

6.2	☐
Not Applicable. Even though the Plan is a 401(k) plan as described in Code §401(k)(2) and/or a 401(m) plan as described in Code §401(m), the Sponsoring Employer elects that the Plan will retain the calculation of gap period income on excess contributions and/or excess aggregate contributions.

6.3	☐
Effective Date. This Section is effective as of _______________________________________. (Note: This date cannot be earlier than the first day of the first plan year beginning on or after January 1, 2008)

6.4	Elimination of Gap Period Income. If Section 6.3 is checked, then the following provisions apply: (check all that apply)

☐
Elimination of Gap Period Income for Excess Contributions. If this paragraph is checked, then excess contributions as defined in Regulation §1.401(k)-6 will be adjusted for any income or loss up to the last day of the plan year, without considering the gap period (the period between the end of the plan year and the date of distribution) or any adjustment for income or loss during the gap period.

☐
Elimination of Gap Period Income for Excess Aggregate Contributions. If this paragraph is checked, then excess aggregate contributions as defined in Regulation §1.401(m)-5 will be adjusted for any income or loss up to the last day of the plan year, without considering the gap period (the period between the end of the plan year and the date of distribution) or any adjustment for income or loss during the gap period.

Section 7.   Modification in Methodology to Determine the Amount of S-Corp Stock for an ESOP

7.1	☐	Not Applicable. The Plan is not an ESOP.

7.2	☒	Not Applicable. Even though the Plan is an ESOP, the Sponsoring Employer elects not to adopt this discretionary amendment of Section 7.

7.3	☐
Effective Date. This Section is effective as of _______________________________________. (Note: This date cannot be earlier than the first day of the first plan year beginning on or after January 1, 2007)

7.4
Prohibited Allocation of Company Stock of an S Corporation. If Section 7.3 is checked, then notwithstanding any provision of this Plan to the contrary, no portion of the assets of the Plan attributable to (or allocable in lieu of) company stock issued by an S corporation may, during a nonallocation year, be allocated directly or indirectly for the benefit of any disqualified person under this Plan or under any other qualified plan of the Employer, subject to the following provisions:

(a)
Nonallocation Year. The term "nonallocation year" means any plan year in which (1) the Plan holds company stock of an S corporation, and (2) "disqualified persons" own at least 50% of such company stock. In determining ownership under clause (2), the rules of Code §318(a) will apply, except that in applying Code §318(a)(1), the members of an individual's family will include members of the family described in subparagraph (4) below, and Code §318(a)(4) will not apply. In addition, notwithstanding the employee trust exception in Code §318(a)(2)(B)(i), an individual will be treated as owning deemed-owned shares of the individual, and solely for purposes of applying subparagraph (e) below, this subparagraph will be applied after the attribution rules of subparagraph (e) have been applied.

(b)
Disqualified Person. The term "disqualified person" means any person whose number of deemed-owned shares in the S corporation is at least 10% of the deemed-owned shares in such corporation, or whose number of shares of deemed-owned shares in the S corporation, when aggregated with the deemed-owned shares of his or her family members, is at least 20% of the number of deemed-owned shares of stock in the S corporation. Any member of a disqualified person's family with deemed-owned shares will be treated as a disqualified person if not otherwise treated as a disqualified person under this subparagraph.

(c)
Deemed-Owned Shares. The term "deemed-owned shares" means, with respect to any person, (1) company stock of the S corporation which is allocated to such person under the Plan, and (2) the person's share of such company stock which is held by the Plan but is not allocated to participants. A person's share of unallocated S corporation company stock held by the Plan is the amount of such unallocated company stock which would be allocated to him or her if such unallocated company stock were allocated to all participants in the same proportion as the most recent company stock allocation under the Plan.

(d)
Member of the Family. The term "member of the family" means, with respect to any individual, (1) the spouse of the individual; (2) an ancestor or lineal descendant of the individual or the individual's spouse; (3) a brother or sister of the individual or his or her spouse and any lineal descendant of the brother or sister; and (4) the spouse of any individual described in clause (2) or (3). However, a spouse who is legally separated from such individual under a decree of divorce or separate maintenance will not be treated as such individual's spouse.

(e)
Treatment of Synthetic Equity. For purposes of subparagraphs (a) and (b), in the case of a person who owns synthetic equity in the S corporation, except to the extent provided in regulations, the shares of stock in the corporation on which the synthetic equity is based will be treated as outstanding stock in the corporation and deemed-owned shares of such person if the treatment of synthetic equity of one or more such persons results in (1) the treatment of any person as a disqualified person, or (2) the treatment of any year as a nonallocation year. For purposes hereof, synthetic equity is treated as owned by a person in the same manner as stock is treated as owned by a person under Code §318(a)(2) and (3). If, without regard to this subparagraph, a person is treated as a disqualified person or a year is treated as a nonallocation year, this subparagraph will not be construed to result in the person or year not being so treated.

(f)
Synthetic Equity. The term "synthetic equity" means any stock option, warrant, restricted stock, deferred issuance stock right, or similar interest or right that gives the holder the right to acquire or receive stock of the S corporation in the future. Except to the extent provided in Regulations, synthetic equity also includes a stock appreciation right, phantom stock unit, or similar right to a future cash payment based on the value of such stock or appreciation in such value.

Se    Section 8 .  Signature Provisions

8.1	Signature of the Authorized Representative of the Sponsoring Employer:

By    /s/ Cristin K. Reid                                                                                              Date:  January 1, 2008

Print Name:  Cristin K. Reid                                                                                        Title:  Corporate President